UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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DREAMWORKS ANIMATION SKG, INC.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 2, 2016

To the Stockholders:

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of DreamWorks Animation SKG, Inc., a Delaware corporation (“DreamWorks Animation” or the “Company”), will be held on Thursday, June 2, 2016 at 8:30 a.m., local time, at the Loew’s Hollywood Hotel, 1755 North Highland Avenue, Hollywood, California 90028 for the following purposes:

1.	To elect eight directors, all of such directors to serve for the ensuing year or until their successors are duly elected and qualified.

2.	To ratify the appointment of PricewaterhouseCoopers LLP as DreamWorks Animation’s independent registered public accounting firm for the year ending December 31, 2016.

3.	To approve the adoption of the Second Amended and Restated 2008 Omnibus Incentive Compensation Plan.

4.	To conduct an advisory vote to approve named executive officer compensation.

5.	To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only holders of record of DreamWorks Animation’s common stock at the close of business on April 8, 2016 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. For 10 days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available at the Corporate Secretary’s office, Campanile Building, 1000 Flower Street, Glendale, California 91201.

All stockholders are cordially invited to attend the Annual Meeting in person. An admission ticket as well as a form of personal identification are needed to enter the Annual Meeting. Stockholders whose shares are held in street name (the name of a bank, broker or other nominee) should bring with them a legal proxy or recent brokerage statement or letter from the street name holder confirming their beneficial ownership of shares. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy card.

DreamWorks Animation’s Proxy Statement is attached hereto. Financial and other information concerning DreamWorks Animation is contained in its Annual Report to Stockholders for the year ended December 31, 2015.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to authorize your proxy as soon as possible. You may vote by proxy or the Internet or by telephone or, if you received the proxy materials by mail, you may also vote by mail. Your vote will ensure your representation at the Annual Meeting regardless of whether you attend in person.

By Order of the Board of Directors,

Andrew Chang

General Counsel and Corporate Secretary

Glendale, California

April 22, 2016

DREAMWORKS ANIMATION SKG, INC.

PROXY STATEMENT

FOR

2016 ANNUAL MEETING OF STOCKHOLDERS

PROCEDURAL MATTERS

General

DreamWorks Animation SKG, Inc., a Delaware corporation (“DreamWorks Animation” or the “Company”), is providing these proxy materials in connection with the solicitation by its board of directors (the “Board of Directors” or the “Board”) of proxies to be voted at its Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, June 2, 2016 at 8:30 a.m., local time, and at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Loew’s Hollywood Hotel, 1755 North Highland Avenue, Hollywood, California 90028. DreamWorks Animation’s headquarters is located at 1000 Flower Street, Glendale, California 91201 and the telephone number at that location is (818) 695-5000.

This Proxy Statement and the enclosed proxy card, together with DreamWorks Animation’s Annual Report on Form 10-K for the year ended December 31, 2015, are being mailed to stockholders beginning on or about April 26, 2016. References in this Proxy Statement to the “Company,” “we,” “us” and “our” refer to DreamWorks Animation.

Stockholders are cordially invited to attend DreamWorks Animation’s Annual Meeting. An admission ticket as well as a form of personal identification are needed to enter the Annual Meeting. Stockholders whose shares are held in street name (the name of a bank, broker or other nominee) should bring with them a legal proxy or recent brokerage statement or letter from the street name holder confirming their beneficial ownership of shares.

DreamWorks Animation will offer a live audio webcast of the Annual Meeting. Stockholders choosing to listen to the audio webcast may do so by accessing the link on www.DreamWorksAnimation.com/webcast on the morning of the meeting and completing a short registration process. Stockholders listening to the audio webcast will not be able to submit questions or otherwise participate in the Annual Meeting. A webcast replay of the meeting will be available until July 31, 2016 (or such later date that the Company makes the replay available).

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on Thursday, June 2, 2016

This proxy statement and our 2015 Annual Report to Stockholders are available at www.envisionreports.com/dwa.

Record Date; Stockholders Entitled to Vote

Only holders of record of DreamWorks Animation’s Class A common stock, par value $0.01 per share (the “Class A Stock”), and Class B common stock, par value $0.01 per share (the “Class B Stock” and, together with the Class A Stock, the “Common Stock”), at the close of business on April 8, 2016 are entitled to notice of and to vote at the Annual Meeting. Each share of Class A Stock entitles the holder to one vote and each share of Class B Stock entitles the holder to 15 votes, in each case with respect to each matter presented to stockholders on which the holders of Common Stock are entitled to vote. The holders of Class A Stock and Class B Stock are not entitled to cumulate their votes in the election of directors. Except as otherwise provided in DreamWorks Animation’s restated certificate of incorporation or required by law, all matters to be voted on by DreamWorks Animation’s stockholders must be approved by a majority, or in the case of election of directors, by a plurality, of the votes entitled to be cast by all shares of Common Stock present in person or represented by proxy at the Annual Meeting, voting together as a single class.

As of April 8, 2016, there were approximately 78,698,244 shares (having a total of 78,698,244 votes) of Class A Stock and 7,838,731 shares (having a total of 117,580,965 votes), of Class B Stock outstanding. For information regarding security ownership by management and by the beneficial owners of more than 5% of DreamWorks Animation’s Common Stock, see “Security Ownership of Certain Beneficial Owners and Management.”

The Board’s Recommendations

If you authorize your proxy electronically or send a properly executed proxy without specific voting instructions, your shares represented by that proxy will be voted as unanimously recommended by the Board of Directors:

•	FOR the election of each of the director nominees;

•	FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016; and

•	FOR the approval of the adoption of the Second Amended and Restated 2008 Omnibus Incentive Compensation Plan; and

•	FOR the approval, on an advisory basis, of named executive officer compensation as disclosed in these proxy materials.

Proxies; Revocation of Proxies

All shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted as recommended by the Board of Directors. If any other matters are properly presented for consideration at the Annual Meeting, the persons named in the enclosed proxy and acting thereunder will vote on those matters in their discretion. DreamWorks Animation does not currently anticipate that any other matters will be raised at the Annual Meeting.

A stockholder may revoke any proxy given pursuant to this solicitation at any time before it is voted by delivering to DreamWorks Animation’s Corporate Secretary a written notice of revocation or a duly executed proxy bearing a date later than that of the previously submitted proxy, or by attending the Annual Meeting and voting in person.

Quorum; Abstentions; Broker Non-Votes

The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by all shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Such stockholders are counted as present at the meeting if they are present at the Annual Meeting or have properly submitted a proxy card.

With respect to Proposal Number 1 (the election of directors), stockholders may vote in favor of or withhold their votes for each nominee. While stockholders cannot choose to “abstain” when voting on this proposal, a withhold vote for a nominee is the equivalent of abstaining. The eight nominees receiving the greatest number of votes cast for the election of directors by shares of Class A and Class B Stock, voting together as a single class, entitled to vote and present in person or by proxy at the Annual Meeting will be elected directors. With respect to Proposal Numbers 2, 3 and 4, stockholders may vote in favor of or against the proposal, or abstain from voting. Abstentions will be treated as the equivalent of a vote against the proposal for the purpose of determining whether a proposal has been adopted or approved on an advisory basis, as applicable. The affirmative vote of the majority of votes cast by holders of Class A and Class B Stock, voting together as a single class, is required for the adoption of Proposal Numbers 2 and 3 and advisory approval of Proposal Number 4. Although our Board of Directors intends to carefully consider the stockholder votes on Proposal Number 4, those votes will not be binding on the Board of Directors and are advisory in nature.

If your shares are held in “street name” (the name of a bank, broker or other nominee), the nominee may require your instructions in order to vote your shares. If you give your nominee instructions, your shares will be voted as directed. If you do not give your nominee instructions and the proposal is considered “routine,” brokers are generally permitted to vote your shares in their discretion. Proposal Number 2 in this Proxy Statement (ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accountants) will be considered routine. For all other proposals, brokers are not permitted to vote your shares in their discretion. Proposal Numbers 1, 3 and 4 will not be considered routine and therefore brokers will not have discretionary authority to vote on them. A “broker non-vote” occurs when a broker holding shares for a beneficial owner has not received voting instructions from the beneficial owner and does not have discretionary authority to vote those shares. Shares that constitute broker non-votes will be counted as present at the Annual Meeting for the purpose of determining a quorum, but will not be considered entitled to vote on Proposal Numbers 1, 3 and 4 and will have the same effect as an abstention.

Solicitation of Proxies

The expense of preparing, printing and mailing the Proxy Statement and the proxies solicited hereby will be borne by DreamWorks Animation. DreamWorks Animation may reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of DreamWorks Animation’s directors, officers and regular employees, without additional compensation, personally or by telephone, letter or facsimile.

Proxies and ballots will be received and tabulated by Computershare, DreamWorks Animation’s inspector of elections for the Annual Meeting.

Deadline for Receipt of Stockholder Proposals

Proposals Pursuant to Rule 14a-8.    Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), stockholders may present proper proposals for inclusion in our Proxy Statement and for consideration at our next annual meeting of stockholders. To be eligible for inclusion in our 2017 Proxy Statement, your proposal must be received by us no later than December 23, 2016, and must otherwise comply with Rule 14a-8. While the Board of Directors will consider stockholder proposals, we reserve the right to omit from our Proxy Statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

Proposals and Nominations Pursuant to Our Bylaws.    Under our Bylaws, in order to nominate a director or bring any other business before the stockholders at the 2017 Annual Meeting of Stockholders, you must comply with the procedures described below. In addition, you must notify us in writing and such notice must be delivered to our Secretary no earlier than February 2, 2017, and no later than March 4, 2017. The Company’s management may exercise discretionary voting authority with respect to any stockholder proposal that is not submitted pursuant to Rule 14a-8 for inclusion in the Proxy Statement for the 2017 Annual Meeting of Stockholders if such proposal is not received by the Company within such time period.

Our Bylaws provide that a stockholder’s nomination must contain the following information about the nominee: (1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required pursuant to Regulation 14A under the Exchange Act; and (2) such person’s written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected. We may require any proposed nominee to furnish additional information as we may reasonably require in order to determine such person’s eligibility to serve as a director, including appropriate biographical information to permit the Board of Directors to determine whether such nominee meets the qualification and independence standards adopted by the Board of Directors. Any candidates recommended by stockholders for nomination by the Board of Directors will be evaluated in the same manner that nominees suggested by Board members, management or other parties are evaluated.

Our Bylaws provide that a stockholder’s notice of a proposed business item must include: (1) a brief description of the business desired to be brought before the meeting; (2) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend our Bylaws, the language of the proposed amendments); (3) the reasons for conducting such business at the meeting; and (4) any material interest of the stockholder making the proposal in such business.

In addition, our Bylaws provide that a stockholder giving notice of a nomination or a proposed business item must include the following information in the notice: (1) the name and address of the stockholder; (2) the class and number of shares of our capital stock which are owned beneficially and of record by the stockholder; (3) a representation that the stockholder is a holder of record of our stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination or business item; and (4) a representation whether the stockholder intends to solicit proxies from stockholders in support of such nomination or proposed business item.

You may write to our Secretary at our principal executive offices, 1000 Flower Street, Glendale, California 91201, to deliver the notices discussed above and for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates pursuant to the Bylaws.

Electronic Access

In addition to the website address listed in the section entitled “Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on Thursday, June 2, 2016,” this Proxy Statement and DreamWorks Animation’s 2015 Annual Report may be viewed online at www.DreamWorksAnimation.com. Stockholders of record may elect to receive future annual reports and Proxy Statements electronically by following the instructions provided in the enclosed proxy if such stockholder is voting by Internet. Such stockholders’ choice will remain in effect until they notify DreamWorks Animation by mail that they wish to resume mail delivery of these documents. Stockholders holding their Common Stock through a bank, broker or another holder of record should refer to the information provided by that entity for instructions on how to elect this option.

PROPOSAL NO. 1

ELECTION OF EIGHT DIRECTORS

Nominees

DreamWorks Animation’s restated certificate of incorporation currently authorizes a range of three to 15 directors, currently set at 12, to serve on the Board of Directors. At the Annual Meeting, eight persons will be elected as members of the Board of Directors, each to serve until the next Annual Meeting of Stockholders or until his or her successor is elected and qualified. The Nominating and Governance Committee has nominated, and the Board of Directors has designated, the eight persons listed below for election at the Annual Meeting. Although the maximum number of directors is currently set at 12, the Board of Directors believes that the current number of eight directors allows for easier coordination while still allowing the Company to benefit from the various directors’ different expertise and experience. Stockholders will not be able to vote for a greater number of nominees at the Annual Meeting than eight nominees.

In the event that any nominee of DreamWorks Animation is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

On October 22, 2015, Mary Agnes (“Maggie”) Wilderotter was elected to the Board by the Board of Directors. She was recommended as a nominee by the Company’s Chief Executive Officer and by the Nominating and Governance Committee.

The name and certain information regarding each nominee are set forth below. There are no family relationships among directors or executive officers of DreamWorks Animation. Ages are as of April 8, 2016.

Name	Age	Position
Jeffrey Katzenberg	65	Chief Executive Officer and Director
Mellody Hobson	47	Chairman of the Board of Directors
Harry “Skip” Brittenham	74	Director
Thomas E. Freston	70	Director
Michael Montgomery	61	Director
Lucian Grainge	56	Director
Jason Kilar	44	Director
Mary Agnes “Maggie” Wilderotter	61	Director

Jeffrey Katzenberg—Chief Executive Officer and Director.    Mr. Katzenberg has served as our Chief Executive Officer and member of our Board of Directors since October 2004. DreamWorks Animation is the largest animation studio in the world and has released a total of 32 animated feature films, which have enjoyed a number of critical and commercial theatrical successes. These include the franchise properties Shrek, Madagascar, Kung Fu Panda and How to Train Your Dragon. Mr. Katzenberg co-founded and was a principal member of DreamWorks LLC (“Old DreamWorks Studios”) from its founding in October 1994 until its sale to Paramount in January 2006. Prior to founding Old DreamWorks Studios, Mr. Katzenberg served as chairman of The Walt Disney Studios from 1984 to 1994. As chairman, he was responsible for the worldwide production, marketing and distribution of all Disney filmed entertainment, including motion pictures, television, cable, syndication, home entertainment and interactive entertainment. During his tenure, the studio produced a number of live-action and animated box office hits, including Who Framed Roger Rabbit, The Little Mermaid, Beauty and the Beast, Aladdin and The Lion King. Prior to joining Disney, Mr. Katzenberg was president of Paramount Studios. He also serves on the boards or as a trustee of the following organizations: AIDS Project Los Angeles, American Museum of the Moving Image, Cedars-Sinai Medical Center, California Institute of the Arts, Geffen Playhouse, Michael J. Fox Foundation for Parkinson’s Research, Motion Picture & Television Fund Foundation,

University of Southern California School of Cinematic Arts and The Simon Wiesenthal Center. He previously served as a director of Zynga Inc. from April 2011 until June 2014. With over 35 years of experience in the entertainment industry, Mr. Katzenberg brings an unparalleled level of expertise and knowledge of the Company’s core business to the Board. Among the many accomplishments of his lengthy career, he has been responsible for the production of many of the most successful animated films of all time.

Mellody Hobson—Chairman of the Board of Directors.    Ms. Hobson became Chairman of the Board in October 2012 and has served as a director since October 2004. Ms. Hobson has served as the president of Ariel Investments, LLC, a Chicago-based investment management firm, since 2004. She also has served as president and a director of its sole managing member, Ariel Capital Management Holdings, Inc. since 2000. She is also the president of Ariel Investment Trust, an open-end management investment company, and has served as a trustee since 1993 and as chairman of the board of trustees since 2006. She previously served as senior vice president and director of marketing at Ariel Capital Management, Inc. from 1994 to 2000, and as vice president of marketing at Ariel Capital Management, Inc. from 1991 to 1994. Ms. Hobson is a graduate of Princeton University where she received a Bachelor of Arts from the Woodrow Wilson School of International Relations and Public Policy. Ms. Hobson works with a variety of civic and professional institutions, including serving as Chairman of After School Matters and as a board member of The George Lucas Educational Foundation, the George Lucas Family Foundation, the Lucas Museum of Narrative Arts, the Chicago Public Education Fund, the Sundance Institute (as emeritus trustee) and is on the executive committee of the Investment Company Institute’s board of governors. She has also served as a director of Estee Lauder and Starbucks since 2004 and 2005, respectively, and previously served on the board of directors of Groupon from June 2011 to May 2014. Ms. Hobson possesses valuable knowledge of corporate governance and similar issues from her service on several public companies’ boards of directors. She also has significant operational and financial expertise as the president of a large investment company.

Harry “Skip” Brittenham—Director.    Mr. Brittenham has served as a member of the Board of Directors since May 2008. He is a senior partner with the entertainment law firm of Ziffren, Brittenham LLP, which was founded in 1978. Mr. Brittenham currently serves on the board of directors of Conservation International. Mr. Brittenham received a B.S. from the United States Air Force Academy and a J.D. from the University of California, Los Angeles. Mr. Brittenham possesses unique insight and expertise regarding the entertainment industry gained from his over 35 years of experience representing many of the entertainment industry’s leading talent.

Thomas E. Freston—Director.    Mr. Freston has served as a member of the Board of Directors since September 2007. Since December 2006, Mr. Freston has been a principal with firefly3, a consulting and investment company. Mr. Freston served as the President and Chief Executive Officer of Viacom Inc. from January 1, 2006 until his resignation in September 2006. At Viacom, he oversaw Viacom’s cable network properties (which include MTV, Nickelodeon, BET, Comedy Central and many other networks), Paramount Pictures and Famous Music (publishing). He also served on the Board of Viacom from September 2005 until September 2006. Previously, he was Co-President and Co-Chief Operating Officer of Viacom’s predecessor entity since June 2004. Prior to that, Mr. Freston served as Chairman and Chief Executive Officer of MTV Networks since 1987. Mr. Freston joined MTV Networks in 1980 and was one of the founding members of the team that launched MTV: Music Television. Among other things, he created MTV’s classic “I want my MTV” ad campaign. Mr. Freston is an honorary trustee of the American Museum of Natural History. Mr. Freston possesses significant knowledge regarding the entertainment industry as a result of more than 30 years of experience with several media and entertainment companies. His experience includes broad operational responsibilities as the president of a large, diversified media and entertainment business.

Michael J. Montgomery—Director.    Mr. Montgomery has served as a director since July 2006. Mr. Montgomery is the founder and Chief Executive Officer of Montgomery Advisory LLC, which invests in and advises early stage companies, primarily in digital media. He also is a lecturer at the UCLA Anderson School of Business. Through June 2013, he served as president of Montgomery & Co., a media and entertainment investment banking firm, and was head of the firm’s investment banking practice. Prior to joining the predecessor company to Montgomery & Co. in 1999, Mr. Montgomery was the chief executive officer at Sega GameWorks, a joint venture between Sega, Universal Studios and DreamWorks Studios. Before that, Mr. Montgomery was a senior executive at DreamWorks Studios from 1995 until 1999. Before joining DreamWorks Studios, Mr. Montgomery spent approximately eight years with The Walt Disney Company and its affiliates, where he held a number of senior positions including managing director and chief financial officer of EuroDisney and treasurer of Walt Disney Company. Mr. Montgomery is currently a director of Synacor, Inc. and serves as the chairman of its audit committee. Mr. Montgomery received his M.B.A. from the Amos Tuck School at Dartmouth College, where he also received a B.A. degree as Rufus Choate Scholar with magna cum laude honors. In his position overseeing Montgomery & Co., among other things, Mr. Montgomery has also gained unique experience and valuable insight regarding the Internet and other emerging media businesses. Mr. Montgomery also has prior operational experience with a large media and entertainment business.

Lucian Grainge—Director.    Mr. Grainge has served as a member of the Board of Directors since May 2013. Mr. Grainge is currently the Chairman and Chief Executive Officer of Universal Music Group, a music company that is comprised of recorded music and music publishing businesses, positions he has held since March 2011 and January 2011, respectively. Prior to that, Mr. Grainge held positions of increasing responsibility within the Universal Music Group organization, including serving as the Chairman and Chief Executive Officer of Universal Music UK from 2001 until 2005 and as the Chairman and Chief Executive Officer of Universal Music Group International from 2005 until February 2010. Mr. Grainge previously served as a member of the Board of Directors of Activision Blizzard, Inc. (until October 2013). In 2012, Mr. Grainge was appointed a UK Business Ambassador with a special remit from British Prime Minister David Cameron on global media and entertainment. In 2011, Mr. Grainge was named a Trustee of the American Friends of the Royal Foundation of the Duke and Duchess of Cambridge and Prince Harry. Mr. Grainge serves on the Board of Trustees of Northeastern University. As a result of more than 25 years of experience in the music and entertainment businesses, Mr. Grainge brings extensive knowledge of the entertainment industry to the Board. Mr. Grainge is also able to provide the perspective of an active chief executive officer of a large entertainment company with worldwide operations.

Jason Kilar—Director.    Mr. Kilar has served as a member of the Board of Directors since May 2013. Mr. Kilar is the Chief Executive Officer and founder of Vessel, a next-generation online video service. Prior to creating and developing Vessel, Mr. Kilar served as the founding Chief Executive Officer of Hulu, an online television service from 2007 until April 2013. From 1997 until 2006, Mr. Kilar served in a variety of key leadership positions with Amazon.com, including as Senior Vice President of Worldwide Application Software and, prior to that, Vice President and General Manager of Amazon.com’s domestic books, music and video businesses. Mr. Kilar serves as a member of the Board of Directors of Brighter.com. Mr. Kilar graduated from Harvard Business School and The University of North Carolina at Chapel Hill. Mr. Kilar has extensive experience in building and operating online television and video services. As a result, he provides valuable insight and counsel for the Company’s efforts to exploit its content in new media forms. He also possesses practical operational experience as a result of his positions at Vessel, Hulu and Amazon.com.

Mary Agnes “Maggie” Wilderotter—Director.    Mrs. Wilderotter has served as a member of the Board of Directors since October 2015. Mrs. Wilderotter was the Executive Chairman of Frontier Communications until April 2016, a post she had held since April 2015, having previously served as its Chairman and Chief Executive Officer from 2006 until 2015. Previously, Mrs. Wilderotter was Senior Vice President of Global Business Strategy and ran the Worldwide Public Sector at Microsoft. Before this, she was President and CEO of Wink Communications Inc., Executive Vice President of National Operations for AT&T Wireless Services Inc., Chief Executive Officer of AT&T’s Aviation Communications Division and a Senior Vice President of McCaw Cellular Communications Inc. Mrs. Wilderotter currently serves as a director of Costco Wholesale Corporation, Hewlett Packard Enterprise Company and Juno Therapeutics, Inc. Mrs. Wilderotter also served as a director of The Procter and Gamble Company from 2009 through 2015 and as a director of the Xerox Corporation from 2006 through 2015. Additionally, from October 2012 to November 2014 Mrs. Wilderotter served as Chairman of the National Security Telecommunications Advisory Committee, and from October 2010 to October 2012 she was its Vice Chairman. Mrs. Wilderotter currently serves on the President’s Commission on Enhancing National Cybersecurity. Mrs. Wilderotter also serves on the boards, committees or is a member of the following organizations: the Conference Board, Catalyst, Women in America, the WomenCorporateDirectors Foundation, the Business Council and the Committee of 200. In 2014, she chaired the Blue Ribbon Committee on Board Strategy for the National Associate of Corporate Directors. Mrs. Wilderotter holds a bachelor’s degree in economics from the College of the Holy Cross. In 2014, she was awarded an Honorary Doctor of Engineering degree, honoris causa, from the Stevens Institute of Technology. Mrs. Wilderotter has extensive knowledge and broad experience as both an executive officer and a board member at a number of diverse companies in media, entertainment, internet access and technology.

Required Vote

The eight nominees receiving the highest number of affirmative votes cast at the Annual Meeting by holders of Class A and Class B Stock entitled to vote on the election of directors, voting together as a single class, shall be elected as directors.

Recommendation

The Board of Directors unanimously recommends that stockholders vote “FOR” the election of the nominees listed above.

Director Independence

The Board of Directors has adopted Director Independence Standards to assist in its determination of director independence. To be considered “independent” for purposes of these standards, the Board of Directors must determine that the director has no material relationship with DreamWorks Animation other than as a director. In each case, the Board of Directors broadly considers all relevant facts and circumstances and applies the following standards. In addition, the Board of Directors applies the independence standards set by the NASDAQ, which are included in the standards set forth below.

A director will not be considered “independent” if, within the preceding three years:

•	The director was or is an employee, or an immediate family member of the director was or is an executive officer, of DreamWorks Animation; or

•

The director, or an immediate family member of the director, received more than $120,000 per year in direct compensation from DreamWorks Animation, other than director fees and committee fees and pension or other forms of deferred compensation for prior service (provided that such compensation is not contingent in any way on continued service with DreamWorks Animation); except that compensation received by an immediate family member of the director for services as a non-executive employee of DreamWorks Animation need not be considered in determining independence under this test; or

•

The director was affiliated with or employed by, or an immediate family member of the director was affiliated with or employed in a professional capacity by, a present or former internal or external auditor of DreamWorks Animation; or

•

The director, or an immediate family member of the director, was or is employed as an executive officer of another company where any of DreamWorks Animation’s present executives at the same time serves or served on that company’s compensation committee; or

•

The director is employed by another company, or an immediate family member of the director is a current executive officer of any such company, that makes payments to, or receives payments from, DreamWorks Animation for property or services in an amount which, in any single fiscal year, exceeds the greater of $200,000 or 5% of such other company’s consolidated gross revenues. In applying this test, both the payments and the consolidated gross revenues to be measured will be those reported in the last completed fiscal year. This test applies solely to the financial relationship between DreamWorks Animation and the director’s (or immediate family member’s) current employer; the former employment of the director or immediate family member need not be considered.

The following relationships will not, by themselves, be considered to be material relationships that would impair a director’s independence:

•

Commercial Relationship: If a director of DreamWorks Animation is an executive officer or an employee, or an immediate family member of the director is an executive officer, of another company that makes payments to, or receives payments from, DreamWorks Animation for property or services in an amount which, in any single fiscal year, does not exceed the greater of $200,000 or 5% of such other company’s consolidated gross revenues; or

•

Indebtedness Relationship: If a director of DreamWorks Animation is an executive officer of another company that is indebted to DreamWorks Animation, or to which DreamWorks Animation is indebted, and the total amount of either company’s indebtedness to the other is less than 2% of the consolidated assets of the company where the director serves as an executive officer; or

•

Equity Relationship: If a director is an executive officer of another company in which DreamWorks Animation owns a common stock interest and the amount of the common stock interest is less than 5% of the total shareholders’ equity of the company where the director serves as an executive officer; or

•

Charitable Relationship: If a director, or an immediate family member of the director, serves as a director, officer or trustee of a charitable organization and DreamWorks Animation’s contributions to the organization in any single fiscal year are less than the greater of $200,000 or 5% of that organization’s gross revenues.

For relationships not covered above as to which the Board of Directors believes a director may nevertheless be independent, the determination of whether the relationship is material or not, and therefore whether the director would be independent, is made by the directors who satisfy the independence tests set forth above.

For the purposes of these standards, an “immediate family member” includes a person’s spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law and anyone (other than domestic employees) who shares such person’s home. However, when applying the independence tests described above, the Board of Directors need not consider individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or have become incapacitated.

The Board of Directors has determined that each of Harry Brittenham, Thomas Freston, Lucian Grainge, Mellody Hobson, Jason Kilar, Michael Montgomery and Maggie Wilderotter is an independent director. Each of these directors meets the independence requirements adopted by the Board of Directors as set forth above and has no other material relationships with DreamWorks Animation that the Board of Directors, after considering all relevant facts and circumstances, believes would interfere with the exercise of independent judgment in carrying out such director’s responsibilities.

In making its determination that Mr. Grainge qualifies as an independent director, the Board of Directors noted that the Company and Universal Music Group (“UMG”), of which Mr. Grainge is the chief executive officer, from time to time make payments to each other in connection with the licensing of music that is owned by the other company (or for which the other company serves as the music publisher). In addition, the Board of Directors noted that UMG has served as the music publisher for the Company’s Classic Media business (which the Company acquired in August 2012) and began serving as the music publisher for all of the Company’s business in 2014. Finally, UMG and one of the Company’s subsidiaries, AwesomenessTV, have formed two music-related joint ventures. However, given that the payments that each company made to the other company represented a small amount of the receiving company’s revenues in 2015, the Board of Directors concluded that these relationships did not affect Mr. Grainge’s status as an independent director.

In making its determination that Mr. Brittenham qualifies as an independent director, the Board of Directors noted that Ziffren Brittenham, a law firm of which Mr. Brittenham is a senior partner, previously owned less than 5% of the equity of ATV prior to its acquisition by the Company and, pursuant to the terms of the acquisition agreement for ATV (as amended from time to time, the “ATV Agreement”), received its pro rata share of contingent consideration paid under the terms of the ATV Agreement in 2014. However, given the small ownership stake of Mr. Brittenham’s law firm in ATV prior to the acquisition and the fact that his law firm received acquisition proceeds solely on a pro rata basis in respect of its prior ownership of ATV equity and not tied in any way to Mr. Brittenham’s continued service to the Company or actions he might take as a director of the Company, the Board of Directors concluded that this relationship does not affect Mr. Brittenham’s status as an independent director. The Board of Directors also noted Mr. Brittenham’s law firm often represents entertainment industry clients who appear in the Company’s films and other properties. However, given that the amounts received by Mr. Brittenham’s firm for representing such clients represented a small amount of his firm’s revenues, the Board of Directors concluded that this relationship does not affect his status as an independent director.

In making its determination that Mrs. Wilderotter qualifies as an independent director, the Board of Directors noted that Frontier Communications (“Frontier”), for which Mrs. Wilderotter served as the Executive Chairman until April 2016, from time to time makes payments to the Company indirectly through the Company’s relationships with its distributors Fox and Paramount with respect to video-on-demand screenings of the Company’s feature films. However, given that the relationship is indirect and passive, and the amount of revenues received from Frontier by Fox and Paramount in 2015 were immaterial, the Board of Directors concluded that these relationships did not affect Mrs. Wilderotter’s status as an independent director.

Meetings and Committees

During 2015, the Board of Directors held a total of six meetings (including regularly scheduled and special meetings). DreamWorks Animation’s Bylaws provide that, unless otherwise determined by the Board of Directors, no director is eligible for re-election unless he or she has attended at least 75% of the total number of meetings of the Board of Directors and any committees of which he or she is a member that are held during such director’s then-current term. Based upon attendance as of the date of this Proxy Statement, the Company currently expects that every incumbent director will have attended at least 75% of the total number of meetings of the Board of Directors and any committees of which he or she is a member during the term that began on May 26, 2015, except for Mr. Grainge, who will have attended approximately 59% of such meetings. During the calendar year 2015, no incumbent director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees on which he or she served, other than Mr. Freston and Mr. Grainge, who attended approximately 73% and 64%, respectively, of such meetings.

The Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. The Board of Directors has approved a charter for each of these committees. Copies of the charters for each committee and DreamWorks Animation’s Corporate Governance Guidelines and Director Independence Standards can be found on DreamWorks Animation’s website at http://www.DreamWorksAnimation.com. These materials are also available in print to any stockholder upon request made in writing to DreamWorks Animation, 1000 Flower Street, Glendale, CA 91201, Attention: Corporate Secretary.

DreamWorks Animation’s Corporate Governance Guidelines provide that independent directors will regularly meet without the Chief Executive Officer. The Company’s independent directors meet regularly in executive sessions without Mr. Katzenberg. These meetings are usually led by the Chairman of the Board. The chairs of the Audit and Compensation Committees may chair executive sessions of the independent directors at which the principal items to be considered are within the scope of the committee chair’s authority.

DreamWorks Animation invites, but does not require, its directors to attend the Annual Meeting of Stockholders. In 2015, two directors attended the Annual Meeting.

Audit Committee

Number of Members:	3

Members:	Michael Montgomery, Chairman Harry “Skip” Brittenham Jason Kilar

Number of Meetings in 2015:	4

Functions:	The Audit Committee is responsible for, among other things:

•	overseeing management’s maintenance of the reliability and integrity of DreamWorks Animation’s accounting policies and financial reporting and disclosure practices;

•	overseeing management’s establishment and maintenance of processes to assure that an adequate system of internal control is functioning;

•	overseeing management’s establishment and maintenance of processes to assure DreamWorks Animation’s compliance with all applicable laws, regulations and corporate policy;

•	reviewing DreamWorks Animation’s annual and quarterly financial statements prior to their filing and prior to the release of earnings; and

•

reviewing the performance and qualifications of DreamWorks Animation’s independent accountants and making determinations regarding the appointment or termination of its independent accountants and considering and approving any non-audit services proposed to be performed by the independent accountants.

The Board of Directors has determined that each of Mr. Montgomery, Mr. Brittenham and Mr. Kilar qualifies as an audit committee financial expert, as such term is defined by the Securities and Exchange Commission (“SEC”) in Item 407 of Regulation S-K. Each of these directors has extensive financial and accounting expertise. Mr. Montgomery currently serves on the audit committee of one other public company. The Board of Directors has determined that such simultaneous service would not impair Mr. Montgomery’s ability to effectively serve on DreamWorks Animation’s Audit Committee. As mentioned above, the Board of Directors has also determined that each of the Audit Committee members is independent under the Company’s Director Independence Standards, under the independence standards set by the NASDAQ and under the independence standards set for audit committee members pursuant to Rule 10A-3 under the Securities Exchange Act of 1934. For a further description of the experience and qualifications of our Audit Committee members, see “—Nominees.”

Compensation Committee

Number of Members:	3

Members:	Mellody Hobson, Chair Mary Agnes “Maggie” Wilderotter Lucian Grainge

Number of Meetings in 2015:	5

Functions:	The Compensation Committee is responsible for, among other things:

•	reviewing and approving the compensation of our executive officers;

•	reviewing key employee compensation policies, plans and programs;

•	monitoring performance and compensation of DreamWorks Animation’s employee-directors, officers and other key employees;

•	preparing recommendations and periodic reports to the Board of Directors concerning these matters; and

•	functioning as a committee of the Board of Directors that administers DreamWorks Animation’s incentive compensation programs.

In the section entitled “Compensation Discussion and Analysis,” we provide an additional discussion of the Compensation Committee’s role and responsibilities.

Nominating and Governance Committee

Number of Members:	3

Members:	Jeffrey Katzenberg, Chairman Mellody Hobson

Number of Meetings in 2015:	1

Functions:	The Nominating and Governance Committee is responsible for, among other things:

•	recommending persons to be selected by the Board of Directors as nominees for election as directors and Chief Executive Officer;

•	assessing the performance of the Board of Directors and the performance of the members of the Board of Directors;

•	recommending director compensation and benefits policies; and

•	considering and recommending to the Board of Directors other actions relating to corporate governance.

DreamWorks Animation’s amended and restated certificate of incorporation provides that until the earlier of the date that, in the opinion of its counsel, it is required by law or the applicable rules of a securities exchange to have a nominating and corporate governance committee comprised solely of “independent directors” and the date that no shares of Class B Stock remain outstanding, the Nominating and Governance Committee will be composed solely of Jeffrey Katzenberg (or, if he is not DreamWorks Animation’s chief executive officer, then his designee) and a director duly appointed by the Board of Directors. Currently, the Nominating and Governance Committee is composed of Mr. Katzenberg and one Board appointee, Ms. Hobson.

Because Jeffrey Katzenberg currently controls approximately 60% of the total voting power of DreamWorks Animation’s Common Stock, DreamWorks Animation relies on the “controlled company” exemption to the NASDAQ rule requiring that director nominees be selected, or recommended for the Board of Directors’ selection, by the independent directors.

Executive Committee

The Board of Directors of DreamWorks Animation does not currently have an executive committee. In the event DreamWorks Animation forms an executive committee, Jeffrey Katzenberg (or, if he is not DreamWorks Animation’s chief executive officer, his designee) will be included on the executive committee for so long as the committee exists and such person is entitled to remain on the Board of Directors in accordance with the Vulcan Stockholder Agreement described in “Certain Relationships and Related Party Transactions—Vulcan Stockholder Agreement.”

Board Leadership Structure

Our Corporate Governance Guidelines provide that the Board has the authority to decide whether the offices of the Chairman of the Board (“Chairman”) and Chief Executive Officer (“CEO”) shall be held by the same or different persons. The Board currently believes that separate individuals should hold the positions of Chairman and CEO, which has been the case since our initial public offering (“IPO”) in October 2004.

We believe the current structure described above provides strong leadership for our Board (especially given Ms. Hobson’s extensive corporate board experience), while also positioning our CEO as the leader of the Company for our employees, business partners and investors and the media. We believe that our current structure, which includes a non-executive Chairman, helps ensure independent oversight over the Company. Our current structure further allows the CEO to focus his energies on management of the Company.

Our Board currently has seven independent members. A number of our independent Board members are currently serving or have served as directors or as members of senior management of other companies. Our Audit and Compensation Committees are comprised solely of independent directors, each with a different independent director serving as chairperson of the committee. We believe that the number of independent experienced directors that make up our Board, along with the independent oversight of the Board by the non-executive Chairman, benefit our Company and our stockholders.

Pursuant to our bylaws and our Corporate Governance Guidelines, our Board determines the best leadership structure for the Company. As part of our annual self-evaluation process, the Board evaluates issues such as independence of the Board, communication between directors and management and other matters that may be relevant to our leadership structure.

Board of Directors’ Oversight of Risk

Our management bears responsibility for the management and assessment of risk at the Company on a daily basis. Management is also responsible for communicating the most material risks to the Board and its committees, who provide oversight over the risk management practices implemented by management. Our full Board provides oversight for risk management, except for the oversight of risks that have been specifically delegated to a committee. Even when the oversight of a specific area of risk has been delegated to a committee, the full Board may maintain oversight over such risks through the receipt of reports from the committee to the full Board. In addition, if a particular risk is material or where otherwise appropriate, the full Board may assume oversight over a particular risk, even if the risk was initially overseen by a committee. The Board and committee reviews occur principally through the receipt of regular reports from Company management on these areas of risk and discussions with management regarding risk assessment and risk management. Our Board believes that the leadership structure described above under “—Board Leadership Structure” facilitates the Board’s oversight of risk management because it allows the Board, working through its committees, to appropriately participate in the oversight of management’s actions.

Full Board. At its regularly scheduled meetings, the Board generally receives a number of reports which include information relating to specific risks faced by the Company. As appropriate, the Company’s Chief Executive Officer or other members of senior management provide operational reports, which include risks relating to the Company’s core theatrical film and home entertainment business as well as the Company’s other business ventures. The Company’s Chief Financial Officer provides regular reports on the Company’s various investments, including its liquid assets, and an analysis of prospective capital sources and uses. The Company’s Head of Human Resources also provides periodic reports regarding, and leads the full Board in a discussion of, succession-planning issues. At its regularly scheduled Board meetings, the full Board also receives reports from individual committee chairpersons, which may include a discussion of risks initially overseen by the committees for discussion and input from the full Board. As noted above, in addition to these regular reports, the Board receives reports on specific areas of risk from time to time, such as cyclical or other risks that are not covered in the regular reports given to the Board.

Committees. The Audit Committee maintains initial oversight over risks related to the integrity of the Company’s financial statements, internal controls over financial reporting and disclosure controls and procedures (including the performance of the Company’s internal audit function), the performance of the Company’s independent registered public accounting firm and the operation of the Company’s ethics program. The Company’s General Counsel provides privileged reports to the Audit Committee on a periodic basis, which reports include information regarding the status of the Company’s litigation and related matters. Under the direction of the Company’s Head of Internal Audit, the Company conducts periodic assessments regarding the primary risks facing the Company and the Company’s associated risk-mitigation measures. Following completion of this assessment, the Head of Internal Audit presents a report to the Audit Committee. The Company’s Compensation Committee maintains initial oversight of risks related to the Company’s compensation practices, including practices related to equity programs, other executive or companywide incentive programs and hiring and retention. The Compensation Committee also reviews the Company’s compensation programs periodically for consistency and overall alignment with corporate goals and strategies.

Director Nominations

The Board of Directors nominates directors for election at each annual meeting of stockholders and elects new directors to fill vacancies when they arise. The Nominating and Governance Committee has the responsibility to identify, evaluate, recruit and recommend qualified candidates to the Board of Directors for nomination or election. The Nominating and Governance Committee will consider director candidates recommended by stockholders.

The Nominating and Governance Committee has a policy regarding consideration of director candidates, including director candidates recommended by stockholders. The Nominating and Governance Committee’s assessment of potential candidates for election to the Board of Directors includes, but is not limited to, consideration of (i) roles and contributions valuable to the business community; (ii) personal qualities of leadership, character, judgment and whether the candidate possesses and maintains throughout service on the Board of Directors a reputation in the community at large of integrity, trust, respect, competence and adherence to the highest ethical standards; (iii) relevant knowledge and diversity of background and experience in such things as business, technology, Internet and new media, finance and accounting, marketing, international business, government and the like; and (iv) whether the candidate is free of conflicts and has the time required for preparation, participation and attendance at all meetings.

The Nominating and Governance Committee assesses the Board of Directors’ current and anticipated strengths and needs based upon the Board of Directors’ then-current profile and DreamWorks Animation’s current and future needs and screens the slate of candidates to identify the individuals who best fit the criteria listed above and the Board of Directors’ needs. Although the Company does not maintain a separate policy regarding the diversity of the Board, during the director selection process the Nominating and Governance Committee seeks inclusion and diversity within the Board of Directors. Consistent with these principles, both the

Nominating and Governance Committee and the full Board look for director nominees with diverse and distinct professional backgrounds, experience and perspectives so that the Board as a whole has the range of skills and viewpoints necessary to fulfill its responsibilities.

Stockholder nominations of candidates for election to the Board of Directors must be made in accordance with the procedures outlined in, and include the information required by, DreamWorks Animation’s Bylaws and must be addressed to: Corporate Secretary, DreamWorks Animation SKG, Inc., Campanile Building, 1000 Flower Street, Glendale, California 91201. Stockholders can obtain a copy of DreamWorks Animation’s Bylaws by writing to the Corporate Secretary at this address. See “Procedural Matters—Deadline for Receipt of Stockholder Proposals—Proposals and Nominations Pursuant to Our Bylaws.”

Communications with the Board of Directors

Any stockholders or any other interested parties may submit communications intended for the Board of Directors, any committees of the Board of Directors, the non-employee directors as a group or any individual member or members of the Board of Directors by directing them to DreamWorks Animation’s Corporate Secretary, 1000 Flower Street, Glendale, California 91201, with a request to forward the same to the intended recipient. In general, all communications delivered to the Corporate Secretary for forwarding to the Board of Directors or specified directors will be forwarded in accordance with the sender’s instructions. However, the Corporate Secretary reserves the right not to forward to directors regular business solicitations and any abusive, threatening or otherwise inappropriate materials.

Code of Business Conduct and Ethics

DreamWorks Animation has adopted a Code of Business Conduct and Ethics applicable to its Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer, as well as persons performing similar functions. A copy of the Code of Business Conduct and Ethics has been filed as an exhibit to our Annual Report on Form 10-K and is also available at http://www.DreamWorksAnimation.com. A copy of the Code of Business Conduct and Ethics is also available in print to any stockholder upon request. Any amendments to and waivers from any provision of the Company’s Code of Business Conduct and Ethics applicable to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions and relating to any element of the code of ethics definition enumerated in Item 406(b) of Regulation S-K will be posted on the Company’s website.

Director Compensation

The compensation of the Board of Directors is subject to the approval of the Compensation Committee. Directors who are employees of DreamWorks Animation receive no compensation for service as members of either the Board of Directors or board committees. For 2015, other than Mellody Hobson, who serves as Chairman of the Board, directors who are not employees of DreamWorks Animation received approximately $200,000 ($225,000 in the case of the chairperson of the Audit Committee) worth of equity awards annually. In recognition of her greater duties as Chairman of the Board, Ms. Hobson received an annual equity grant having a grant-date fair value of approximately $400,000 for 2015. All annual equity awards are paid 100% in the form of restricted stock units (or “RSUs”). The restricted stock units are fully vested at the time of grant and will be settled by the delivery of shares of Class A Stock only at the time the director leaves the Board of Directors. Directors do not receive annual cash retainers or meeting fees.

In accordance with the Company’s outside director compensation policy, the Company currently anticipates that all of its outside directors will receive annual equity grants on the date of the Annual Meeting. We currently expect that any future directors elected other than at an Annual Meeting of Stockholders will receive a pro-rated grant upon joining the Board and will thereafter receive annual grants on the same schedule as other directors.

The table below details the compensation of our directors during 2015:

2015 Director Compensation(1)

Name	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
Mellody Hobson(3)	$399,993	$—	$399,993
Michael Montgomery(4)	$224,988	$—	$224,988
Thomas Freston(5)	$199,983	$—	$199,983
Harry M. (“Skip”) Brittenham(6)	$199,983	$—	$199,983
Lucian Grainge(7)	$199,983	$—	$199,983
Jason Kilar(8)	$199,983	$—	$199,983
Mary Agnes (“Maggie”) Wilderotter(9)	$116,646	$—	$116,646

(1)

Compensation information for those members of the Company’s Board of Directors who are also considered named executive officers is disclosed in the section “Executive Compensation Information—Summary Compensation Table.”

(2)

The amounts reflected in this column represent the aggregate grant date fair value of the awards of restricted stock units made during the year ended December 31, 2015 as computed in accordance with Accounting Standards Codification 718 “Compensation-Stock Compensation” (“ASC 718”). For a further discussion of the assumptions used in the calculation of the 2015 grant date fair value (for all applicable grants of equity awards) pursuant to ASC 718, please see “Financial Statements and Supplemental Data—Notes to Consolidated Financial Statements—Note 18 Stock-Based Compensation” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015. The restricted stock units are fully vested at the time of grant and will be settled by the delivery of shares of Class A Stock only at the time the director leaves the Board of Directors.

(3)

Represents the grant date fair value of the award made to Ms. Hobson on May 26, 2015. As of December 31, 2015, Ms. Hobson held 91,798 vested restricted stock units that will be settled only upon her departure from the Board of Directors. As of December 31, 2015, Ms. Hobson held 4,075 vested stock appreciation rights that will be settled by the delivery of shares of Class A Stock when exercised.

(4)

Represents the grant date fair value of the award made to Mr. Montgomery on May 26, 2015. As of December 31, 2015, Mr. Montgomery held 75,290 vested restricted stock units that will be settled only upon his departure from the Board of Directors. As of December 31, 2015, Mr. Montgomery held 7,415 vested stock appreciation rights that will be settled by the delivery of shares of Class A Stock when exercised.

(5)

Represents the grant date fair value of the award made to Mr. Freston on May 26, 2015. As of December 31, 2015, Mr. Freston held 63,088 vested restricted stock units that will be settled only upon his departure from the Board of Directors. As of December 31, 2015, Mr. Freston held 3,622 vested stock appreciation rights that will be settled by the delivery of shares of Class A Stock when exercised.

(6)

Represents the grant date fair value of the award made to Mr. Brittenham on May 26, 2015. As of December 31, 2015, Mr. Brittenham held 61,478 vested restricted stock units that will be settled only upon his departure from the Board of Directors.

(7)

Represents the grant date fair value of the award made to Mr. Grainge on May 26, 2015. As of December 31, 2015, Mr. Grainge held 23,795 vested restricted stock units that will be settled only upon his departure from the Board of Directors.

(8)

Represents the grant date fair value of the award made to Mr. Kilar on May 26, 2015. As of December 31, 2015, Mr. Kilar held 23,795 vested restricted stock units that will be settled only upon his departure from the Board of Directors.

(9)

Represents the grant date fair value of the award made to Ms. Wilderotter on November 10, 2015. As of December 31, 2015, Ms. Wilderottter held 4,928 vested restricted stock units that will be settled only upon her departure from the Board of Directors.

Pursuant to its policies, the Company reimburses its directors for expenses incurred in the performance of their duties, including reimbursement for air travel and hotel expenses.

Compensation Committee Interlocks and Insider Participation

During the year ended December 31, 2015, the Compensation Committee was initially composed of Ms. Hobson, Mr. Freston and Mr. Grainge, and as of October 2015 Mrs. Wilderotter replaced Mr. Freston. None of these persons has at any time been an officer or employee of the Company or any of our subsidiaries. In addition, no member of the Compensation Committee had any relationship with us requiring disclosure under Item 404 of Regulation S-K adopted by the SEC. During the year ended December 31, 2015, none of the executive officers of the Company served on the board of directors or on the compensation committee of any other entity that has or had executive officers serving as a member of the Board of Directors or Compensation Committee of the Company.

PROPOSAL NO. 2

RATIFICATION AND APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP (“PwC”), independent registered public accounting firm, to audit the financial statements of DreamWorks Animation for the year ending December 31, 2016. A representative of PwC is expected to be present at the Annual Meeting, will have the opportunity to make a statement and is expected to be available to respond to appropriate questions. PwC has served as our independent registered public accounting firm since February 24, 2011.

Required Vote

The Audit Committee has conditioned its appointment of DreamWorks Animation’s independent registered public accounting firm upon the receipt of a majority of the votes entitled to be cast by all shares of Common Stock present in person or represented by proxy at the Annual Meeting, voting together as a single class. In the event that the stockholders do not approve the selection of PwC, the appointment of the independent registered public accounting firm will be reconsidered by the Audit Committee.

Recommendation

The Board of Directors unanimously recommends that stockholders vote “FOR” the ratification of the appointment of PwC as DreamWorks Animation’s independent registered public accounting firm for the year ending December 31, 2016.

Independent Registered Public Accounting Firm Fees

The Company has entered into an engagement agreement with PwC which sets forth the terms by which PwC will perform audit services for the Company.

The following table is a summary of the aggregate fees billed for the indicated services performed by PwC during 2014 and 2015 in their capacity as our independent registered public accounting firm during such years.

	2014	2015
Audit Fees	$2,864,000	$3,210,000
Audit-Related Fees	—	47,500
Tax Fees	53,969	—
All Other Fees	10,500	10,500

Total	$2,928,469	$3,268,000

Audit Fees

Audit fees in 2014 and 2015, provided in the table above under “—Independent Registered Public Accounting Firm Fees,” consisted of fees and expenses billed for professional services rendered for the audit of DreamWorks Animation’s annual consolidated financial statements for the years ended December 31, 2014 and 2015 and the effectiveness of its internal control over financial reporting as required under Section 404 of the Sarbanes-Oxley Act of 2002 and review of the interim consolidated financial statements included in quarterly reports.

Audit fees in 2014 and 2015 also consisted of fees billed for services normally provided in connection with statutory and regulatory filings or engagements (including audits of the Company’s foreign subsidiaries).

Audit-Related Fees

Audit-related fees, provided in the table above under “—Independent Registered Public Accounting Firm Fees,” consist of fees and expenses billed for assurance and related services that are reasonably related to the performance of the audit or review of DreamWorks Animation’s consolidated financial statements and are not reported under “—Audit Fees.” These services include attest services that are not required by statute or regulation.

Tax Fees

Tax fees in 2014, provided in the table above under “—Independent Registered Public Accounting Firm Fees,” included fees paid for assistance with a state income tax audit.

All Other Fees

In 2014 and 2015, all other fees, provided in the table above under “—Independent Registered Public Accounting Firm Fees,” represent fees paid for the use of an online accounting research tool and fees for accounting and tax publications.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm, including fees. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Since the IPO in October 2004, each new engagement of our independent registered public accounting firm was approved in advance by the Audit Committee, and none of such engagements made use of the de minimis exception to pre-approval contained in the SEC’s rules.

PROPOSAL NO. 3

APPROVE THE ADOPTION OF THE

SECOND AMENDED AND RESTATED 2008 OMNIBUS INCENTIVE COMPENSATION PLAN

General

On April 14, 2016, the Board of Directors approved, subject to the approval of our stockholders, the DreamWorks Animation SKG, Inc. Second Amended and Restated 2008 Omnibus Incentive Compensation Plan (which we refer to as the Second Amended 2008 Plan). The Second Amended 2008 Plan is intended to replace the DreamWorks Animation SKG, Inc. Amended and Restated 2008 Omnibus Incentive Compensation Plan (which we refer to as the First Amended 2008 Plan). The First Amended 2008 Plan would be automatically terminated, replaced and superseded by the Second Amended 2008 Plan on the date on which the Second Amended 2008 Plan is approved by our stockholders, provided that any outstanding awards granted under the First Amended 2008 Plan and any predecessor plans (which we refer to collectively, along with the First Amended 2008 Plan, as the Prior Plans) would remain in effect pursuant to their terms. If stockholder approval is not received, the First Amended 2008 Plan will remain in place pursuant to its current terms and the changes described below will not be implemented.

We are not seeking to increase the number of shares of Class A Stock that we may issue pursuant to awards. Instead, the maximum number of shares of Class A stock we may issue under the Second Amended 2008 Plan remains equal to the maximum number of shares that remain available for future issuance under the First Amended 2008 Plan as of the date that the Second Amended 2008 Plan is approved by our stockholders, regardless of whether such shares are subject to outstanding awards as of that date. As of March 31, 2016, a total of approximately 10,413,863 shares of Class A Stock (including shares subject to outstanding awards) remained available for future issuance under the First Amended 2008 Plan.

Approval of the Second Amended 2008 Plan is being sought in order to maintain the deductibility of certain awards granted to our senior executives covered by Section 162(m) of the Code. Section 162(m) of the Code requires that the material terms of performance goals applicable to potential awards be reapproved by our stockholders every five years. At the annual meeting of our stockholders on April 21, 2011, the stockholders approved the First Amended 2008 Plan. There have been no changes to the list of potential performance measures from the First Amended 2008 Plan to the Second Amended 2008 Plan. For a further description of the implications of Section 162(m) of the Code, see “—Certain Federal Tax Aspects of the Second Amended 2008 Plan—Section 162(m),” below.

Although the Second Amended 2008 Plan generally restates the terms of the First Amended 2008 Plan, the two plans differ in one material respect. The Second Amended 2008 Plan establishes specific annual limits on the number of awards that can be granted pursuant to the plan to each independent director. The First Amended 2008 Plan included significantly higher per-person limits that were applicable to all participants. The Second Amended 2008 Plan establishes the following annual limits with respect to each independent director: (a) 100,000 shares, with respect to awards settled in shares, (b) the value of 100,000 shares multiplied by the per-share fair market value on the date that the award vests, is paid or is settled, with respect to awards settled in cash based on the fair market value of a share, and (c) $2,000,000 in cash and other property (other than shares), with respect to all other awards. The purpose of this change is to establish meaningful, stockholder-approved limits on independent director compensation. The Second Amended 2008 Plan also differs from the First Amended 2008 Plan in a number of immaterial respects, including by making certain clarifying changes related to the expiration period applicable to stock appreciation rights (or SARs) and Section 409A of the Code.

Set forth below is a summary of the Second Amended 2008 Plan, which is qualified in its entirety by the specific language of the Second Amended 2008 Plan, a copy of which is attached to this proxy statement as Annex A.

Summary of the Second Amended 2008 Plan

General.    Our Board of Directors has approved the Second Amended 2008 Plan as a flexible omnibus incentive compensation plan that would allow us to use different forms of compensation awards to attract, retain and reward eligible participants under the Second Amended 2008 Plan and strengthen the mutuality of interests between management and our stockholders. The purpose of the Second Amended 2008 Plan would be to promote the interests of the Company and our stockholders by (i) attracting and retaining exceptional directors, officers, employees and consultants (including prospective directors, officers, employees and consultants) and (ii) enabling such individuals to participate in our long-term growth and financial success.

Types of Awards.    The Second Amended 2008 Plan would provide for the grant of options intended to qualify as incentive stock options, or ISOs, under Section 422 of the Code, nonqualified stock options, or NSOs, SARs, restricted share awards, restricted stock units, or RSUs, performance compensation awards, performance units, cash incentive awards, deferred share units and other equity-based and equity-related awards, as well as cash-based awards.

Plan Administration.    The Second Amended 2008 Plan would be administered by the Compensation Committee of our Board of Directors or such other committee our Board designates to administer the Second Amended 2008 Plan (the “Committee”). Subject to the terms of the Second Amended 2008 Plan and applicable law, the Committee would have sole authority to administer the Second Amended 2008 Plan, including, but not limited to, the authority to (1) designate plan participants, (2) determine the type or types of awards to be granted to a participant, (3) determine the number of shares of our Class A Stock to be covered by awards, (4) determine the terms and conditions of awards, (5) determine the vesting schedules of awards and, if certain performance criteria were required to be attained in order for an award to vest or be settled or paid, establish such performance criteria and certify whether, and to what extent, such performance criteria have been attained, (6) interpret, administer, reconcile any inconsistency in, correct any default in and/or supply any omission in, the Second Amended 2008 Plan, (7) establish, amend, suspend or waive such rules and regulations and appoint such agents as it should deem appropriate for the proper administration of the Second Amended 2008 Plan, (8) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, awards, and (9) make any other determination and take any other action that the Committee deemed necessary or desirable for the administration of the Second Amended 2008 Plan.

Shares Available For Awards.    Subject to adjustment for changes in capitalization, the aggregate number of shares of Class A Stock that would be available to be delivered pursuant to awards granted under the Second Amended 2008 Plan (which will include any shares delivered pursuant to awards granted under any Prior Plan prior to the approval of the Second Amended 2008 Plan by our stockholders) would be equal to the number of shares remaining available for future issuance under the First Amended 2008 Plan as of the date the Second Amended 2008 Plan is approved by our stockholders, regardless of whether such shares are subject to outstanding awards as of June 2, 2016. Upon exercise of a stock-settled SAR, the maximum aggregate number of shares available under the Second Amended 2008 Plan would be reduced by the actual number of shares delivered upon settlement of such stock-settled SAR. Awards that are settled in cash would not reduce the number of shares available for delivery under the Second Amended 2008 Plan. If, after the effective date of the Second Amended 2008 Plan, any award granted under the Second Amended 2008 Plan or any Prior Plan were forfeited or otherwise expired, terminated or were canceled without the delivery of all shares subject thereto, or were settled other than by the delivery of shares (including cash settlement), then the number of shares subject to such award that were not issued would not be treated as issued for purposes of reducing the maximum aggregate number of shares that may be delivered pursuant the Second Amended 2008 Plan. In addition, shares that were surrendered or tendered to us in payment of the exercise price of an award or any taxes required to be withheld in respect of an award would become available again to be delivered pursuant to awards under the Second Amended 2008 Plan, provided that such surrendered or tendered shares would not increase the number of shares that may be delivered pursuant to ISOs under the Second Amended 2008 Plan.

Subject to adjustment for changes in capitalization, with respect to awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the maximum number of shares of our Class A Stock that would be available to be granted pursuant to awards to any participant (other than an independent director) in the Second Amended 2008 Plan in any fiscal year would be 3,000,000. In the case of awards settled in cash based on the fair market value of a share, the maximum aggregate amount of cash that would be permitted to be paid pursuant to awards granted to any participant (other than an independent director) in the Second Amended 2008 Plan in any fiscal year would be equal to the per-share fair market value as of the relevant vesting, payment or settlement date multiplied by the maximum number of shares which could be granted to such participant, as described above. The maximum aggregate amount of cash and other property (valued at fair market value) that would be permitted to be paid or delivered to any participant (other than an independent director) pursuant to awards under the Second Amended 2008 Plan, the value of which would not be determined by reference to the fair market value of our shares, in any fiscal year would be $10,000,000.

Subject to adjustment for changes in capitalization, the maximum number of shares of our Class A Stock that would be available to be granted pursuant to awards to any independent director pursuant to the Second Amended 2008 Plan in any fiscal year would be 100,000. In the case of awards settled in cash based on the fair market value of a share, the maximum aggregate amount of cash that would be permitted to be paid pursuant to awards granted to any independent director pursuant to the Second Amended 2008 Plan in any fiscal year would be equal to the per-share fair market value as of the relevant vesting, payment or settlement date multiplied by the maximum number of shares which could be granted to independent directors, as described above. The maximum aggregate amount of cash and other property (valued at fair market value) that would be permitted to be paid or delivered to any independent director pursuant to awards under the Second Amended 2008 Plan, the value of which would not be determined by reference to the fair market value of our shares, in any fiscal year would be $2,000,000.

Changes in Capitalization.    In the event of any extraordinary dividend or other extraordinary distribution, recapitalization, rights offering, stock split, reverse stock split, split-up or spin-off affecting the shares of our Class A Stock, the Committee would make adjustments and other substitutions to awards under the Second Amended 2008 Plan in the manner it determined to be appropriate or desirable. In the event of any reorganization, merger, consolidation, combination, repurchase or exchange of our Class A Stock or other similar corporate transactions (including any change of control), the Committee in its discretion would be permitted to make such adjustments and other substitutions to the Second Amended 2008 Plan and awards under the Second Amended 2008 Plan as it deemed appropriate or desirable.

Substitute Awards.    The Committee would be permitted to grant awards in assumption of, or in substitution for, outstanding awards previously granted by us or any of our affiliates or a company that we acquired or with which we combined. Any shares issued by us through the assumption of or substitution for outstanding awards granted by a company that we acquired would not reduce the aggregate number of shares of our Class A Stock available for awards under the Second Amended 2008 Plan, except that awards issued in substitution for ISOs would reduce the number of shares of our Class A Stock available for ISOs under the Second Amended 2008 Plan.

Source of Shares.    Any shares of our Class A Stock issued under the Second Amended 2008 Plan would consist, in whole or in part, of authorized and unissued shares or of treasury shares.

Eligible Participants.    Any director, officer, employee or consultant (including any prospective director, officer, employee or consultant) of us or our affiliates would be eligible to participate in the Second Amended 2008 Plan. The Company currently expects that awards will be generally limited to approximately 400 employees and non-employee directors (of whom there are currently seven eligible directors).

Stock Options.    The Committee would be permitted to grant both ISOs and NSOs under the Second Amended 2008 Plan. The exercise price for options would not be less than the fair market value (as defined in the Second Amended 2008 Plan) of Class A Stock on the grant date. The Committee would not reprice any option granted under the Second Amended 2008 Plan without the approval of our stockholders. All options granted under the Second Amended 2008 Plan would be NSOs unless the applicable award agreement expressly stated that the option was intended to be an ISO. Under the proposed Second Amended 2008 Plan, unless otherwise specified by the Committee, all ISOs and NSOs would be intended to qualify as “performance-based compensation” under Section 162(m) of the Code. Subject to the applicable award agreement, options would vest and become exercisable with respect to one-fourth of the shares of our Class A Stock subject to such options on each of the first four anniversaries of the grant date. Unless otherwise set forth in the applicable award agreement, each option would expire upon the earlier of (i) the tenth anniversary of the date the option was granted and (ii) 90 days after the participant who was holding the option ceased to be a director, officer, employee or consultant for us or one of our affiliates. No option granted under the Second Amended 2008 Plan could be exercised more than 10 years after the date of grant. The exercise price would be permitted to be paid with cash (or its equivalent) or, in the sole discretion of the Committee, with previously acquired shares of our Class A Stock or through delivery of irrevocable instructions to a broker to sell our Class A Stock otherwise deliverable upon the exercise of the option (provided that there was a public market for our Class A Stock at such time), or, in the sole discretion of the Committee, a combination of any of the foregoing, provided that the combined value of all cash and cash equivalents and the fair market value of any such shares so tendered to us as of the date of such tender, together with any shares withheld by us in respect of taxes relating to an option, was at least equal to such aggregate exercise price.

Stock Appreciation Rights.    The Committee would be permitted to grant SARs under the Second Amended 2008 Plan. The exercise price for SARs would not be less than the fair market value (as defined in the Second Amended 2008 Plan) of our Class A Stock on the grant date. The Committee would not reprice any SAR granted under the Second Amended 2008 Plan without the approval of our stockholders. Upon exercise of a SAR, the holder would receive cash, shares of our Class A Stock, other securities, other awards, other property or a combination of any of the foregoing, as determined by the Committee, equal in value to the excess, if any, of the fair market value of a share of our Class A Stock on the date of exercise of the SAR over the exercise price of the SAR. Under the Second Amended 2008 Plan, unless otherwise specified by the Committee, all SARs would be intended to qualify as “performance-based compensation” under Section 162(m) of the Code. Subject to the provisions of the Second Amended 2008 Plan and the applicable award agreement, the Committee would determine, at or after the grant of a SAR, the vesting criteria, term, methods of exercise, methods and form of settlement and any other terms and conditions of any SAR. Under certain circumstances, the Committee would have the ability to substitute, without the consent of the affected participant, SARs for outstanding NSOs. Unless otherwise set forth in the applicable award agreement, each SAR would expire upon the earlier of (i) the tenth anniversary of the date the SAR was granted and (ii) 90 days after the participant who was holding the SAR ceased to be a director, officer, employee or consultant for us or one of our affiliates. No SAR granted under the Second Amended 2008 Plan could be exercised more than 10 years after the date of grant.

Restricted Shares and Restricted Stock Units.    Subject to the provisions of the Second Amended 2008 Plan, the Committee would be permitted to grant restricted shares and RSUs. Restricted shares and RSUs would not be permitted to be sold, assigned, transferred, pledged or otherwise encumbered except as provided in the Second Amended 2008 Plan or the applicable award agreement, except that the Committee could determine that restricted shares and RSUs would be permitted to be transferred by the participant for no consideration. Restricted shares could be evidenced in such manner as the Committee would determine.

An RSU would be granted with respect to one share of Class A Stock or have a value equal to the fair market value of one such share. Upon the lapse of restrictions applicable to an RSU, the RSU could be paid in cash, shares of our Class A Stock, other securities, other awards or other property, as determined by the Committee, or in accordance with the applicable award agreement. In connection with each grant of restricted shares, except as provided in the applicable award agreement, the holder would be entitled to the rights of a stockholder (including the right to vote and receive dividends) in respect of such restricted shares. The Committee would be permitted to, on such terms and conditions as it might determine, provide a participant who holds RSUs with dividend equivalents, payable in cash, shares of our Class A Stock, other securities, other awards or other property. If a restricted share or RSU were intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the requirements described below in “—Performance Compensation Awards” would be required to be satisfied in order for such restricted share or RSU to be granted or vest.

Performance Units.    Subject to the provisions of the Second Amended 2008 Plan, the Committee would be permitted to grant performance units to participants. Performance units would be awards with an initial value established by the Committee (or that was determined by reference to a valuation formula specified by the Committee) at the time of the grant. In its discretion, the Committee would set performance goals that, depending on the extent to which they were met during a specified performance period, would determine the number and/or value of performance units that would be paid out to the participant. The Committee, in its sole discretion, would be permitted to pay earned performance units in the form of cash, shares of our Class A Stock or any combination thereof that would have an aggregate fair market value equal to the value of the earned performance units at the close of the applicable performance period. The determination of the Committee with respect to the form and timing of payout of performance units would be set forth in the applicable award agreement. The Committee would be permitted to, on such terms and conditions as it might determine, provide a participant who holds performance units with dividends or dividend equivalents, payable in cash, shares of our Class A Stock, other securities, other awards or other property. If a performance unit were intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the requirements below described in “—Performance Compensation Awards” would be required to be satisfied.

Cash Incentive Awards.    Subject to the provisions of the Second Amended 2008 Plan, the Committee would be permitted to grant cash incentive awards, which, in the sole discretion of the Committee, may be payable upon the attainment of performance goals. If a cash incentive award were intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the requirements described below in “—Performance Compensation Awards” would be required to be satisfied.

Other Stock-Based Awards.    Subject to the provisions of the Second Amended 2008 Plan, the Committee would be permitted to grant to participants other equity-based or equity-related compensation awards, including vested stock. The Committee would be permitted to determine the amounts and terms and conditions of any such awards. If such an award were intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the requirements described below in “—Performance Compensation Awards” would be required to be satisfied.

Performance Compensation Awards.    The Committee would be permitted to designate any award granted under the Second Amended 2008 Plan (other than ISOs, NSOs and SARs) as a performance compensation award in order to qualify such award as “performance-based compensation” under Section 162(m) of the Code. Awards designated as performance compensation awards would be subject to the following additional requirements:

•

Recipients of Performance Compensation Awards.    The Committee would, in its sole discretion, designate within the first 90 days of a performance period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the participants who would be eligible to receive performance compensation awards in respect of such performance period. The Committee would also determine the length of performance periods, the types of awards to be issued, the performance criteria that would be used to establish the performance goals, the kinds and levels of performance goals and any objective performance formula used to determine whether a performance compensation award had been earned for the performance period.

•

Performance Criteria Applicable to Performance Compensation Awards.    The performance criteria would be limited to the following: (1) net income or earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization), (2) operating income, (3) earnings per share, (4) return on shareholders’ equity, (5) return on investment or capital, (6) return on assets, (7) level or amount of acquisitions, (8) share price, (9) profitability/profit margins, (10) market share (in the aggregate or by segment), (11) revenues or sales (including specified types or categories thereof) (based on units or dollars), (12) costs (including specified types or categories thereof), (13) cash flow, (14) working capital, (15) completion of production or stages of production within specified time or budget parameters (16) budgeted expenses (operating and capital) and (17) box office results (domestic, international or worldwide) of any of our films. These performance criteria would be permitted to be applied on an absolute basis or be relative to one or more peer companies or indices or any combination thereof or, if applicable, be computed on an accrual or cash accounting basis. The performance goals and periods could vary from participant to participant and from time to time. To the extent required under Section 162(m) of the Code, the Committee would, within the first 90 days of the applicable performance period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective manner the method of calculating the performance criteria it selected to use for the performance period.

•

Modification of Performance Goals.    The Committee would be permitted to adjust or modify the calculation of performance goals for a performance period in the event of, in anticipation of, or in recognition of, any unusual or extraordinary corporate item, transaction, event or development or any other unusual or nonrecurring events affecting the Company, any of its affiliates, subsidiaries, divisions or operating units (to the extent applicable to such performance goal) or its financial statements or the financial statements of any of its affiliates, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles, law or business conditions, so long as that adjustment or modification did not cause the performance compensation award to fail to qualify as “performance-based compensation” under Section 162(m) of the Code.

•

Requirements to Receive Payment for 162(m) Awards.    Except as otherwise permitted by Section 162(m) of the Code, in order to be eligible for payment in respect of a performance compensation award for a particular performance period, participants would be required to be employed by us on the last day of the performance period, the performance goals for such period would be required to be satisfied and certified by the Committee and the performance formula would be required to determine that all or some portion of the performance compensation award had been earned for such period.

•

Negative Discretion.    The Committee would be permitted to, in its sole discretion, reduce or eliminate the amount of a performance compensation award earned in a particular performance period, even if applicable performance goals had been attained and without regard to any employment agreement between us and a participant.

•

Limitations on Committee Discretion.    Except as otherwise permitted by Section 162(m) of the Code, in no event could any discretionary authority granted to the Committee under the Second Amended 2008 Plan be used to grant or provide payment in respect of performance compensation awards for which performance goals had not been attained, increase a performance compensation award for any participant at any time after the first 90 days of the performance period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) or increase a performance compensation award above the maximum amount payable under the underlying award.

•

Form of Payment.    Performance compensation awards (other than restricted shares, RSUs and other stock-based awards) would be payable in cash or in restricted stock, RSUs or fully vested shares of equivalent value and would be paid on the terms determined by the Committee in its discretion. Any shares of restricted stock or RSUs would be subject to the terms of the Second Amended 2008 Plan or any successor equity compensation plan and any applicable award agreement. The number of shares of restricted stock, RSUs or fully vested shares that is equivalent in value to a particular dollar amount would be determined in accordance with a methodology specified by the Committee within the first 90 days of a plan year (or, if shorter, the maximum period allowed under Section 162(m) of the Code).

Amendment and Termination of the Second Amended 2008 Plan.    Subject to any applicable law or government regulation, to any requirement that must be satisfied if the Second Amended 2008 Plan were intended to be a stockholder-approved plan for purposes of Section 162(m) of the Code and to the rules of the

NASDAQ, the Second Amended 2008 Plan would be permitted to be amended, modified or terminated by our Board of Directors without the approval of our stockholders, except that stockholder approval would be required for any amendment that would (i) increase the maximum number of shares of our Class A Stock available for awards under the Second Amended 2008 Plan or increase the maximum number of shares of Company Class A Stock that could be delivered pursuant to ISOs granted under the Second Amended 2008 Plan, (ii) increase the annual share plan limits applicable to awards designated as “performance-based compensation” under Section 162(m) of the Code or awards granted to independent directors or (iii) change the class of employees or other individuals eligible to participate in the Second Amended 2008 Plan. Under these provisions, stockholder approval would not be required for all possible amendments that might increase the cost of the Second Amended 2008 Plan. No modification, amendment or termination of the Second Amended 2008 Plan that would materially and adversely impair the rights of any participant would be effective without the consent of the affected participant, unless otherwise provided by the Committee in the applicable award agreement.

The Committee would be permitted to waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any award previously granted, prospectively or retroactively. However, unless otherwise provided by the Committee in the applicable award agreement or in the Second Amended 2008 Plan, any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely impair the rights of any participant to any award previously granted would not to that extent be effective without the consent of the affected participant.

The Committee would be authorized to make adjustments in the terms and conditions of awards in the event of any unusual or nonrecurring corporate event (including the occurrence of a change of control of the Company) affecting the Company, any of its affiliates or its financial statements or the financial statements of any of its affiliates, or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles or law whenever the Committee, in its discretion, determined that those adjustments were appropriate or desirable, including providing for the substitution or assumption of awards, accelerating the exercisability of, lapse of restrictions on, or termination of, awards or providing for a period of time for exercise prior to the occurrence of such event and, in its discretion, the Committee would be permitted to provide for a cash payment to the holder of an award in consideration for the cancellation of such award.

Change of Control.    The Second Amended 2008 Plan would provide that, unless otherwise provided in an award agreement, in the event of a change of control of the Company, unless provision was made in connection with the change of control for assumption of, or substitution for, awards previously granted:

•	any options and SARs outstanding as of the date the change of control was determined to have occurred would become fully exercisable and vested, as of immediately prior to the change of control;

•

all performance units, cash incentive awards and other awards designated as performance compensation awards would be paid out as if the date of the change of control were the last day of the applicable performance period and “target” performance levels had been attained; and

•

all other outstanding awards would automatically be deemed exercisable or vested and all restrictions and forfeiture provisions related thereto would lapse as of immediately prior to such change of control.

Unless otherwise provided pursuant to an award agreement, a change of control would be defined to mean any of the following events, generally:

•

during any period of 14 consecutive calendar months, a change in the composition of a majority of the board of directors, as constituted on the first day of such period, that was not supported by a majority of the incumbent board of directors;

•

consummation of certain mergers or consolidations of the Company with any other corporation following which the Company’s stockholders hold 50% or less of the combined voting power of the surviving entity;

•	the stockholders approve a plan of complete liquidation or dissolution of the Company; or

•

an acquisition by any individual, entity or group of beneficial ownership of a percentage of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors that was equal to or greater than 40%, if such percentage exceeds the aggregate percentage of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors then owned by Jeffrey Katzenberg and David Geffen.

Although award agreements may provide for a different definition of change of control than is provided for in the Second Amended 2008 Plan, except in the case of a transaction described in the third bullet above, any definition of change of control set forth in any award agreement would provide that a change of control would not occur until consummation or effectiveness of a change in control of the Company, rather than upon the announcement, commencement, stockholder approval or other potential occurrence of any event or transaction that, if completed, would result in a change in control of the Company.

Term of the Second Amended 2008 Plan.    No award would be permitted to be granted under the Second Amended 2008 Plan after the tenth anniversary of the date the Second Amended 2008 Plan was approved by the stockholders.

Certain Federal Tax Aspects of the Second Amended 2008 Plan

The following summary describes the federal income tax treatment associated with options awarded under the Second Amended 2008 Plan. The summary is based on the law as in effect on April 20, 2016. The summary does not discuss state or local tax consequences or non-U.S. tax consequences.

Incentive Stock Options.    Neither the grant nor the exercise of an ISO results in taxable income to the optionee for regular federal income tax purposes. However, an amount equal to (i) the per-share fair market value on the exercise date minus the exercise price at the time of grant multiplied by (ii) the number of shares with respect to which the ISO is being exercised will count as “alternative minimum taxable income” which, depending on the particular facts, could result in liability for the “alternative minimum tax” or AMT. If the optionee does not dispose of the shares issued pursuant to the exercise of an ISO until the later of the two-year anniversary of the date of grant of the ISO and the one-year anniversary of the date of the acquisition of those shares, then (a) upon a later sale or taxable exchange of the shares, any recognized gain or loss would be treated for tax purposes as a long-term capital gain or loss and (b) the Company would not be permitted to take a deduction with respect to that ISO for federal income tax purposes.

If shares acquired upon the exercise of an ISO were disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally the optionee would realize ordinary income in the year of disposition in an amount equal to the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the amount paid for the shares or (ii) the excess of the amount realized on the disposition of the shares over the participant’s aggregate tax basis in the shares (generally, the exercise price). A deduction would be available to the Company equal to the amount of ordinary income recognized by the optionee. Any further gain realized by the optionee will be taxed as short-term or long-term capital gain and would not result in any deduction by the Company. A disqualifying disposition occurring in the same calendar year as the year of exercise would eliminate the alternative minimum tax effect of the ISO exercise.

Special rules may apply where all or a portion of the exercise price of an ISO is paid by tendering shares, or if the shares acquired upon exercise of an ISO are subject to substantial forfeiture restrictions. The foregoing summary of tax consequences associated with the exercise of an ISO and the disposition of shares acquired upon exercise of an ISO assumes that the ISO is exercised during employment or within three months following termination of employment. The exercise of an ISO more than three months following termination of employment will result in the tax consequences described below for NSOs, except that special rules apply in the case of disability or death. An individual’s stock options otherwise qualifying as ISOs will be treated for tax purposes as NSOs (and not as ISOs) to the extent that, in the aggregate, they first become exercisable in any calendar year for stock having a fair market value (determined as of the date of grant) in excess of $100,000.

Nonqualified Stock Options.    An NSO (that is, a stock option that does not qualify as an ISO) would result in no taxable income to the optionee or deduction to the Company at the time it is granted. An optionee exercising an NSO would, at that time, realize taxable compensation equal to (i) the per-share fair market value on the exercise date minus the exercise price at the time of grant multiplied by (ii) the number of shares with respect to which the option is being exercised. If the NSO was granted in connection with employment, this taxable income would also constitute “wages” subject to withholding and employment taxes. A corresponding deduction would be available to the Company. The foregoing summary assumes that the shares acquired upon exercise of an NSO option are not subject to a substantial risk of forfeiture.

Section 162(m).    Section 162(m) of the Code currently provides that if, in any year, the compensation that is paid to our Chief Executive Officer or to any of our three other most highly compensated executive officers (currently excluding our Chief Financial Officer) exceeds $1,000,000 per person, any amounts that exceed the $1,000,000 threshold will not be deductible by us for federal income tax purposes, unless the compensation qualifies for an exception to Section 162(m) of the Code. Certain performance-based awards under plans approved by stockholders are not subject to the deduction limit. Stock options that would be awarded under the Second Amended 2008 Plan are intended to be eligible for this performance-based exception.

Section 409A.    Section 409A of the Code imposes restrictions on nonqualified deferred compensation. Failure to satisfy these rules results in accelerated taxation, an additional tax to the holder of the amount equal to 20% of the deferred amount, and a possible interest charge. Stock options granted with an exercise price that is not less than the fair market value of the underlying shares on the date of grant will not give rise to “deferred compensation” for this purpose unless they involve additional deferral features. Stock options that would be awarded under the Second Amended 2008 Plan are intended to be eligible for this exception.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information about equity-based awards outstanding and shares of Class A Stock available for future awards under all of our equity compensation plans as of December 31, 2015:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted-average exercise price of outstanding options, warrants and rights (b)(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(3)
Equity compensation plans approved by security holders	9,701,462	$29.61	10,541,025
Equity compensation plans not approved by security holders	—	—	—

Total	9,701,462	$29.61	10,541,025

(1)

Includes 5,395,719 shares subject to restricted stock units or performance compensation awards (at maximum performance levels) that entitle each holder to one share of Class A common stock for each unit or award that vests over the holder’s period of continued service (or, in the case of certain awards to outside directors, upon the director’s departure from the Board) and/or the satisfaction or attainment of specified performance criteria. For purposes of this column, each outstanding SAR is assumed to result in the issuance of one share; however, the actual portion of a share issued upon exercise of a SAR will depend on the stock price at the time of exercise.

(2)

Calculated without taking into account the 5,395,719 shares of Class A common stock subject to the awards described in footnote 1 and that will become issuable following the vesting of those units and awards, without any cash consideration or other payment required for those shares.

(3)

As of December 31, 2015, 9,741,025 shares of Class A common stock were available for issuance under the First Amended 2008 Plan. Pursuant to the First Amended 2008 Plan, the number of shares available for issuance is automatically increased by, among other things, the number of shares with respect to awards that are forfeited as well as the number of shares surrendered or tendered to the Company in payment of the exercise price of any award or any taxes required to be withheld in respect of any award. Such shares may be issued upon the exercise of stock options or stock appreciation rights granted under the First Amended 2008 Plan or pursuant to restricted stock issuances, restricted stock unit awards, performance compensation awards, performance units, deferred share units and other equity-based awards under the First Amended 2008 Plan. Includes 800,000 shares of Class A common stock available for issuance under our broad-based, stockholder-approved Employee Stock Purchase Plan (the “ESPP”). The ESPP provides employees with the right to purchase shares in an amount and at a price that are not determined until the end of the specified purchase period. As of the date of this Proxy Statement, the Company has not granted any purchase rights or issued any shares under the ESPP.

New Plan Benefits

The following New Plan Benefits table lists each person named in the Summary Compensation Table, all current executive officers as a group, all current directors (other than executive officers) as a group and all current employees of the Company (other than executive officers) as a group, indicating the aggregate number of determinable awards to be granted under the Plan to each of the foregoing.

NEW PLAN BENEFITS

DreamWorks Animation SKG, Inc. Second Amended and Restated 2008 Omnibus Incentive Compensation Plan

Name and Principal Position	Dollar Value ($)		Number of Units
Jeffrey Katzenberg, Chief Executive Officer	$ —		—

Ann Daly, President	$ —		—

Fazal Merchant, Chief Financial Officer	$ —		—

Andrew Chang, General Counsel	$ —		—

Edward Aleman, Former Chief Accounting Officer	$ —		—

Lewis Coleman, Former Vice Chairman, President and Chief Financial Officer	$ —		—

Michael Francis, Former Chief Global Brand Officer	$ —		—

All Current Executive Officers as a Group (six persons)	$ —		—

All Current Directors (other than Executive Officers) as a Group (seven persons)	$1,625,000	(1)	— (2)

All Current Employees (other than Executive Officers) as a Group (2,416 persons)	$ —		—

(1)

Amount represents restricted stock unit grants to our independent directors that were approved by our Compensation Committee at its meeting held on April 20, 2016 and which will be effective as of the date of the Annual Meeting, subject in each instance to the recipient director remaining a director as of that date.

(2)	The number of units will be based upon the fair market value, as defined in the Plan, of the Company’s Class A Common Stock on June 2, 2016 (the date of grant).

Additional Information Regarding the Plan

The following table lists each person named in the “Summary Compensation Table,” each director nominee, all current executive officers as a group, all current directors (other than executive officers) as a group, each associate of the foregoing persons, each other person who received at least five percent of the options under the First Amended 2008 Plan, and all current employees of the Company (other than executive officers) as a group, indicating, as of December 31, 2015, the aggregate number of options granted under the First Amended 2008 Plan to each of the foregoing since the inception of the First Amended 2008 Plan in 2011. The fair market value per share of Class A Stock on April 18, 2016 was $27.26.

OUTSTANDING AWARDS

Name and Principal Position	Options granted Under the Prior Plan From Inception	Weighted Average Exercise Price
Jeffrey Katzenberg, Chief Executive Officer	—	N/A

Ann Daly, President	—	N/A

Fazal Merchant, Chief Financial Officer	—	N/A

Andrew Chang, General Counsel	—	N/A

Edward Aleman, Former Chief Accounting Officer	—	N/A

Lewis Coleman, Former Vice Chairman, President and Chief Financial Officer	—	N/A

Michael Francis, Former Chief Global Brand Officer	—	N/A

Mellody Hobson, Director	—	N/A

Michael Montgomery, Director	—	N/A

Thomas E. Freston, Director	—	N/A

Harry “Skip” Brittenham, Director	—	N/A

Lucian Grainge, Director	—	N/A

Jason Kilar, Director	—	N/A

Mary Ann “Maggie” Wilderotter, Director	—	N/A

All Current Executive Officers as a Group (six persons)	—	N/A

All Current Directors (other than Executive Officers) as a Group (seven persons)	—	N/A

Associates of Named Executive Officers, Directors and Director Nominees	—	N/A

All Current Employees (other than Executive Officers) as a Group (2,416 persons)	258,340	$26.37

N/A: Not applicable

Required Vote

The affirmative vote of the majority of the votes cast at the Annual Meeting by holders of Class A Stock and Class B Stock entitled to vote, voting together as a single class, is required for the adoption of the Second Amended 2008 Plan.

Recommendation

The Board of Directors recommends that the stockholders vote “FOR” the adoption of the Second Amended and Restated 2008 Omnibus Incentive Compensation Plan.

Unless a proxy is marked to give a different direction, it is the intention of the persons named in the proxy to vote the shares represented thereby in favor of the adoption of the Second Amended and Restated 2008 Omnibus Incentive Compensation Plan.

PROPOSAL NO. 4

AN ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

The Board of Directors recognizes the significant interest of stockholders in executive compensation matters. Pursuant to Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”)), we are providing our stockholders with an opportunity to cast an advisory vote to approve the compensation of our named executive officers as disclosed in the “Summary Compensation Table” and other tables and the related narratives, as well as in the section of this Proxy Statement entitled “Compensation Discussion and Analysis,” in accordance with SEC rules.

Our compensation philosophy and framework have resulted in compensation for our named executive officers that is commensurate with both the Company’s financial results and the other performance factors described under “Compensation Discussion and Analysis.” Our executive compensation programs are designed to attract, motivate and retain executives and professionals of the highest level of quality and effectiveness. These programs focus on rewarding the types of performance that increase stockholder value, link executive compensation to the Company’s long-term strategic objectives and align executive officers’ interests with those of our stockholders. The Company believes that its executive compensation programs, which generally emphasize long-term equity awards and variable compensation, satisfy these goals.

As this is an advisory vote, the result will not be binding on our Board of Directors, although our Compensation Committee, which is comprised solely of independent directors, will consider the outcome of the vote when evaluating the effectiveness of our compensation policies and practices. The Board of Directors believes that our current executive compensation program has been effective at directly linking executive compensation to our performance and aligning the interests of our named executive officers with those of our stockholders. We are asking for stockholder approval of the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules, which disclosures include the disclosures under “Compensation Discussion and Analysis” and “Executive Compensation Information.” This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the executive compensation policies and practices described in this Proxy Statement. We currently conduct annual advisory votes on named executive officer compensation, and we expect to conduct the next advisory vote at our 2017 Annual Meeting of Stockholders.

Required Vote

The affirmative vote of the majority of the votes cast at the Annual Meeting by holders of Class A Stock and Class B Stock entitled to vote, voting together as a single class, is required for the advisory approval of this proposal.

Recommendation

The Board of Directors unanimously recommends that the stockholders vote “FOR” the adoption of the following non-binding resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.

Unless a proxy is marked to give a different direction, it is the intention of the persons named in the proxy to vote the shares represented thereby in favor of the approval of the compensation of our named executive officers as disclosed in this Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of DreamWorks Animation’s Common Stock as of April 8, 2016 (unless otherwise indicated) with respect to:

•	each of DreamWorks Animation’s current and proposed directors;

•	each of the named executive officers listed in the Summary Compensation Table;

•	DreamWorks Animation’s directors and executive officers as a group; and

•	persons owning more than 5% of a class of Common Stock.

The percentage of beneficial ownership of Common Stock indicated in the following table is based on 78,698,244 shares of Class A Stock and 7,838,731 shares of Class B Stock outstanding. Except as indicated in footnotes to this table, the stockholders named in this table are known to the Company to have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable. Shares shown as beneficially owned by any person have been determined in accordance with the requirements of Rule 13d-3 promulgated under the Exchange Act. With respect to the stock appreciation rights held by our executive officers and directors, we have treated each stock appreciation right as if it represented upon exercise one full share of Class A Stock, although the actual percentage of a share received upon exercise will depend on the exercise price of such stock appreciation right and the price of the Class A Stock at the time of exercise.

Unless otherwise indicated, the address for each of DreamWorks Animation’s directors and named executive officers and each beneficial owner of more than 5% of a class of Common Stock listed in the table below is: c/o DreamWorks Animation SKG, Inc., 1000 Flower Street, Glendale, CA 91201.

Name and Address of Beneficial Owner	Title of Class	Shares of Common Stock Beneficially Owned	% of Class Beneficially Owned(1)	% of Total Voting Power(2)
Current and Proposed Directors
Jeffrey Katzenberg(3)	Class A	2,120,223	11.4%	60.7%
	Class B	7,838,731	100.0%	59.6%
Harry M. (“Skip”) Brittenham(4)	Class A	61,478	*	*
Thomas E. Freston(5)	Class A	66,710	*	*
Lucian Grainge(4)	Class A	23,795	*	*
Mellody Hobson(6)	Class A	114,085	*	*
Jason Kilar(4)	Class A	23,795	*	*
Michael Montgomery(7)	Class A	82,705	*	*
Mary Agnes (“Maggie”) Wilderotter(4)	Class A	4,928	*	*

Name and Address of Beneficial Owner	Title of Class	Shares of Common Stock Beneficially Owned	% of Class Beneficially Owned(1)	% of Total Voting Power(2)

Named executive officers who are not directors
Ann Daly(8)	Class A	974,427	1.2%	*
Fazal Merchant	Class A	6,403	*	*
Andrew Chang(9)	Class A	38,431	*	*
Edward Aleman	Class A	6,193	*	*
Lewis W. Coleman(10)	Class A	1,284,202	1.6%	*
Michael Francis	Class A	45,569	*	*

Directors and executive officers as a group (13 persons)(11)	Class A	3,533,343	12.8%	60.9%
	Class B	7,838,731	100.0%	59.6%
Persons owning more than 5% of a class of our equity securities
Southeastern Asset Management, Inc., Longleaf Partners Small-Cap Fund and O. Mason Hawkins(12)	Class A	16,135,752	20.5%	8.2%
6410 Poplar Avenue, Suite 900 Memphis, Tennessee 38119
PRIMECAP Management Company(13)	Class A	11,696,200	14.9%	6.0%
225 South Lake Avenue, #400 Pasadena, California 91101
Horizon Kinetics LLC, Horizon Asset Management, LLC, Kinetics Asset Management, LLC and Kinetics Advisers, LLC(14)	Class A	8,149,567	10.4%	4.2%
470 Park Avenue South, 4th Floor South New York, New York 10016
BlackRock, Inc.(15)	Class A	6,204,602	7.9%	3.2%
40 East 52nd Street New York, New York 10022
Wellington Management Group LLP, Wellington Group Holdings, LLP, Wellington Investment Advisors Holdings LLP, and Wellington Management Company LLP(16)	Class A	5,505,511	7.0%	2.8%
280 Congress Street Boston, MA 02210
The Vanguard Group(17)	Class A	4,864,101	6.2%	2.5%
100 Vanguard Boulevard Malvern, Pennsylvania 19355
Steven Spielberg(18)	Class A	4,574,899	5.8%	2.3%

*	Less than 1%

(1)	For purposes of this column, the percentage shown for any person or entity with respect to Class A Stock assumes the conversion of any Class B Stock beneficially owned by such person or entity into Class A Stock on a one-for-one basis.

(2)	For purposes of this column, the percentage shown for any person or entity (i) with respect to Class A Stock, includes the effect of the super-voting rights of any Class B Stock beneficially owned by such person or entity and (ii) with respect to Class B Stock, excludes the voting rights of any Class A Stock beneficially owned by such person or entity.

(3)	Shares beneficially owned by Mr. Katzenberg include:

•	1,050,427 shares of Class A Stock;

•	1,069,796 vested stock appreciation rights that will be settled by the delivery of Class A Stock when exercised; and

•	7,838,731 shares of Class B Stock owned by entities controlled by Mr. Katzenberg.

(4)	Represents vested restricted stock units that will be settled in shares of Class A Stock upon the director’s departure from the Board.

(5)	Represents (i) 3,622 vested stock appreciation rights that will be settled by the delivery of shares of Class A Stock when exercised and (ii) 63,088 vested restricted stock units that will be settled in shares of Class A Stock upon Mr. Freston’s departure from the Board.

(6)	Includes (i) 4,075 vested stock appreciation rights that will be settled by the delivery of shares of Class A Stock when exercised and (ii) 110,010 vested restricted stock units that will be settled in shares of Class A Stock upon Ms. Hobson’s departure from the Board.

(7)	Represents (i) 7,415 vested stock appreciation rights that will be settled by the delivery of Class A Stock when exercised and (ii) 75,290 vested restricted stock units that will be settled in shares of Class A Stock upon Mr. Montgomery’s departure from the Board.

(8)	Includes 319,260 vested stock appreciation rights that will be settled by delivery of shares of Class A Stock when exercised.

(9)	Includes 14,586 vested stock appreciation rights that will be settled by delivery of shares of Class A Stock when exercised.

(10)	Includes 844,526 vested stock appreciation rights that will be settled by the delivery of shares of Class A Stock when exercised. The ownership numbers are as of January 30, 2015, the date that Mr. Coleman retired from the Company. He is included in the table because he is considered one of the Company’s named executive officers for the year ended December 31, 2015.

(11)	Amount includes 1,430,199 vested stock appreciation rights that will be settled by the delivery of shares of Class A Stock when exercised. The aggregate ownership numbers are as of April 8, 2016 for all directors and executive officers other than Mr. Coleman, for whom ownership numbers are as of January 30, 2015, and Mr. Francis, for whom ownership numbers are as of December 8, 2015.

(12)	Based solely on a Schedule 13G report jointly filed with the SEC and prepared as of February 12, 2016 by Southeastern Asset Management, Inc. (“Southeastern”), Longleaf Partners Small-Cap Fund (“Longleaf”) and O. Mason Hawkins. Southeastern reported that it may be deemed to beneficially own 16,135,752 shares, had shared dispositive and voting power as to 13,939,400 shares, sole dispositive power as to 2,196,352 shares, and sole voting power with respect to 1,975,452 shares. Longleaf reported that it may be deemed to beneficially own and had shared voting and dispositive power with respect to 13,939,400 shares. O. Mason Hawkins reported that he may be deemed to beneficially own and had sole voting and dispositive power with respect to none of the shares.

(13)	Based solely on a Schedule 13G report filed with the SEC and prepared as of December 31, 2015 by PRIMECAP Management Company (“PRIMECAP”). PRIMECAP reported that it may be deemed to beneficially own 11,696,200 shares. PRIMECAP had sole dispositive power as to all shares and sole voting power as to 8,557,500 shares.

(14)	Based solely on a Schedule 13G report jointly filed with the SEC and prepared as of December 31, 2015 by Horizon Kinetics LLC and Horizon Asset Management, LLC. Horizon Kinetics LLC reported that it may be deemed to beneficially own and had sole voting and dispositive power with respect to 8,149,567 shares. Horizon Asset Management, LLC reported that it may be deemed to beneficially own and had sole voting and dispositive power with respect to 5,045,955 shares.

(15)	Based solely on a Schedule 13G report filed with the SEC and prepared as of December 31, 2015 by BlackRock, Inc. (“BlackRock”). BlackRock reported that it may be deemed to beneficially own 6,204,602 shares. BlackRock had sole dispositive power as to all shares and sole voting power as to 6,032,682 shares.

(16)	As reported in a Schedule 13G report filed with the SEC prepared as of December 31, 2015. Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP (collectively, “Wellington”), an investment advisor, reported that it may be deemed to beneficially own the shares shown that are held of record by its clients who have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares. Wellington had shared dispositive power as to all shares and shared voting power as to 3,192,936 shares.

(17)	Based solely on a Schedule 13G report filed with the SEC and prepared as of December 31, 2015 by The Vanguard Group (“Vanguard”). Vanguard reported that it may be deemed to beneficially own 4,864,101 shares. Vanguard had shared dispositive power as to 93,663 shares, sole dispositive power as to 4,770,438 shares and sole voting power as to 93,763 shares.

(18)	As reported in a Schedule 13G report filed with the SEC prepared as of December 31, 2015. The shares are owned directly by Steven Spielberg. The address for Mr. Spielberg and the entities controlled by him is c/o Breslauer, Rutman & Anderson, 11400 Olympic Boulevard, Los Angeles, California 90064.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires DreamWorks Animation’s executive officers and directors and each person who owns more than 10% of DreamWorks Animation’s Common Stock to file initial reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC and the NASDAQ. Such executive officers, directors and 10% stockholders are also required by SEC rules to furnish DreamWorks Animation with copies of all such forms that they file.

Based solely on its review of the copies of such forms received by DreamWorks Animation and written representations from certain reporting persons that no Forms 5 were required for such persons, DreamWorks Animation believes that all of its officers, directors and 10% stockholders complied with all Section 16(a) filing requirements applicable to them with respect to transactions during the year ended December 31, 2015 with the following exception: Mr. Michael Francis was late filing a Form 4 with respect to one transaction and subsequently filed a Form 4.

COMPENSATION DISCUSSION AND ANALYSIS

In this Compensation Discussion and Analysis, we provide an overview and analysis of our compensation program and policies, the material compensation decisions that the Compensation Committee has made under these programs and policies with respect to our named executive officers and the material factors the Compensation Committee considered in making those decisions. Following this Compensation Discussion and Analysis, you will find a series of tables and narrative disclosure containing specific data about the compensation earned in 2015 by the following individuals, to whom we refer as our named executive officers:

•	Jeffrey Katzenberg, our Chief Executive Officer;

•	Ann Daly, our President;

•	Fazal Merchant, our Chief Financial Officer;

•	Andrew Chang, our General Counsel;

•	Edward Aleman, who served as our Chief Accounting Officer until March 4, 2016;

•	Lewis Coleman, who served as our President and Chief Financial Officer until August 2014 and as our Vice Chairman from August 2014 until January 2015; and

•	Michael Francis, who served as our Chief Global Brand Officer until December 2015.

Executive Summary

Compensation Principles

The following principles have guided us in developing the various elements of our compensation program and determining total compensation levels for our named executive officers:

•

Our compensation programs should encourage our executives to increase long-term stockholder value in a manner that appropriately balances short-term growth objectives and does not create undue risk for the Company and its stockholders;

•	As a company, we must be prepared to compete with much larger organizations (which have greater resources than ours) for executive talent; and

•	Our compensation practices should take into account the volatile nature of our business, which is heavily dependent on the success of two motion picture releases per year.

Compensation Philosophy and Objectives

Our compensation philosophy is to attract, motivate and retain exceptional directors, officers and employees. The objectives of our compensation program are to:

•	Provide competitive compensation, consisting of both cash and equity-based components, which appropriately encourages and rewards the creation of enduring long-term stockholder value;

•	Directly link executive compensation to established short-term operating goals and long-term strategic objectives; and

•	Align executive officers’ interests with stockholder interests through a simple, understandable framework that creates a sense of ownership and shared risk among executives.

Compensation Governance

The Compensation Committee regularly reviews evolving practices in governance and executive compensation. Our key executive compensation practices, which we believe promote good governance and are in the best interests of our stockholders, include:

•	We focus on variable compensation whereby a substantial portion of executive compensation is at-risk and dependent upon performance against specified goals;

•	We employ “double-trigger” change-in-control provisions in all of our incentive plans and agreements;

•	We provide limited perquisites to our named executive officers;

•	Our Compensation Committee is comprised solely of independent directors;

•	We hold an annual advisory stockholder vote on our executive compensation program;

•	Our executive compensation arrangements do not include any change-in-control excise tax gross-up provisions; and

•	Our insider trading policy prohibits any executive officer from engaging in derivative or hedging transactions in Company stock or from pledging Company stock.

2015 Executive Compensation Highlights

As discussed further below, the compensation of our named executive officers for 2015 reflected the following:

•	Based on the Company’s 2015 adjusted operating income results, the Company funded the annual executive incentive bonus pool at the maximum amount (200% or, in the case of Mr. Katzenberg, 150%);

•

As a result of the Company’s 2015 earnings before interest and taxes, the Committee certified that the performance objectives had been satisfied with respect to restricted stock unit grants made to certain of our named executive officers in October 2014;

•

The Compensation Committee approved an amended and restated employment agreement with Andrew Chang, our General Counsel, and approved an increase in his target annual compensation as a result of his long tenure with the Company and an assessment of internal pay equity considerations; and

•

As a result of the Company’s return on equity for the three-year period ended December 31, 2015, the Compensation Committee certified that the performance objectives had not been satisfied with respect to performance compensation award grants made in October 2012 to certain of our named executive officers.

2015 Say-on-Pay Vote

As required under the Dodd-Frank Act, in 2015 we provided our stockholders with the opportunity to cast an advisory vote to approve the compensation of our named executive officers as disclosed in our 2015 Proxy Statement commonly referred to as “Say-on-Pay.” We provide our stockholders with a Say-on-Pay vote on an annual basis. The Compensation Committee reviewed the results of the Company’s 2015 Say-on-Pay vote, in which approximately 87% of votes cast, excluding abstentions and broker non-votes, voted in favor of our compensation practices. The Compensation Committee determined that the Company’s executive compensation philosophy, compensation objectives and compensation elements continued to be appropriate and determined not to materially alter such practices for 2015. The Compensation Committee will continue to consider the outcome of the Company’s Say-on-Pay votes when making future compensation decisions for the named executive officers.

Compensation Program Design

The principal components of 2015 executive officer compensation and the primary purpose of each element are set forth in the following table:

Compensation Element	Objectives and Basis	Form

Base salary	Provide current income at a competitive level	Cash

Annual cash incentive awards	Incentivize and reward achievement of annual performance goals	Cash

Long-term equity incentive awards	Incentivize long-term stockholder-value creation; align executive officers’ and stockholders’ interests	Restricted stock units (“RSUs”) and performance compensation awards

Perquisites and other personal benefits	Provide competitive health and welfare benefits consistent with the general employee population and selected additional benefits to executives for convenience and personal security as are necessary to attract and retain exceptional talent in our industry	Various

Post-termination benefits	Provide executive officers with certain compensation assurances in the event of employment loss due to unforeseen circumstances as are necessary to attract and retain exceptional talent in our industry	Various

We generally target total compensation within the range of median peer practices and make appropriate adjustments for the Company’s smaller size relative to peer media companies and consumer entertainment content developers. Individuals may be above or below targeted levels depending on Company and individual performance, experience, advancement potential and internal equity considerations.

In determining the appropriate mix of compensation elements, we strive to balance the objectives of rewarding recent results and motivating long-term performance. Overall, we believe that our compensation program design appropriately incentivizes our executives toward long-term stockholder value creation. We also believe that our various compensation elements work together in a manner that discourages our executives from taking unnecessary risk and, thus, are not likely to have a material adverse effect on the Company.

The chart below illustrates, with respect to our named executive officers (other than Mr. Coleman, who did not receive equity-based awards in 2015) and the terms of their employment agreements in effect as of December 31, 2015 (or, for Mr. Francis, at the time of termination of his employment), (i) the average target percentage of fixed compensation in comparison to variable compensation and (ii) the average target percentage of cash compensation in comparison to equity compensation. A significant portion of our named executive officers’ compensation is “at-risk” and, therefore, illustrative of our compensation philosophy.

2015 Executive Compensation—Fixed vs. Variable Compensation	2015 Executive Compensation—Cash vs. Equity Compensation

How We Determine Executive Compensation

The Compensation Committee is responsible for establishing and implementing the Company’s compensation philosophy and objectives. The Compensation Committee, which is comprised exclusively of independent directors, oversees all compensation and benefit programs and actions that affect our named executive officers. This includes setting salaries for, granting annual and long-term incentive awards to and approving the employment agreements with the named executive officers.

The Compensation Committee’s duties include, but are not limited to:

•

Reviewing key employee compensation policies, plans and programs (including through the engagement of the Compensation Committee’s independent compensation consultants (currently Exequity LLP (“Exequity”)));

•	Monitoring performance and compensation of the Company’s officers and other key employees;

•	Preparing recommendations and periodic reports to the Board of Directors concerning these matters;

•	Administering the Company’s incentive programs; and

•	Reviewing this Compensation Discussion and Analysis and recommending to the Board of Directors its inclusion in this Proxy Statement.

Role of Independent Compensation Consultants in Compensation Decisions

The Compensation Committee has directly engaged Exequity as an independent compensation consultant to advise the Compensation Committee on executive compensation matters. Exequity reports directly to the Compensation Committee on this assignment. A representative of Exequity attends meetings as requested by the Compensation Committee and provides advice directly to the Compensation Committee from time to time, although he did not attend any meetings in 2015. Exequity has not provided other services to the Company since it was engaged by the Compensation Committee and we do not currently expect that Exequity will provide other services to the Company while serving as the Compensation Committee’s consultant. Exequity has provided the Compensation Committee with a report covering factors specified in SEC rules regarding potential conflicts of interest arising from the consultant’s work. Based on the report and discussions with Exequity, the Company determined that the work of Exequity in 2015 did not raise any conflicts of interest.

Frederic W. Cook & Co., Inc. (“FWC”) has been engaged by management from time to time to assist in developing the companywide compensation program, including the Company’s equity and cash incentive plans. At the request of and with significant input from management, FWC has periodically presented recommendations to the Compensation Committee regarding, among other things, the design and operation of the Company’s long-term incentive compensation plan (including the selection of performance criteria and the setting of performance goals). FWC has provided the Compensation Committee with a report covering factors specified in SEC rules regarding potential conflicts of interest arising from the consultant’s work. Based on the report and discussions with FWC, the Company determined that the work of FWC in 2015 did not raise any conflicts of interest.

Role of Executive Officers in Compensation Decisions

Our management provides on-going recommendations to the Compensation Committee regarding our compensation programs. The recommendations include executive compensation plans, designs and strategies, performance goals and criteria for both annual and long-term incentive plans and individual compensation actions for management. Our management provides its recommendations in conjunction with, and based on information gathered from, external compensation consultants engaged by management (currently FWC) and other available market information as well as from internal resources. At the invitation of the Compensation Committee, members of the senior management attend meetings and make presentations to the Compensation Committee. The Compensation Committee also meets regularly in executive session, without members of management present. The Company’s Chief Executive Officer does not participate in Committee discussions in which his compensation is discussed.

Use of Employment Agreements and Competitive Assessments in Compensation Determinations

We have entered into multi-year employment agreements with each of our named executive officers. These employment agreements serve as the starting point for the Compensation Committee’s compensation-setting processes. We believe that it is in the best interests of the Company to enter into multi-year employment agreements with our named executive officers because the agreements foster long-term retention, while still allowing the Compensation Committee to exercise considerable discretion in designing incentive compensation programs and ultimately in setting executive officers’ long-term incentive grant values (irrespective of the target amounts provided in employment agreements). In addition, we believe that our use of multi-year employment agreements assists us in our recruiting efforts because such agreements are common at the other entertainment companies with whom we compete for executive talent.

From time to time, the Company has engaged external compensation consultants (such as FWC) to conduct competitive assessments regarding our executive officers. The purpose of these assessments is to assist us in developing and implementing compensation programs that are generally competitive with those of other companies in the entertainment industry and other companies with whom we compete for executive talent. We generally strive for the total compensation packages for our executive officers to provide target opportunities in the median range of similar organizations (with consideration given to the Company’s smaller size relative to such companies). Individually, our executive officers have the opportunity to earn at above-target levels for superior performance or below-target levels if the Company fails to achieve its performance goals. After determining the appropriate level of compensation for each executive officer, we enter into a multi-year employment agreement with that officer.

Each executive’s employment agreement specifies the annual base salary that the executive will be entitled to receive during the term of the agreement, as well as the benefit plans in which the executive will participate and the other perquisites that the executive will be eligible to receive. In addition, each agreement sets forth, as applicable, the executive’s annual and long-term incentive compensation target opportunities, subject in all instances to the discretion of the Compensation Committee in granting such awards. Each agreement also specifies the post-termination benefits that will be received by each executive (including the treatment of any unvested equity awards) upon involuntary termination (with or without cause), constructive termination, death, disability, termination following a change in control of the Company and, in some instances, upon expiration of the employment agreement.

To inform its decisions on compensation levels and compensation program structure, the Compensation Committee periodically considers the competitive practices of a peer group of selected media companies and consumer entertainment content developers. The Compensation Committee believes that the practices of the peer group are relevant for gauging labor-market competitiveness, because these entities are similar to the Company in their business characteristics, pay structures and general complexity. However, the Compensation Committee uses this information as merely one perspective and not as the sole determinant in its decision-making process. For the last four years, the peer group consisted of the following 11 companies:

Activision Blizzard, Inc.	Scripps Networks Interactive, Inc.
CBS Corporation	Take-Two Interactive Software, Inc.
Discovery Communications, Inc.	Time Warner Inc.
Electronic Arts Inc.	Viacom Inc.
Lions Gate Entertainment Corp.	The Walt Disney Company
Twenty-First Century Fox, Inc. (formerly News Corporation)

In 2015 and 2016, the Compensation Committee reviewed tally sheets for each named executive officer, which were prepared by FWC. These tally sheets showed such items as (i) targeted value of base salary, annual incentive awards and long-term incentive awards, (ii) actual realized value of each compensation element for the most recent three years, (iii) the amount of unrealized value from prior equity incentive grants and (iv) the amounts that the executive would receive upon various termination scenarios (including in connection with a change in control). The tally sheets provide background for the Compensation Committee to make executive compensation determinations, but they do not have a specific impact on such determinations.

Analysis of Executive Compensation Elements

Annual Base Salary and Other Cash Payments

We pay base salaries to our named executive officers to compensate them for services rendered during the year and to provide a base level of monthly income that is not subject to performance-related risk. The base salary for each of our named executive officers is specified in his or her respective employment agreement. The Compensation Committee generally reviews the named executive officers’ salaries periodically, such as at the time of a substantial change in responsibilities or upon entering into a new employment agreement. In reviewing an executive’s salary, the Compensation Committee generally considers, among other things:

•	market data provided by an external consultant with respect to comparable positions; and

•	the executive’s performance, experience and advancement potential, as well as internal pay equity considerations.

The Compensation Committee adjusts salary levels when it is deemed appropriate in comparison to peer practice and in relation to the other elements of the executive compensation package. As of December 31, 2015, our named executive officers (other than Mr. Coleman and Mr. Francis, who left the Company in January and December, 2015, respectively) had the following base salaries (as provided for in their respective employment agreements):

Named Executive Officer	Annual Salary
Jeffrey Katzenberg	$2,500,000
Ann Daly	1,500,000
Fazal Merchant	700,000
Andrew Chang	700,000	(1)
Edward Aleman	400,000

(1)

Mr. Chang’s base salary was increased from $550,000 to $700,000, effective as of July 14, 2015, in connection with entry into his new employment agreement, as discussed in greater detail in the section entitled “—2015 Compensation Actions—New Employment Agreement with Andrew Chang.”

Mr. Francis’ employment agreement, which expired by its terms in December 2015, provided for an annual base salary of $1,200,000. Mr. Coleman’s employment agreement provided for an annual base salary of $2,600,000.

In order to compensate them for, among other things, amounts that they were required to forfeit upon leaving their prior employment and joining the Company, the Compensation Committee also agreed to make the following cash payments to Mr. Merchant and Mr. Aleman, in each case assuming he remains employed by the Company on the applicable dates: Mr. Merchant—(i) $1,000,000 on December 31, 2014, (ii) 1,300,000 on December 31, 2015 and (iii) $700,000 on December 31, 2016; Mr. Aleman—(i) $300,000 on January 2, 2015, (ii) $175,000 on January 2, 2016 and (iii) $175,000 on January 2, 2017. The first two cash payments were made to each of Messrs. Merchant and Aleman in accordance with the terms of their respective employment agreements. Mr. Aleman forfeited the third cash payment upon his separation from the Company.

Annual Incentive Awards

During 2015, the named executive officers (other than Mr. Coleman) were eligible to receive annual performance-based incentive compensation under the Company’s 2015 Annual Incentive Plan (the “Annual Incentive Plan”). The Annual Incentive Plan allows for annual bonus awards payable in cash upon the satisfaction of performance goals established by the Compensation Committee.

Each named executive officer’s employment agreement (other than Mr. Coleman’s) specifies the annual incentive compensation target award for which the executive is eligible, subject in all instances to the discretion of the Compensation Committee. For the other named executive officers, as of December 31, 2015 (for Mr. Francis, during 2015 prior to the expiration of his employment agreement) their respective employment agreements provided for the following target amounts:

Named Executive Officer	Target
Jeffrey Katzenberg	$4,000,000
Ann Daly	1,500,000
Fazal Merchant	700,000
Andrew Chang	325,000	(1)
Edward Aleman	200,000
Michael Francis	1,200,000

(1)

Mr. Chang’s target annual incentive award was increased from $220,000 to $325,000, effective as of July 14, 2015, in connection with entry into his new employment agreement, as discussed in greater detail in the section entitled “—2015 Compensation Actions—New Employment Agreement with Andrew Chang.”

We provide annual incentive payments to motivate and reward our named executive officers for achievement of our annual performance goals. Through the Company’s practice, the Compensation Committee adopts maximum annual bonus amounts payable to each named executive officer. Generally, this maximum amount is 200% of the target amount specified in the officer’s employment agreement; although in the case of Mr. Katzenberg, based on the Compensation Committee’s analysis of competitive data, the maximum amount is 150% of target. The Compensation Committee generally adopts performance criteria for our annual incentive plans that, at the time of adoption, we believe reflect an appropriately difficult yet achievable level of performance for payouts at “target” level and superior performance for payouts at the maximum level. The range for each named executive officer was determined based on individual considerations and external market data for peer media companies and consumer entertainment content developers. Following the end of each calendar year, the Compensation Committee determines the incentive compensation award paid (if any) based upon achievement relative to the established performance goals. For a discussion of the 2015 performance targets, see “—2015 Compensation Actions—Annual Incentive Awards.”

Long-Term Incentive Compensation

The Company’s First Amended Plan provides the Compensation Committee with flexibility to grant awards to the named executive officers in a variety of forms. These include stock appreciation rights (or “SARs”), stock options, restricted stock, restricted stock units and performance compensation awards. Awards may vest depending upon continued service with the Company or the achievement of specified performance criteria. Generally, we have provided long-term incentive grants using a combination of time-vested awards (such as restricted stock or restricted stock units) and awards with performance-based vesting conditions or with value heavily dependent on Company stock performance (such as SARs or performance compensation awards). For a more detailed discussion of actions taken in 2015, please see “—2015 Compensation Actions.”

These awards are intended to incentivize executives to increase long-term stockholder value and align executives’ interests with those of other stockholders by promoting equity ownership. We believe that providing grants that combine both time-vested awards and performance-vested awards effectively balances our objective of focusing the named executive officers on delivering long-term stockholder-value creation, with our objective of providing compensation elements that retain and motivate our executive officers. Restricted stock units serve both to reward and retain executives, since they have value as of the grant date, but have a greater value to the extent the stock price increases over the term of the award. Performance compensation awards (which are essentially performance-vested restricted stock units) generally increase in value based on increased operating results and stock-price performance. Performance compensation awards serve to reward and retain executives, although they vest only upon the achievement of specified performance criteria.

Each named executive officer’s employment agreement specifies a target value of the long-term equity incentive compensation award for which the executive is eligible each year, subject in all instances to the discretion of the Compensation Committee. The target value was determined based on, among other things, external market data. In making its award determination, the Compensation Committee specifies the performance goals (if any) applicable to any grant. For the named executive officers (other than Mr. Coleman), as of December 31, 2015 (for Mr. Francis, December 8, 2015), their respective employment agreements provided for the following target grant-date values:

Named Executive Officers	Target Grant- Date Value
Jeffrey Katzenberg	$4,500,000
Ann Daly	3,500,000
Fazal Merchant	1,200,000
Andrew Chang	750,000	(1)
Edward Aleman	300,000
Michael Francis	2,250,000

(1)	Mr. Chang’s target grant-date value was increased from $330,000 to $750,000, effective as of July 14, 2015, in connection with entry into his new employment agreement.

In computing the grant-date value of time-vested restricted stock units and performance compensation awards, the Company values each share at the closing price on the date of grant and assumes that performance compensation awards will be earned based on target performance levels.

While each named executive officer’s employment agreement specifies the target grant-date value of long-term incentive awards, the actual amount realized from any award by an executive will be dependent upon, among other things, such executive’s continued tenure with the Company, the achievement of applicable performance goals (if any) and the Company’s stock-price performance.

Post-Termination Benefits

Each named executive officer’s employment agreement provides for specified termination benefits upon the executive’s involuntary termination without cause or termination for good reason, death or disability, upon the expiration of the agreement (in certain instances) and upon a change in control. These benefits were negotiated on an arm’s-length basis between each of the executives and the Company with reference to general business and entertainment-industry standards. These provisions are intended to provide each named executive officer with compensation and other benefits for some period of time following termination of employment. With respect to the benefits applicable upon a change in control, we believe that the benefits also provide appropriate incentives for the executive to remain with, and focus on, managing the Company in the event of a possible acquisition of the Company. None of the named executive officers’ employment agreements provide for benefits based solely upon the occurrence of a change in control (otherwise known as “single-trigger benefits”) nor do they provide for tax gross-ups in the event that the executive officer is required to pay an excise tax pursuant to Section 280G of the Internal Revenue Code.

We have provided a detailed discussion of the post-termination benefits set forth in each named executive officer’s employment agreement in the section entitled “Executive Compensation Information—Estimated Executive Benefits and Payments Upon Termination or Change in Control” below.

Perquisites and Other Personal Benefits

Each named executive officer’s employment agreement specifies that the executive will generally be entitled to receive the perquisites provided to the Company’s other senior executives. In addition, we provide a variety of welfare and benefits plans available to other employees in which the named executive officers participate. We also make financial and tax consulting services available to our named executive officers (other than Mr. Katzenberg). We have also agreed (either explicitly in the employment agreement or through Company policy) to reimburse each executive for all costs and expenses (including reasonable legal fees) in connection with the negotiation of each executive’s employment agreement. Under his employment agreement, Mr. Katzenberg is also entitled to retain reasonable security personnel at the Company’s expense. We believe that the perquisites and other benefits provided are competitive and consistent with our overall executive compensation program and better enable us to attract and retain superior employees for key positions.

Deferred Compensation Plan

The Company maintains a deferred compensation plan in which the named executive officers, along with other highly compensated employees, are eligible to participate. The plan was implemented to provide the Company’s senior employees with a means for accumulating tax-deferred savings for retirement. Under the plan, participants may voluntarily elect to defer payment of their salary or annual bonus, and such deferrals are placed in accounts established for the participants. Each participant’s account under the plan is credited with earnings, at periodic intervals, at a rate equal to the actual rate of return over the relevant period of the investment fund or funds or index or indices selected by the participant from the range of investment vehicles offered under the plan. The investment funds currently offered are generally the same as those offered under the Company’s 401(k) plan. Other than credited earnings on employee deferrals, the Company does not currently make any contributions to the plan. Other than Mr. Chang, none of our named executive officers currently participate in the plan.

The “Summary Compensation Table” and “All Other Compensation” table provide greater detail regarding the various perquisites provided to the named executive officers during 2015.

2015 Compensation Actions

2015 Restructuring Plan

On January 22, 2015, the Company announced restructuring initiatives (the “2015 Restructuring Plan”) involving the Company’s core feature animation business. The Company also made changes in its senior leadership team and its feature film slate. In connection with the 2015 Restructuring Plan, Mr. Coleman retired from the Company on January 30, 2015. For more information regarding the payments and benefits that Mr. Coleman received or will receive in connection with his departure, please see the section entitled “Executive Compensation Information—Estimated Executive Benefits and Payments Upon Termination or Change in Control.”

Base Salary

As described above, the Compensation Committee’s general practice is to review the named executive officers’ salaries periodically, such as at the time of a substantial change in responsibilities or upon entering into a new employment agreement. As described below, the Compensation Committee entered into a new employment agreement with Mr. Chang in 2015 and made changes to his salary at such time. See “—New Employment Agreement with Andrew Chang” below. No changes were made to the salaries of the other named executive officers during 2015.

Annual Incentive Awards

As described above under “—Analysis of Executive Compensation Elements—Annual Incentive Awards,” each of our named executive officers’ employment agreements (other than Mr. Coleman’s) provides for annual incentive compensation payable in cash upon the satisfaction of performance goals established by the Compensation Committee. In February 2015, the Compensation Committee approved an incentive cash bonus plan for calendar year 2015 performance for each of our named executive officers (other than Mr. Coleman). The objective of providing cash-based annual bonuses is to reward the named executive officers for achievement of annual financial operating goals while balancing the multi-year perspective of long-term equity incentive grants.

As described above, the bonus targets for the named executive officers vary according to the terms of their respective employment agreements. For calendar year 2015 performance, the Compensation Committee determined that 100% of the bonus amount for each of the participating executive officers would depend upon the achievement of the Company’s operating income performance goal for the year ended December 31, 2015 as reported in the Company’s audited financial statements and as adjusted to exclude the effects of various items, including changes in accounting principles, one-time or extraordinary items, recapitalization and the effects of acquisitions and divestitures. The Compensation Committee believes that operating income is an appropriate measure of short-term performance. The Compensation Committee also selected operating income as the performance metric for the annual cash incentive awards because the Company’s bonus plan applicable to all other employees currently uses operating income as its performance metric. The Compensation Committee selected the target level of performance based upon the Company’s expected 2015 performance (as reflected in the Company’s internal operating budget). The threshold and maximum performance levels reflect operating income results that are 50% less and 80% greater, respectively.

The Compensation Committee also provided that no bonuses would be paid to the named executive officers if bonuses were not paid under the Company bonus plan applicable to other employees. In addition, the Compensation Committee retained negative discretion to reduce the bonuses that would be payable to the named executive officers regardless of the Company’s 2015 performance. The table below shows the Company’s adjusted operating income for 2015 and the percentage of the target payout resulting from such results. In computing the Company’s adjusted operating income for 2015, actual operating income as reported in the Company’s financial statements was adjusted to exclude, among other things, the effects of certain restructuring charges taken by the Company during 2015 as well as expenses from certain technology initiatives. Based upon these results, each participating named executive officer was entitled to receive a bonus for calendar year 2015 equal to 200% (in the case of Mr. Katzenberg, 150%) of target. Based upon on the Compensation Committee’s assessment of the individual performance of Mr. Francis and Mr. Aleman, the Compensation Committee exercised negative discretion to reduce each of Mr. Francis’ and Mr. Aleman’s bonus to 100% of target. The Compensation Committee did not exercise negative discretion with respect to any other individual or the participating named executive officers as a group.

2015 Annual Incentive Award Program

Performance Criteria(1)	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)(2)	Actual Achievement in 2015	Calculated Payout as a Percentage of Target Opportunity

Adjusted operating income	$25.0 million	$50.0 million	$90.0 million	$90.5 million	200	%(2)(3)

(1)

For adjusted operating income achieved between any two of the three percentages specified, the amounts earned will be determined by linear interpolation between the two corresponding adjusted operating income levels.

(2)	In the case of Mr. Katzenberg, his maximum payout was 150% at adjusted operating income of $70.0 million.
(3)	The Compensation Committee exercised negative discretion to reduce each of Mr. Francis’ and Mr. Aleman’s bonus to 100% of target.

Long-Term Incentive Compensation

Each named executive officer’s employment agreement provides that the executive is eligible for annual long-term equity incentive grants having a specified target grant-date value, subject to the Compensation Committee’s discretion.

The Compensation Committee’s current policy is generally to consider equity awards to the named executive officers at the time of a regularly scheduled Compensation Committee meeting, with each grant date occurring during the trading window established for Company insiders following the release of quarterly earnings. In 2015, the performance compensation awards and the time-vested RSU grants were made at the Compensation Committee’s regularly scheduled meetings occurring in the first and fourth calendar quarters, respectively.

In considering the 2015 grants, the Compensation Committee decided that the annual grants to our named executive officers (other than Mr. Coleman, who left the Company in January 2015 and hence did not receive any grants) would be allocated 75% to time-vested restricted stock units and 25% to performance compensation awards. The Compensation Committee believes that these award allocations appropriately reflect the Company’s objective of providing competitive compensation programs, while also tailoring compensation to the roles and specific considerations of individual named executive officers. The time-vested awards granted to the named executive officers in 2013 and 2014 also contained performance criteria in order to satisfy the requirements of Section 162(m) of the Internal Revenue Code. However, in 2015 the Compensation Committee concluded that any potential loss of tax deductibility was likely to be mitigated by the Company’s net operating losses and did not include such performance criteria, which the Compensation Committee believed was consistent with the named executive officers’ expectations.

In February 2015, the Compensation Committee granted performance compensation awards of restricted stock units to Mr. Katzenberg, Ms. Daly, Mr. Francis, Mr. Merchant, Mr. Chang and Mr. Aleman which had an intended grant-date fair value (at target levels) as shown:

Named Executive Officer	Target Grant-Date Value of Award	Performance Compensation Awards (# of Shares)
		Target	Maximum
Jeffrey Katzenberg	$1,125,000	52,545	78,817
Ann Daly	875,000	40,868	81,736
Fazal Merchant	300,000	14,012	28,024
Andrew Chang	82,500	3,853	7,706
Edward Aleman	75,000	3,503	7,006
Michael Francis	562,500	26,272	52,544

The performance compensation awards will vest with respect to some or all of the awards, depending on the achievement of the specified performance criteria for the three-year performance period ending December 31, 2017. In computing the grant value of the performance compensation awards, the awards were valued at the target number of shares. However, in recognition of the at-risk nature of the awards, each executive may earn up to a maximum of 200% (in the case of Mr. Katzenberg, 150%) of target, depending upon the achievement of the performance criteria. The performance criteria applicable to these awards are the Company’s average annual return on equity (“ROE”), revenues and operating cash flow for the three-year period ending December 31, 2017. Each performance criterion is weighted equally and one-third of the target number of shares subject to the performance compensation award will vest with respect to some or all of that portion of the award, depending on the achievement of the performance criterion to which the portion of the award relates. The table below shows for each of the criteria the respective threshold, target and maximum amounts applicable to such criteria.

Performance Criteria	Weighting	2015-2017 Performance Goals (Dollars in millions)
		Threshold	Target	Maximum
Adjusted Revenue	33.3%	$900	$1,000	$1,100
Adjusted Operating Cash Flow	33.3%	$40	$90	$140
Adjusted ROE	33.3%	1.0%	4.0%	7.0%

For average annual amounts below the threshold with respect to a specific criterion, none of the award allocated to such criterion will be earned. For average annual amounts between any two of the threshold, target and maximum amounts specified, the amount earned will be determined by linear interpolation between the two corresponding levels. For purposes of the awards, (i) annual ROE is defined as the Company’s earnings before interest and taxes (“EBIT”) expressed as a percentage of the average of the Company’s stockholder’s equity at the beginning and end of the year, (ii) revenues will be the Company’s total revenues as reported in its consolidated statements of operations and (iii) operating cash flow will be the Company’s net cash provided by operating activities as reported in its consolidated statements of cash flows. The computation of ROE, revenues and operating cash flow will exclude a number of items, as applicable, including (i) the effects of the Company’s tax sharing agreement with a former stockholder, (ii) the portion of film amortization expense that represents interest expense capitalized to films and other productions, (iii) the effects of share repurchases and (iv) the compensation expense associated with the awards. The Compensation Committee believes that the three criteria selected will provide incentives to the named executive officers to appropriately balance the objectives of increasing overall revenues while still focusing on long-term shareholder value and cash flow.

In October 2015, the Compensation Committee approved the time-based grants shown below to the following named executive officers (which had an intended grant-date fair value as shown):

Named Executive Officer	Grant-Date Value of Awards	Restricted Stock Units (# of Shares)
Jeffrey Katzenberg	$3,375,000	142,585
Ann Daly	2,625,000	110,899
Fazal Merchant	900,000	38,022
Andrew Chang	562,500	23,764
Edward Aleman	225,000	9,505

The awards will vest in four equal annual installments on the first, second, third and fourth anniversaries of the date of grant, subject generally to the executive’s continued employment on the applicable vesting dates. Because Mr. Francis had already announced his intention to leave the Company prior to the grant date for these awards, he did not receive a time-based grant in 2015.

New Employment Agreement with Andrew Chang

On July 10, 2015, the Compensation Committee approved, and the Company subsequently entered into, a new employment agreement with Mr. Chang to provide incentives for him to remain with the Company beyond January 1, 2016, which was the expiration date of his prior agreement. The new employment agreement supersedes and replaces the prior employment agreement and provides for Mr. Chang’s continued employment with the Company until July 14, 2019. The terms and conditions of the new employment agreement were determined through arm’s-length negotiation with Mr. Chang.

In recognition of his long tenure in his current position and based upon, among other things, review of competitive market data and consideration of internal pay equity, the new employment agreement provides that Mr. Chang’s annual base salary increased from $550,000 to $700,000. His target annual bonus was increased from $220,000 to $325,000, although his target annual bonus for 2015 was pro-rated based on the date of his new employment agreement. His target annual long-term incentive compensation was increased from $330,000 to $750,000, although the Compensation Committee retains ultimate discretion with respect to the amount and form of such awards.

2016 Compensation Actions

October 2012 Performance Compensation Awards

In October 2012, the Compensation Committee granted performance compensation awards to Mr. Katzenberg, Ms. Daly and Mr. Chang as part of their annual long-term incentive awards. The performance compensation awards were eligible to vest, depending on the Company’s average annual ROE for the three-year performance period ending December 31, 2015. The threshold average annual ROE for these awards was 4.1%. In February 2016, the Compensation Committee certified that the Company achieved average annual ROE of (0.8)% for the performance period and, as a result, all of the awards were cancelled without payment.

October 2014 Time-Based Restricted Stock and Restricted Stock Units

In October 2014, the Compensation Committee granted time-based restricted stock units to Mr. Katzenberg, Ms. Daly, Mr. Francis and Mr. Merchant, which, in each case, included an initial performance hurdle based on the Company achieving positive EBIT for the year ended December 31, 2015 or for the two-year period ended December 31, 2016. Provided that this requirement is satisfied, the awards vest in four equal annual installments, with the first vesting date occurring on the date in 2016 when the Compensation Committee certifies that the performance requirement has been satisfied and subsequent vesting dates occurring on the second, third and fourth anniversaries of the date of grant. In February 2016, the Compensation Committee certified that the Company achieved positive EBIT for the year ended December 31, 2015 and, as a result, the first installment of the awards to Mr. Katzenberg, Ms. Daly, Mr. Francis and Mr. Merchant vested. The remaining unvested portions of the award to Mr. Francis were cancelled upon the termination of his employment on December 8, 2015.

February 2016 Grant of Performance Compensation Awards

In February 2016, the Compensation Committee granted performance compensation awards of restricted stock units to Mr. Katzenberg, Ms. Daly, Mr. Merchant and Mr. Chang which had an intended grant-date fair value (at target levels) as shown:

Named Executive Officer	Target Grant-Date Value of Award	Performance Compensation Awards (# of Shares)
		Target	Maximum
Jeffrey Katzenberg	$1,125,000	45,180	67,770
Ann Daly	875,000	35,140	70,280
Fazal Merchant	300,000	12,048	24,096
Andrew Chang	187,500	7,530	15,060

The performance compensation awards will vest with respect to some or all of the awards, depending on the achievement of the specified performance criteria for the three-year performance period ending December 31, 2018. In computing the grant value of the performance compensation awards, the awards were valued at the target number of shares. However, in recognition of the at-risk nature of the awards, each executive may earn up to a maximum of 200% (in the case of Mr. Katzenberg, 150%) of target, depending upon the achievement of the performance criteria. The performance criteria applicable to these awards are the Company’s average annual ROE, revenues and operating cash flow for the three-year period ending December 31, 2018. Each performance criterion is weighted equally and one-third of the target number of shares subject to the performance compensation award will vest with respect to some or all of that portion of the award, depending on the achievement of the performance criterion to which the portion of the award relates. The table below shows for each of the criteria the respective threshold, target and maximum amounts applicable to such criteria.

Performance Criteria	Weighting	2016-2018 Performance Goals (Dollars in millions)
		Threshold	Target	Maximum
Adjusted Revenue	33.3%	$965	$1,065	$1,165
Adjusted Operating Cash Flow	33.3%	$70	$120	$170
Adjusted ROE	33.3%	3.0%	6.0%	9.0%

For average annual amounts below the threshold with respect to a specific criterion, none of the portion of the award allocated to such criterion will be earned. For average annual amounts between any two of the threshold, target and maximum amounts specified, the amount earned will be determined by linear interpolation between the two corresponding levels. For purposes of the awards, (i) annual ROE is defined as the Company’s EBIT expressed as a percentage of the average of the Company’s stockholder’s equity at the beginning and end of the year, (ii) revenues will be the Company’s total revenues as reported in its consolidated statements of operations and (iii) operating cash flow will be the Company’s net cash provided by operating activities as reported in its consolidated statements of cash flows. The computation of ROE, revenues and operating cash flow will exclude a number of items, as applicable, including (i) the effects of the Company’s tax sharing agreement with a former stockholder, (ii) the portion of film amortization expense that represents interest expense capitalized to films and other productions, (iii) the effects of share repurchases and (iv) the compensation expense associated with the awards. The Compensation Committee believes that the three criteria selected will provide incentives to the named executive officers to appropriately balance the objectives of increasing overall revenues while still focusing on long-term shareholder value and cash flow.

Tax Implications

Deductibility of Executive Compensation

As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m). Section 162(m) provides that the Company may not deduct compensation of more than $1,000,000 paid in any year to the Chief Executive Officer or any of the three other most highly compensated officers (excluding the Chief Financial Officer), unless the compensation qualifies as “performance based compensation” under Section 162(m). We have considered the potential impact of Section 162(m) on the Company’s compensation plans and have determined that it is the Company’s preference to qualify its executives’ compensation for deductibility under Section 162(m), to the extent the Compensation Committee believes it is consistent with the Company’s best interests. The Company’s compensation plans have generally been designed to permit the Compensation Committee to grant awards that qualify for deductibility under Section 162(m). While the Compensation Committee considers deductibility as one factor in determining executive compensation, the Committee believes that stockholder interests are best served by the Committee retaining the flexibility to approve compensation that is not deductible by the Company for tax purposes.

Other Items

Insider Trading Policy (Including Anti-Hedging and Anti-Pledging)

Our Insider Trading Policy applies to all transactions in our securities, including common stock, restricted stock, restricted stock units, performance compensation awards, stock options and stock appreciation rights. It also applies to any other securities we may issue from time to time, as well as to derivative securities relating to our stock, whether or not issued by us, such as exchange-traded options.

We believe it is improper and inappropriate for any of our directors, officers or employees to engage in short-term or speculative transactions involving Company securities. Accordingly, the Insider Trading Policy prohibits all employees from entering into a variety of activities with respect to our securities, including:

•	hedging transactions, such as buying puts or calls with respect to our stock;

•	purchasing Company securities on margin or pledging Company securities as collateral for loans; and

•	short sales.

Stock Ownership Guidelines

As noted above, an important element of our compensation philosophy is to align the long-term interests of executive officers with those of our stockholders by providing appropriate incentives. In furtherance of this objective, the Compensation Committee adopted stock ownership guidelines in February 2011, which are applicable to the named executive officers. The named executive officers have five years to comply, starting from the adoption of the guidelines or, if later, from becoming a named executive officer. Under the guidelines, named executive officers are required to hold shares of Company stock having a value equal to the following percentages of their base salaries: Chief Executive Officer—600%; President and Chief Operating Officer—300%; and all other named executive officers—200%. For these purposes, any unvested restricted stock units and restricted stock (but not outstanding vested or unvested stock options, SARs or unearned performance compensation awards) are treated as held by the officer.

Compensation Committee Charter

The Compensation Committee acts pursuant to a written charter, which the Compensation Committee reviews on an annual basis. From time to time, the Compensation Committee may recommend that the Board of Directors approve revisions to the charter as appropriate to reflect evolving practices or changes in legal or regulatory requirements.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

Mellody Hobson, Chair

Lucian Grainge

Mary Agnes (“Maggie”) Wilderotter

EXECUTIVE COMPENSATION INFORMATION

Summary Compensation Table

DreamWorks Animation compensates its executive officers pursuant to their respective employment agreements. For a further discussion of the Company’s underlying compensation policies and decisions, see “Compensation Discussion and Analysis.” The following Summary Compensation Table sets forth summary compensation information for our Chief Executive Officer and Chief Financial Officer and the three most highly compensated executive officers, other than our Chief Executive Officer and Chief Financial Officer, for the year ended December 31, 2015, as well as for Mr. Coleman, who served as our Vice Chairman during January 2015, and Mr. Francis, who served as our Chief Global Brand Officer until December 8, 2015 (collectively, the “named executive officers”). Mr. Coleman’s and Mr. Francis’s employment with the Company terminated as of January 30, 2015 and December 8, 2015, respectively. This Summary Compensation Table is accompanied by an “All Other Compensation” table, a “Grants of Plan-Based Awards” table and additional narrative discussion as necessary to assist in the understanding of the information presented in each of such tables.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Jeffrey Katzenberg(4)	2015	$2,500,000	$—		$4,499,975	$6,000,000	$526,919	$13,526,894
Chief Executive Officer	2014	$2,500,000	$—		$3,374,985	$—	$506,136	$6,381,121
	2013	$2,500,000	$—		$4,499,954	$6,000,000	$483,248	$13,483,202

Ann Daly	2015	$1,500,000	$—		$3,499,963	$3,000,000	$27,000	$8,026,963
President	2014	$1,500,000	$—		$2,624,986	$—	$26,369	$4,151,355
	2013	$1,500,000	$—		$3,499,957	$3,000,000	$25,170	$8,025,127

Fazal Merchant(5)	2015	$700,000	$1,300,000	(6)	$1,199,978	$1,400,000	$48,858	$4,648,836
Chief Financial Officer	2014	$188,462	$1,350,000	(6)	$899,981	$—	$42,588	$2,481,031

Andrew Chang	2015	$612,885	$—		$644,987	$538,384	$34,057	$1,830,313
General Counsel	2014	$550,000	$85,000	(7)	$247,487	$—	$26,070	$908,557
	2013	$546,192	$85,000	(7)	$329,933	$440,000	$25,170	$1,426,295

Edward Aleman(5)	2015	$400,000	$300,000	(8)	$299,982	$200,000	$16,409	$1,216,391
Former Chief Accounting Officer

Lewis W. Coleman(4)(9)	2015	$220,000	$—		$—	$—	$2,420,890	$2,640,890
Former Vice Chairman, President and Chief Financial Officer	2014	$2,274,615	$108,334	(10)	$999,999	$—	$63,399	$3,446,347
	2013	$2,000,000	$108,333	(10)	$999,997	$—	$38,010	$3,146,340

Michael Francis	2015	$1,186,154	$—		$562,484	$1,200,000	$286,934	$3,235,572
Former Chief Global Brand Officer	2014	$1,200,000	$—		$1,687,493	$—	$367,383	$3,254,876
	2013	$1,089,231	$—		$2,249,960	$2,400,000	$357,901	$6,097,092

(1)

The amounts shown represent the aggregate grant-date fair value of the award made during each respective year, as computed in accordance with Accounting Standards Codification 718 “Compensation-Stock Compensation” (“ASC 718”). For a further discussion of the assumptions used in the calculation of the grant-date fair values for each year (for all applicable grants of equity awards) pursuant to ASC 718, please see “Financial Statements and Supplemental Data—Notes to Consolidated Financial Statements—Note 18 Stock-Based Compensation” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015. For further discussion of grants made in 2015, see the accompanying “Grants of Plan-Based Awards” table. As discussed above in “Compensation Discussion and Analysis,” each of the named executive officers (other than Mr. Coleman and, with respect to time-vested awards, Mr. Francis) received equity awards in 2015 comprised of time-vested restricted stock units and performance compensation awards that are subject to the achievement of certain performance hurdles for the three-year period ending December 31, 2017. The amounts included in the column for 2015 represent the “target” level of performance for the performance compensation awards. The aggregate value of this performance-based award at the maximum level of performance would be as follows: Jeffrey Katzenberg—$1,687,472; Ann Daly—$1,749,968; Fazal Merchant—$599,994; Andrew Chang—$164,985; Edward Aleman—$149,998; and Michael Francis—$1,124,967. See “Compensation Discussion and Analysis—2015 Compensation Actions—Long-Term Incentive Compensation.”

(2)

The amounts reflected in “Non-Equity Incentive Plan Compensation” column represent amounts earned during each respective year under the Company’s annual performance-based incentive program. See “Compensation Discussion and Analysis—2015 Compensation Actions—Annual Incentive Awards.”

(3)

The components of “All Other Compensation” for 2015 are detailed below in the “All Other Compensation” table. The amounts shown do not include life insurance premiums for coverage offered through programs available on a nondiscriminatory basis to substantially all of the Company’s employees (other than those covered by a collective bargaining agreement).

(4)	Mr. Katzenberg and Mr. Coleman also serve or served as directors of the Company. Neither Mr. Katzenberg nor Mr. Coleman received any separate compensation for his role as a director in 2015.

(5)	Mr. Merchant and Mr. Aleman commenced employment with the Company in September 2014.
(6)

Under the terms of his employment agreement, Mr. Merchant received cash awards totaling (a) $1,350,000 in 2014 consisting of a $350,000 signing bonus and a $1,000,000 payment on December 31, 2014 and (b) $1,300,000 on December 31, 2015 to compensate Mr. Merchant for amounts that he was required to forfeit upon leaving his prior employer.

(7)

In July 2010, Mr. Chang received a time-vested cash award that vested in three equal installments of $75,000 in July 2012, 2013 and 2014. In October 2010, Mr. Chang received an additional time-vested cash award that vested in four equal installments of $10,000 in October 2011, 2012, 2013 and 2014.

(8)

Under the terms of his employment agreement, Mr. Aleman received a cash award totaling $300,000 on January 2, 2015 to compensate Mr. Aleman for amounts that he was required to forfeit upon leaving his prior employer.

(9)	Mr. Coleman served as our President and Chief Financial Officer until August 2014 and as our Vice Chairman from August 2014 to January 2015.
(10)	In October 2010, Mr. Coleman received a time-vested cash award that vested in four equal installments in October 2011, 2012, 2013 and 2014.

In 2015, our named executive officers’ salaries and bonuses represented the following approximate percentages of their total compensation: Mr. Katzenberg—63%; Ms. Daly—56%; Mr. Merchant—73%; Mr. Chang—63%; Mr. Aleman—74%; Mr. Coleman—8% and Mr. Francis—74%.

The following table outlines the amounts included in “All Other Compensation” in the “Summary Compensation Table” for our named executive officers in 2015:

ALL OTHER COMPENSATION

Name	Tax/Investment Consulting(1)	Legal Services		Commuting		Personal Security Services		Other Personal Benefits		Tax Reimbursements		Total All Other Compensation
Jeffrey Katzenberg	$—	$—		$—		$521,619	(2)	$5,300	(3)	$—		$526,919
Chief Executive Officer

Ann Daly	$21,700	$—		$—		$—		$5,300	(3)	$—		$27,000
President

Fazal Merchant	$43,558	$—		$—		$—		$5,300	(3)	$—		$48,858
Chief Financial Officer

Andrew Chang	$21,700	$4,645	(4)	$—		$—		$5,300	(3)	$2,412	(5)	$34,057
General Counsel

Edward Aleman	$16,409	$—		$—		$—		$—		$—		$16,409
Former Chief Accounting Officer

Lewis W. Coleman	$35,590	$—		$—		$—		$2,385,300	(6)	$—		$2,420,890
Former Vice Chairman, President and Chief Financial Officer

Michael Francis	$23,650	$—		$158,558	(7)	$—		$5,300	(3)	$99,426	(8)	$286,934
Former Chief Global Brand Officer

(1)	Represents payments made to a third party for tax and/or personal financial consulting services.
(2)

Represents the aggregate incremental cost to the Company of providing personal security services to Mr. Katzenberg. Since the Company requires this protection under a comprehensive security program and it is not designed to provide a personal benefit (other than the intended security), the Company does not view these security arrangements as compensation to Mr. Katzenberg. However, in accordance with SEC guidance on this issue, the Company reports these security arrangements as perquisites.

(3)	Represents 401(k) plan employer matching contributions.
(4)	Represents payments made for legal services rendered in 2015 in connection with Mr. Chang’s employment agreement.
(5)	Reflects a tax gross-up on income related to the items shown as “Legal Services.”
(6)	Represents $5,300 for 401(k) plan employer matching contributions and $2,380,000 in cash severance payments.
(7)

Represents the aggregate incremental cost to the Company of Mr. Francis’ airfare, housing and other expenses in connection with travel between the Company’s headquarters in Glendale, California and his residences in Los Angeles and Minnesota. In accordance with the definition of perquisites contained in Item 402 of Regulation S-K, we have included the aggregate incremental costs of these trips as a perquisite to Mr. Francis.

(8)	Reflects a tax gross-up on income related to the items shown as “Commuting.”

Grants of Plan-Based Awards

The following Grants of Plan-Based Awards table accompanies the “Summary Compensation Table” and provides additional detail regarding of grants of equity awards (such as grants of restricted stock units) and under other compensation arrangements made during 2015 (Mr. Coleman did not receive any awards in 2015):

GRANTS OF PLAN-BASED AWARDS

Name and Principal Position	Approval Date(1)		Grant Date(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards						Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or Units(#)	All Other Option Awards: Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards ($/Sh)		Grant Date Fair Value of Stock and Option Awards(2)
				Threshold ($)		Target ($)		Maximum ($)		Threshold (#)		Target (#)	Maximum (#)
Jeffrey Katzenberg(3)	10/22/2015		11/10/2015		$—		$—		$—	—		—	—	142,585	—		$—		$3,374,987
Chief Executive Officer	2/18/2015		2/27/2015		$—		$—		$—	—	(4)	52,545	78,817	—	—		$—		$1,124,988
	2/18/2015		2/18/2015		$2,000,000		$4,000,000		$6,000,000	—		—	—	—	—		$—		$—

Ann Daly(3)	10/22/2015		11/10/2015		$—		$—		$—	—		—	—	110,899	—		$—		$2,624,979
President	2/18/2015		2/27/2015		$—		$—		$—	—	(4)	40,868	81,736	—	—		$—		$874,984
	2/18/2015		2/18/2015		$750,000		$1,500,000		$3,000,000	—		—	—	—	—		$—		$—

Fazal Merchant(3)	10/22/2015		11/10/2015		$—		$—		$—	—		—	—	38,022	—		$—		$899,981
Chief Financial Officer	2/18/2015		2/27/2015		$—		$—		$—	—	(4)	14,012	28,024	—	—		$—		$299,997
	2/18/2015		2/18/2015		$350,000		$700,000		$1,400,000	—		—	—	—	—		$—		$—

Andrew Chang(3)	10/22/2015		11/10/2015		$—		$—		$—	—		—	—	23,764	—		$—		$562,494
General Counsel	2/18/2015		2/27/2015		$—		$—		$—	—	(4)	3,853	7,706	—	—		$—		$82,493
	2/18/2015 7/10/2015	(5)	2/18/2015 7/10/2015	$ $	110,000 24,596	$ $	220,000 49,192	$ $	440,000 98,384	— —		— —	— —	— —	— —	$ $	— —	$	— —

Edward Aleman(3)	10/22/2015		11/10/2015		$—		$—		$—	—		—	—	9,505	—		$—		$224,983
Former Chief Accounting Officer	2/18/2015		2/27/2015		$—		$—		$—	—	(4)	3,503	7,006	—	—		$—		$74,999
	2/18/2015		2/18/2015		$100,000		$200,000		$400,000	—		—	—	—	—		$—		$—

Michael Francis(3)	2/18/2015		2/27/2015		$—		$—		$—	—	(4)	26,272	52,544	—	—		$—		$562,484
Former Chief Global Brand Officer	2/18/2015		2/18/2015		$600,000		$1,200,000		$2,400,000	—		—	—	—	—		$—		$—

(1)

In accordance with our equity grant policy described in “Compensation Discussion and Analysis,” our current policy is generally to consider equity awards to the named executive officers at the time of regularly scheduled Compensation Committee meetings, with each grant occurring during the trading window established for Company insiders following the release of quarterly earnings.

(2)

Amounts represent the grant-date fair value of equity awards made in 2015, as computed in accordance with ASC 718, and, in the case of performance-based stock awards, represent “target” level performance.

(3)

Pursuant to each of these named executive officers’ employment agreements, subject to annual approval by the Compensation Committee, the named executive officers are entitled to receive an annual equity incentive award (in such form of equity-based compensation as the Compensation Committee may determine). For a further discussion of terms of these grants, see “Compensation Discussion and Analysis.”

(4)

Relates to the grant of restricted stock units that are subject to certain performance criteria being met for the three-year period ending December 31, 2017 (as described more fully under “Compensation Discussion and Analysis—2015 Compensation Actions—Long-Term Incentive Compensation”). There is no threshold amount for these awards as each named executive officer is entitled to earn a percentage of the award (limited to whole units) for any increase in performance above the minimum amount of the relevant performance criteria.

(5)

Pursuant to the new employment agreement with Mr. Chang, his target annual incentive award was increased from $220,000 to $325,000 effective July 14, 2015, as discussed in “Compensation Discussion and Analysis— Annual Incentive Awards,” with corresponding changes to his threshold and maximum payments. The amounts in this row represent the pro-rata incremental increase in Mr. Chang’s 2015 annual incentive award over the threshold, target and maximum payments approved on February 18, 2015, as provided for in Mr. Chang’s new employment agreement.

All restricted stock units shown in the table were granted under the First Amended Plan. The restricted stock units granted in February 2015 are subject to the achievement of certain performance hurdles for the three-year period ending December 31, 2017. See “Compensation Discussion and Analysis—2015 Compensation Actions—Long-Term Incentive Compensation.” The methodology used by the Compensation Committee in making the awards to the named executive officers is discussed in the “Compensation Discussion and Analysis—Analysis of Executive Compensation Elements.” The vesting of awards may, in certain instances, continue following termination of employment or be accelerated upon certain events. See “Compensation Discussion and Analysis” and “—Executive Employment Agreements” for a discussion of the principal terms of our named executive officers’ employment agreements.

For a discussion of additional information necessary to understand the Equity Incentive Plan Awards shown in the above table (including a discussion of the performance criteria established and the actual payouts, if applicable, under such awards), please see the section entitled “Compensation Discussion and Analysis—2015 Compensation Actions—Long-Term Incentive Compensation.”

All Non-Equity Incentive Plan Awards shown in the table were granted under the Annual Incentive Plan. For a discussion of additional information necessary to understand such awards (including a discussion of the performance criteria established and actual payouts, if applicable, under such awards), please see the section entitled “Compensation Discussion and Analysis—2015 Compensation Actions—Annual Incentive Awards.”

We have entered into an employment agreement with each of our named executive officers. For a further discussion of the employment agreements, please see “Compensation Discussion and Analysis—How We Determine Executive Compensation—Use of Employment Agreements and Competitive Assessments in Compensation Determinations” and “—Executive Employment Agreements.”

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the outstanding equity awards for the named executive officers as of December 31, 2015:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares of Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Jeffrey Katzenberg	800,000	—	—	$24.28	5/1/2019	182,254	(1)	$4,696,686	266,291	(2)	$6,862,319
Chief Executive Officer	269,796	—	—	35.30	10/29/2020

Ann Daly	156,250	—	—	$28.80	11/28/2016	141,753	(3)	$3,652,975	220,737	(4)	$5,688,392
President	163,010	—	—	31.37	11/2/2017

Fazal Merchant	—	—	—	$—	—	38,022	(5)	$979,827	64,187	(6)	$1,654,099
Chief Financial Officer

Andrew Chang	1,400	—	—	$28.80	11/28/2016	35,095	(7)	$904,398	9,582	(8)	$246,928
General Counsel	1,375	—	—	31.37	11/2/2017
	1,516	—	—	28.10	10/31/2018
	3,551	—	—	32.00	10/30/2019
	6,744	—	—	35.30	10/29/2020

Edward Aleman	—	—	—	$—	—	39,280	(9)	$1,012,246	5,838	(10)	$150,445
Former Chief Accounting Officer

Lewis W. Coleman	55,332	—	—	$24.85	3/20/2016	—		$—	45,372	(11)	$1,169,236
Former Vice Chairman, President and Chief Financial Officer	169,270	—	—	28.80	11/28/2016
	176,594	—	—	31.37	11/2/2017
	197,144	—	—	28.10	10/31/2018
	173,117	—	—	32.00	10/30/2019
	73,069	—	—	35.30	10/29/2020

Michael Francis	—	—	—	$—	—	—		$—	19,141	(12)	$493,264
Former Chief Global Brand Officer

(1)

Consists of (i) 39,669 restricted stock units that vest on November 6, 2016 and (ii) 142,585 restricted stock units that vest with respect to 35,646 shares on November 10, 2016, 2017 and 2018, respectively, and 35,647 shares on November 10, 2019.

(2)

Consists of (i) performance compensation awards in the form of 26,445 and 16,656 restricted stock units that vest on December 31, 2015 and 2016, respectively, subject to the satisfaction of certain performance criteria measured over the three-year period ending on such date (performance criteria were not met for the three-year period ending December 31, 2015), (ii) 153,130 restricted stock units that vest ratably at a rate of 25% on February 17, 2016 (the date the

Compensation Committee certified the Company’s financial results for the year ending December 31, 2015), November 3, 2016, November 3, 2017 and November 3, 2018, subject to the Company achieving positive adjusted EBIT for the year ending December 31, 2015 (which was met), and (iii) 70,060 restricted stock units that vest on December 31, 2017, subject to the satisfaction of certain performance criteria measured over the three-year period ending on such date.

(3)

Consists of (i) 30,854 restricted stock units that vest on November 6, 2016 and (ii) 110,899 restricted stock units that vest with respect to 27,724 shares on November 10, 2016 and 27,725 shares on November 10, 2017, 2018 and 2019, respectively.

(4)

Consists of (i) performance compensation awards in the form of 20,568 and 12,955 restricted stock units that vest on December 31, 2015 and 2016, respectively, subject to the satisfaction of certain performance criteria measured over the three-year period ending on such date (performance criteria were not met for the three-year period ending December 31, 2015), (ii) 119,101 restricted stock units that vest ratably at a rate of 25% on February 17, 2016 (the date the Compensation Committee certified the Company’s financial results for the year ending December 31, 2015), November 3, 2016, November 3, 2017 and November 3, 2018, subject to the Company achieving positive adjusted EBIT for the year ending December 31, 2015 (which was met), and (iii) 68,113 restricted stock units that vest on December 31, 2017, subject to the satisfaction of certain performance criteria measured over the three-year period ending on such date .

(5)	Consists of 38,022 restricted stock units that vest with respect to 9,505 shares on each of November 10, 2016 and 2018, and 9,506 shares on each of November 10, 2017 and 2019.
(6)

Consists of (i) 40,834 restricted stock units that vest ratably at a rate of 25% on February 17, 2016 (the date the Compensation Committee certified the Company’s financial results for the year ending December 31, 2015), November 3, 2016, November 3, 2017 and November 3, 2018, subject to the Company achieving positive adjusted EBIT for the year ending December 31, 2015 (which was met), and (ii) 23,353 restricted stock units that vest on December 31, 2017, subject to the satisfaction of certain performance criteria measured over the three-year period ending on such date.

(7)

Consists of (i) 2,909 restricted stock units that vest on November 6, 2016, (ii) 8,422 restricted stock units that vest with respect to 2,807 shares on November 3, 2016 and 2017, respectively, and 2,808 shares on November 3, 2018 and (iii) 23,764 restricted stock units that vest with respect to 5,941 shares on November 10, 2016, 2017, 2018 and 2019, respectively.

(8)

Consists of (i) performance compensation awards in the form of 1,939 and 1,221 restricted stock units that vest on December 31, 2015 and 2016, respectively, subject to the satisfaction of certain performance criteria measured over the three-year period ending on such date (performance criteria were not met for the three-year period ending December 31, 2015) and (ii) 6,422 restricted stock units that vest on December 31, 2017, subject to the satisfaction of certain performance criteria measured over the three-year period ending on such date.

(9)

Consists of (i) 29,775 restricted stock units that vest with respect to 9,925 shares on each of November 3, 2016, 2017 and 2018, and (ii) 9,505 restricted stock units that vest with respect to 2,376 shares on each of November 10, 2016, 2017 and 2018 and 2,377 shares on November 10, 2019.

(10)	Consists of 5,838 restricted stock units that vest on December 31, 2017, subject to the satisfaction of certain performance criteria measured over the three-year period ending on such date.
(11)

Consists of 45,372 shares of restricted stock that vested on February 17, 2016 (the date the Compensation Committee certified the Company’s financial results for the year ending December 31, 2015), subject to the Company achieving positive adjusted EBIT for the year ending December 31, 2015 (which was met).

(12)

Consists of 19,141 restricted stock units that vested on February 17, 2016 (the date the Compensation Committee certified the Company’s financial results for the year ending December 31, 2015), subject to the Company achieving positive adjusted EBIT for the year ending December 31, 2015 (which was met).

Options Exercised and Stock Vested

The following table sets forth the options which were exercised and the restricted stock units and shares of restricted stock that vested for the named executive officers during 2015:

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Jeffrey Katzenberg Chief Executive Officer	—	$—	89,370	$1,963,570	(1)

Ann Daly President	—	$—	43,279	$970,338	(2)

Fazal Merchant Chief Financial Officer	—	$—	—	$—

Andrew Chang General Counsel	—	$—	6,959	$150,422	(3)

Edward Aleman Former Chief Accounting Officer	—	$—	9,924	$202,995	(4)

Lewis W. Coleman Former Vice Chairman, President and Chief Financial Officer	—	$—	90,811	$1,694,079	(5)

Michael Francis Former Chief Global Brand Officer	—	$—	25,111	$606,180	(6)

(1)

Amount based on: (i) 49,702 restricted stock units that vested on October 28, 2015 at a price of $21.230 per share and (ii) 39,668 restricted stock units that vested on November 6, 2015 at a price of $22.900 per share.

(2)

Amount based on: (i) 12,426 restricted stock units that vested on October 28, 2015 at a price of $21.230 per share and (ii) 30,853 restricted stock units that vested on November 6, 2015 at a price of $22.900 per share.

(3)

Amount based on: (i) 1,243 restricted stock units that vested on October 28, 2015 at a price of $21.230 per share, (ii) 2,807 restricted stock units that vested on November 3, 2015 at a price of $20.455 per share and (iii) 2,909 restricted stock units that vested on November 6, 2015 at a price of $22.900 per share.

(4)	Amount based on 9,924 restricted stock units that vested on November 3, 2015 at a price of $20.455 per share.
(5)	Amount based on 90,811 restricted stock that vested on January 30, 2015 at a price of $18.655 per share. Mr. Coleman retired from the Company on January 30, 2015.
(6)	Amount based on 25,111 restricted stock units that vested on December 7, 2015 at a price of $24.140 per share.

In addition to the restricted stock and restricted stock units that vested during 2015 as disclosed in the above table, the following equity-based awards vested after December 31, 2015 but before the date of this Proxy Statement:

•	Mr. Katzenberg: 38,282 shares of restricted stock units subject to performance-based vesting criteria vested on February 17, 2016.

•	Ms. Daly: 29,775 shares of restricted stock units subject to performance-based vesting criteria vested on February 17, 2016.

•	Mr. Merchant: 10,208 shares of restricted stock units subject to performance-based criteria vesting vested on February 17, 2016.

Nonqualified Deferred Compensation

The following table sets forth the nonqualified deferred compensation plan activity for each named executive officer during the year ended December 31, 2015:

NONQUALIFIED DEFERRED COMPENSATION TABLE

Name	Executive Contributions in Last Fiscal Year ($)		Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings (Loss) in Last Fiscal Year ($)		Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Jeffrey Katzenberg Chief Executive Officer	$—		$—	$—		$—	$—

Ann Daly President	$—		$—	$—		$—	$—

Fazal Merchant Chief Financial Officer	$—		$—	$—		$—	$—

Andrew Chang General Counsel	$73,546	(1)	$—	$13,814	(2)	$—	$666,190	(3)

Edward Aleman Former Chief Accounting Officer	$—		$—	$—		$—	$—

Lewis W. Coleman Former President and Chief Financial Officer	$—		$—	$—		$—	$—

Michael Francis Former Chief Global Brand Officer	$—		$—	$—		$—	$—

(1)	This amount is included in the “Summary Compensation Table” in the “Salary” column for 2015.
(2)	This amount is not included in the “Summary Compensation” Table because plan earnings were not preferential or above-market.
(3)	This amount includes executive contributions of $110,000 and $53,304 for the years ended December 31, 2014 and 2013, respectively.

The Company’s nonqualified deferred compensation plan allows highly compensated employees, including the named executive officers, to defer up to 85% of their salary and 100% of their annual cash incentive award. The plan is an unfunded plan for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. Deferred amounts are a general unsecured obligation of the Company and are subject to the Company’s on-going financial solvency. The Company has established a grantor trust (a so-called “rabbi” trust) for the purpose of accumulating funds to assist the Company in satisfying its obligations under the plan. The Company does not provide a guaranteed rate of return on plan balances. Each participant’s account under the plan is credited with earnings, at periodic intervals, at a rate equal to the actual rate of return for the relevant period of the investment fund or funds or index or indices selected by the participant from a range of investment vehicles offered under the plan. The investment vehicles currently offered are generally the same as those offered under the Company’s 401(k) plan. Other than credited earnings on employee deferrals, the Company does not currently make any contributions to the plan. Participants are generally allowed to reallocate plan account balances in the same manner as provided in the Company’s 401(k) plan. The Company provides participants with the flexibility to begin receiving the distributions of their plan balances upon the occurrence of separation from service or a future date at least one year from the start of a plan year to which a deferral election pertains (as well as upon the earliest to occur of (i) one or both of such events and (ii) a change in control of the Company). Distributions can be made at the participant’s election in a lump sum or in a series of installments. Participants may make a hardship withdrawal upon specific circumstances.

Estimated Executive Benefits and Payments Upon Termination or Change in Control

The following table reflects the amounts of compensation that would be due to each of our named executive officers pursuant to their respective employment agreements upon termination for good reason, involuntary termination without cause, termination for cause, a change in control of the Company, termination following a change in control of the Company and in the event of incapacity, disability or death of the executive, as if each of such events had occurred on December 31, 2015. For a discussion of the terms of each executive’s employment agreement as in effect on December 31, 2015, please see “—Executive Employment Agreements.” The amounts shown below are estimates of the payments that each executive officer shown would receive in certain instances. The actual amounts payable will only be determined upon the actual occurrence of any such event. Amounts paid to each of Mr. Coleman and Mr. Francis in connection with his departure from the Company in 2015 are discussed following this table.

Event	Jeffrey Katzenberg	Ann Daly	Fazal Merchant	Andrew Chang	Edward Aleman
Termination for Good Reason / Involuntary Termination without Cause:
Cash severance(1)	$9,976,389	$4,210,009	$2,100,000	$3,100,067	$1,100,000
Acceleration of equity awards(2)	9,996,922	7,775,376	2,393,208	1,003,690	1,102,518
Continuation of medical / welfare benefits and perquisites(3)	51,911	73,662	133,227	169,849	78,442

Total	$20,025,222	$12,059,047	$4,626,435	$4,273,606	$2,280,960

Involuntary Termination for Cause:
Cash severance(1)	$—	$—	$—	$—	$—
Acceleration of equity awards(2)	—	—	—	—	—
Continuation of medical / welfare benefits and perquisites(3)	—	—	—	—	—

Total	$—	$—	$—	$—	$—

Incapacity / Disability:
Cash severance(1)	$2,267,361	$1,360,417	$1,400,000	$700,000	$725,000
Acceleration of equity awards(2)	4,666,219	3,629,284	1,034,104	379,879	390,988
Continuation of medical / welfare benefits and perquisites(3)	34,300	40,610	66,614	47,995	41,836

Total	$6,967,880	$5,030,311	$2,500,718	$1,127,874	$1,157,824

Death:
Cash severance(1)	$2,500,000	$1,500,000	$1,400,000	$700,000	$750,000
Acceleration of equity awards(2)	4,666,219	3,629,284	1,034,104	379,879	390,988
Continuation of medical / welfare benefits and perquisites(3)	18,910	—	—	—	—

Total	$7,185,129	$5,129,284	$2,434,104	$1,079,879	$1,140,988

Change in Control and No Termination:
Cash severance(1)	$—	$—	$—	$—	$—
Acceleration of equity awards(2)	—	—	—	—	—
Continuation of medical / welfare benefits and perquisites(3)	—	—	—	—	—

Total	$—	$—	$—	$—	$—

Change in Control and Involuntary Termination or Termination for Good Reason:
Cash severance(1)	$10,965,667	$4,641,971	$1,400,000	$3,100,067	$635,331
Acceleration of equity awards(2)	10,855,389	8,443,077	2,732,119	1,066,620	1,362,246
Continuation of medical / welfare benefits and perquisites(3) (4)	37,820	81,220	133,227	169,849	83,671

Total	$21,858,876	$13,166,268	$4,265,346	$4,336,536	$2,081,248

(1)

Amounts shown do not include any amounts that might be due at the time of payment for accrued and unpaid salary, bonuses, vacation or interest on payments (if any) delayed as a result of Section 409A of the Code.

(2)

Calculated using the fair market value of unvested restricted stock units and the in-the-money value of unvested options and SARs as of December 31, 2015. For purposes of the performance compensation awards granted in 2013, 2014 and 2015, the awards are assumed to be earned at 0%, 0%, and 100% of target, respectively, with the associated value based upon the Company’s stock price as of December 31, 2015 of $25.77 per share.

(3)

For the named executive officers in the table, the amounts shown consist of, for the period specified in each executive’s employment agreement, (i) the continued provision of the tax and investment consulting services listed in the “All Other Compensation” table at 2015 levels and (ii) the continued provision of certain health and welfare benefits. With respect to continued health and welfare benefits, the amounts shown (i) have been calculated based upon the Company’s current actual costs of providing the benefits and (ii) have not been discounted for the time value of money. The current annual cost of providing the continued benefits to each of our eligible named executive officers is as follows: Jeffrey Katzenberg—$18,910; Ann Daly—$40,610; Fazal Merchant—$66,614; John Chang—$47,995; and Edward Aleman—$41,836 .

(4)

As disclosed below in the section entitled “—Executive Employment Agreements,” in the event that, within one year following a change in control, a named executive officer is involuntarily terminated without cause or he or she terminates for good reason (or, in the case of Ms. Daly, Mr. Merchant, Mr. Chang and Mr. Aleman, if his or her employment agreement expires by its terms), the named executive officer will be entitled to receive his or her cash severance payments and benefits for a period equal to the greater of the remaining term of his or her employment agreement and two years.

Since each named executive officer’s employment agreement generally provides for the continuation of salary and benefits until the end of the original employment period, payments for cash severance and continued benefits and perquisites will generally be made ratably over the remaining period of an executive’s employment agreement (subject to any delays required pursuant to Section 409A of the Code). Depending upon the termination event, equity and cash-based awards will be accelerated either upon termination or upon the completion of the performance period provided for in the original grant.

None of the named executive officers is entitled to excise tax gross-up payments; instead, his or her employment agreement provides for a “best net” approach, whereby the payment is limited to the threshold amount under Section 280G of the Code if the net benefit to the named executive officer would otherwise be greater than receiving the full value and paying the excise tax. The estimated termination payments and benefits presented in the table above do not reflect any reductions that may be more favorable to the named executive officer on a net after-tax basis.

Each of Mr. Katzenberg’s and Ms. Daly’s employment agreements, as in effect on December 31, 2015, provides for some form of additional vesting of previously granted equity-based and cash-based compensation awards under certain conditions following expiration of the original term of the employment agreement. Under each of their employment agreements, the officer will be entitled to all equity and cash-based compensation that has vested and, if the officer retires from the Company, the officer’s equity and cash-based compensation that has not vested will become vested, provided that any such compensation will continue to be subject to the achievement of any applicable performance goals. All options and other similar awards will remain exercisable for the remaining original term of the grant. The officer will be considered to have retired from the Company if his or her employment with the Company terminates within 30 days following the end of the term of his or her employment agreement and, as of such date, he or she is 55 years old and the sum of his or her age and years of service with the Company is at least 70. As of December 31, 2015, each of Mr. Katzenberg and Ms. Daly satisfied these requirements. If the officer does not retire following the end of the term of his or her employment agreement, his or her outstanding equity and cash-based compensation awards will continue to vest during his or her continued employment in accordance with their terms and any new employment agreement between the officer and the Company. All options, stock appreciation rights and other similar awards will remain exercisable for the remaining original term of the grant. For each of our executive officers mentioned in this paragraph, if his or her employment agreement had expired as of December 31, 2015 and he or she had retired from the Company on such date, the provisions described in this paragraph would have resulted in the following benefits (based, among other things, on the closing stock price as of December 31, 2015):

J. Katzenberg	A. Daly
$14,337,581	$9,278,502

Mr. Coleman’s employment with the Company terminated on January 30, 2015. In accordance with the terms of his employment agreement, he is entitled to receive, or have the Company pay on his behalf, the following items through the remaining original term of his employment agreement: (i) continuation of salary—

$3,833,333; (ii) acceleration of certain unvested equity awards (based on the closing stock price as of January 30, 2015)—$1,695,441; (iii) tax and investment consulting—$65,563; (iv) 401(k) plan matching contributions—$2,000; and (v) continuation of health and welfare benefits—$35,359. Pursuant to the terms of Mr. Coleman’s employment agreement, these amounts are subject to reduction for amounts that Mr. Coleman receives from any future employment (subject to certain specified exceptions). Mr. Coleman was also previously granted a restricted stock award that remained subject to the Company achieving positive EBIT for the year ended December 31, 2015, which was met. Mr. Coleman vested in 45,372 shares of Class A Common Stock on February 17, 2016 (the date on which the Compensation Committee certified the Company’s financial results for the year ended December 31, 2015) having a value of $998,637 (based on the closing stock price as of February 17, 2016).

Mr. Francis’s employment with the Company terminated on December 8, 2015 in accordance with the terms of his employment agreement. He did not receive any severance or other payments in connection with the termination of his employment.

Executive Employment Agreements

Employment Agreement with Jeffrey Katzenberg

On October 24, 2012, we entered into a new employment agreement with Mr. Katzenberg, which superseded and replaced Mr. Katzenberg’s prior employment agreement, and provides for Mr. Katzenberg’s continued employment with the Company until October 23, 2017. Under Mr. Katzenberg’s employment agreement, his professional services are exclusive to the Company. Mr. Katzenberg’s compensation is described in the “Summary Compensation Table.” In addition to such compensation and customary benefits, Mr. Katzenberg is entitled to reimbursement for business expenses, including those related to private airplane usage in the performance of his duties and security personnel services.

Under Mr. Katzenberg’s employment agreement, following the end of the term of his employment agreement (i.e., October 23, 2017) (provided his employment has not already terminated), in the event Mr. Katzenberg retires, he will be entitled to accelerated vesting of all equity-based awards held by him that are subject to time-based vesting criteria. In the event of retirement, any performance-based equity awards will continue to be subject to the achievement of applicable performance goals, and all options and other similar awards will remain exercisable for the remaining original term of the grant. Mr. Katzenberg will be considered to have retired from the Company if his employment with the Company terminates within 30 days following the end of the term of his employment agreement. See “—Estimated Executive Benefits and Payments upon Termination or Change in Control.” In the event that Mr. Katzenberg does not retire at that time and instead remains employed by the Company, his outstanding equity-based compensation awards will continue to vest during his continued employment in accordance with their terms.

Mr. Katzenberg’s employment agreement provides that we may terminate Mr. Katzenberg’s employment with or without cause (as defined in the agreement), and Mr. Katzenberg may terminate his employment for good reason (as defined in the agreement), subject to the Company’s 90-day cure period. For purposes of Mr. Katzenberg’s employment agreement, “cause” is generally defined as:

•	conviction of a felony, crimes involving moral turpitude, embezzlement or misappropriation of corporate assets; or

•	material breach of the exclusivity, confidentiality and service provisions of the agreement.

For purposes of Mr. Katzenberg’s employment agreement, “good reason” is generally defined as:

•	material breach of the agreement by the Company; or

•	material reduction of his title or duties.

If we terminate Mr. Katzenberg’s employment other than for cause, medical disability or death or if Mr. Katzenberg terminates his employment for good reason, we will provide Mr. Katzenberg his base salary and benefits until the expiration of the original term of the employment agreement and, to the extent any cash bonuses have been paid, he will be entitled to an annual cash amount equal to the average annual cash bonuses that have been previously paid until the expiration of the employment agreement term. If, within one year following a change in control of the Company, he is involuntarily terminated or terminated for good reason (or his employment agreement expires by its terms), he will receive cash severance payments for a period equal to the greater of the remaining term of the employment agreement and two years. In addition, all equity-based awards that are subject to time-based vesting will accelerate vesting and such awards will remain exercisable for the remainder of the term of the grant. In the event of termination, all performance-based equity awards will continue to be subject to the achievement of applicable performance goals. For purposes of Mr. Katzenberg’s employment agreement, “medical disability” is generally defined as Mr. Katzenberg’s inability to perform a material portion of his duties for 90 consecutive days as a result of his mental or physical incapacity.

If Mr. Katzenberg’s employment is terminated by us for cause, we will have no further obligations to Mr. Katzenberg under the employment agreement, other than with respect to obligations accrued or vested prior to the date of termination.

If Mr. Katzenberg’s employment terminates during the term of the employment agreement as a result of his death or medical disability, Mr. Katzenberg (or his estate or beneficiary) will be entitled to retain all grants of equity-based compensation (whether or not vested) made to him prior to the date of his termination of employment but will not be entitled to receive any grants of equity-based compensation after termination. After termination of employment, subject to the attainment of applicable performance goals, the exercisability or settlement of Mr. Katzenberg’s awards that are subject to performance-based vesting conditions will be determined after the end of the performance period specified in each grant as if Mr. Katzenberg had continued to remain employed throughout the performance period. In the event that performance goals have been attained, Mr. Katzenberg (or his estate or beneficiary) will be entitled to receive or exercise a percentage of each award determined based on the length of time he was employed prior to termination, and he will receive credit as if he worked for an additional 50% of the time remaining on the employment agreement term (except, in the case of performance-based awards, only to the extent that applicable performance goals have been attained). The exercisable portion of any award will remain exercisable for the remaining term of the grant. In the case of a termination for medical disability, Mr. Katzenberg will be entitled to receive 50% of his base salary and all medical, dental, life and other benefits for the remainder of the term of the employment agreement.

Mr. Katzenberg’s employment agreement provides that his outstanding equity-based compensation will not accelerate vesting in connection with a change in control unless either (i) the successor company refuses to assume his awards or substitute equivalent awards or (ii) within the one-year period following the change in control, Mr. Katzenberg’s employment is involuntarily terminated by the successor company without cause or Mr. Katzenberg voluntarily terminates employment for good reason. In the event Mr. Katzenberg’s equity-based compensation accelerates in connection with a change in control of the Company, any grants having performance-based criteria will vest on the basis that any target goals rather than premium goals have been achieved. Mr. Katzenberg is not entitled to a gross-up for any excise tax imposed on “excess parachute payments.” Instead, Mr. Katzenberg will either be required to pay the excise tax or have his payments reduced if it would be more favorable to him on an after-tax basis.

In our executives’ employment agreements, “change in control” is generally defined as:

•

during any period of 14 calendar months, our directors on the first day of such period (the “Incumbent Directors”) no longer constitute a majority of our directors (provided that any director elected upon the recommendation of a majority of the Incumbent Directors will be considered an Incumbent Director);

•	the completion of a merger, sale of substantially all of the assets of or similar transaction involving the Company (subject to specified exceptions);

•	our stockholders approve a plan of complete liquidation or dissolution; or

•

any person or entity becomes the beneficial owner of 40% of the combined voting power of the Company but only if such combined voting power is greater than the voting securities then owned by Jeffrey Katzenberg and David Geffen.

We agreed to indemnify Mr. Katzenberg to the fullest extent permitted by law against any claims or losses arising in connection with Mr. Katzenberg’s service to the Company or any affiliate.

Mr. Katzenberg agreed to non-solicitation (continuing for one year following Mr. Katzenberg’s employment) and confidentiality provisions in the agreement.

Employment Agreements with Other Named Executive Officers

We have also entered into an employment agreement with each of our other named executive officers. The principal terms of the employment agreements with Ms. Daly, Mr. Merchant and Mr. Chang, as in effect on December 31, 2015, are described below.

The employment agreements with Ms. Daly, Mr. Merchant and Mr. Chang terminate on October 23, 2017, December 31, 2017 (December 31, 2019 if the Company exercises its option to extend the agreement for two years), and July 14, 2019, respectively. The employment agreements with Mr. Aleman and Mr. Coleman would have terminated by their terms on November 15, 2017 and December 31, 2016, respectively; instead, however, their agreements terminated in connection with Messrs. Aleman’s and Coleman’s departures from the Company in March 2016 and January 2015, respectively. Mr. Francis’ employment agreement terminated in December 2015 in accordance with its terms. In addition to the compensation described in the “Summary Compensation Table,” executive officers are entitled to business expense reimbursement and to participate in the Company’s benefit plans.

The employment agreements provide that we may terminate the executive officer’s employment with or without cause and the executive officer may terminate his or her employment for good reason, subject to the Company’s 90-day cure period. For purposes of these executives’ employment agreements, “good reason” is generally defined as:

•	material breach of the agreement by the Company;

•	diminution in title or reporting obligation;

•	material diminution in duties; or

•	the Company requiring that the executive’s principal place of business be anywhere other than the Los Angeles area.

If we terminate employment other than for cause, incapacity or death, or the executive officer terminates employment for good reason, we will generally continue his or her base salary and benefits until the expiration of the original term of the employment agreement and, to the extent any cash bonuses have been paid, the executive officer will be entitled to an annual cash amount equal to the average annual cash bonuses that have been previously paid until the expiration of the employment agreement term. If, within one year following a change in control of the Company, the executive officer is involuntarily terminated, terminates for good reason or if his or her employment agreement expires by its terms, the executive officer will receive cash severance payments for a period equal to the greater of the remaining term of his or her employment agreement and two years. In addition, all time-vested equity-based compensation held by the executive officer will accelerate vesting and remain exercisable for the remainder of the term of the grant. With respect to equity grants having performance-based vesting criteria, depending on the date of grant the awards will either accelerate vesting on the basis that any target goals have been achieved or the awards will remain outstanding and will vest at the end of the performance period based upon the actual achievement of the applicable performance criteria.

If the executive officer’s employment is terminated for cause, the executive officer will be entitled to payment for any unpaid base salary and any additional non-contingent cash compensation earned prior to termination (including any equity-based compensation that has vested).

If the executive officer’s employment is terminated during the term of the employment agreement as a result of incapacity, the executive officer will be entitled to receive (i) 50% of the executive officer’s base salary for the shorter of the remainder of the employment agreement term or two years, (ii) any additional compensation (including equity-based compensation) that is vested on the date of termination, (iii) any other accrued benefits and (iv) continued medical, dental, life insurance and certain other benefits for 12 months following termination of employment. In addition, the executive officer will be entitled to retain all grants of equity-based compensation (whether or not vested) made to the executive officer prior to the date of the termination of employment. After termination of employment, the exercisability or settlement of equity awards subject to the grants will be determined promptly (or, in the case of grants having performance-based vesting criteria, after the end of the performance period specified in each grant as if the executive had continued to remain employed throughout the performance period). The executive officer will be entitled to receive or exercise a percentage of each award determined based on the length of time he or she was employed prior to termination (in the case of awards having performance-based vesting criteria, subject to attainment of the applicable performance goals), and the executive officer will receive credit for the shorter of (A) an additional year of service or (B) 50% of the remaining term of the agreement. The exercisable portion of any award will remain exercisable for the remaining term of the grant.

If the executive officer’s employment terminates during the term of the employment agreement as a result of death, the executive officer’s estate or beneficiary will generally be entitled to receive 12 months of additional base salary and equity-based compensation determined as in the case of incapacity above.

Following the end of the term of Ms. Daly’s employment agreement (provided her employment has not already terminated), Ms. Daly’s agreement provides that she will be entitled to all equity-based compensation that has vested and, if she retires from the Company, her equity-based compensation that has not vested will become vested, provided that any such compensation will continue to be subject to the achievement of any applicable performance goals. All options and other similar awards will remain exercisable for the remaining original term of the grant. Ms. Daly will be considered to have retired from the Company if her employment with the Company terminates within 30 days following the end of the term of the employment agreement and, as of such date, she is 55 years old and the sum of her age and years of service with the Company is at least 70. Ms. Daly has satisfied this requirement. If Ms. Daly does not retire following the end of the term of her current employment agreement, her outstanding equity-based compensation awards will continue to vest during her continued employment in accordance with their terms and any new employment agreement between Ms. Daly and the Company. See “—Estimated Executive Benefits and Payments Upon Termination or Change in Control.” Mr. Coleman’s employment agreement contained provisions similar to those described in this paragraph.

Pursuant to the executive officers’ employment agreements, outstanding equity-based compensation will not accelerate vesting in connection with a change in control unless either (i) the successor company refuses to assume the executive’s awards or substitute equivalent awards or (ii) within the one-year period following the change in control, the executive’s employment is involuntarily terminated by the successor company without cause or the executive voluntarily terminates employment for good reason. In the event such equity-based compensation accelerates in connection with a change in control of the Company, any grants having performance-based vesting criteria will vest on the basis that any target goals rather than premium goals have been achieved.

We have agreed to indemnify each executive officer to the fullest extent permitted by law, against any claims or losses arising in connection with such executive officer’s service to the Company or any affiliate.

In addition, Mr. Merchant, Mr. Chang, Mr. Aleman, Mr. Francis and Mr. Coleman have each agreed to non-solicitation provisions in their respective agreements for one year following employment and Ms. Daly has agreed to non-solicitation provisions in her agreement for two years following employment and to non-competition provisions for one year following employment. Each executive officer has agreed to confidentiality provisions in his or her agreement.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transaction Policy

Our Board of Directors has adopted a written related party transaction policy, which is administered by the Audit Committee. This policy applies to any transaction or series of transactions in which the Company is a participant, the amount involved exceeds or is expected to exceed $100,000 in any calendar year and any related person has a direct or indirect interest. For purposes of the policy, “related persons” consist of executive officers or directors, any stockholder beneficially owning more than 5% of the Company’s common stock or immediate family members of any such persons. Under the policy, the Audit Committee will review all applicable related party transactions for approval, ratification or other action. In reviewing any related party transaction, the Audit Committee will take into account any factors that it deems appropriate, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. The Board of Directors or Audit Committee may refer the evaluation of any related party transaction to the Company’s independent directors (or a special committee comprised of independent directors). No director will participate in any discussion or approval of any transaction in which the director is an interested party. With the exception of the transactions described under “—Vessel Content and Referral Agreements,” “—Use of Private Aircraft,” “—License Agreement with Entities Controlled by Steven Spielberg” and “—Services from Entities Controlled by Steven Spielberg,” the related-party transactions discussed below were entered into before adoption of such written policy.

Vessel Content and Referral Agreements

Vessel, a start-up subscription Internet video service of which Jason Kilar is the chief executive officer and a significant stockholder, has entered into (and is expected to continue to enter into) content and referral agreements with clients of AwesomenessTV (“ATV”), one of the Company’s majority owned subsidiaries. The agreements in effect as of the date of this Proxy Statement provide for minimum payments totaling approximately $2.8 million during the terms of each such agreement to AwesomenessTV clients, with additional payments depending on applicable advertising and subscription revenues. An aggregate of $651,135 was paid by Vessel in 2015 with respect to these agreements and an aggregate of $251,217 has been paid in 2016 as of the date of this Proxy Statement. Although AwesomenessTV is not a party to these agreements, it will receive a percentage of the amounts paid to its clients under the terms of its arrangements with its individual clients. The agreements between Vessel and ATV have been ratified by the Audit Committee.

Use of Private Aircraft

From time to time, the Company uses private aircraft which are owned partially or completely by certain of our executive officers and significant stockholders. We make payments to these individuals (or entities controlled by them) for the cost of using private aircraft while traveling on Company business.

In October 2008, the Company entered into a time sharing agreement for use of an aircraft that is owned indirectly by Steven Spielberg. Under this agreement, if one of the Company’s executives uses the aircraft for Company business, the Company pays an hourly rate equal to two times the fuel cost, plus certain enumerated expenses such as landing fees, crew travel costs and catering. Beginning in 2010, the aircraft is permitted to operate as a standard charter service. As a result, the Company’s use of this aircraft is now generally pursuant to a customary charter arrangement, under which the Company pays an hourly rate as well as certain additional charges, such as crew expenses, catering and landing fees. The Company paid $91,551 to use this aircraft for flights occurring during 2015.

License Agreement with Entities Controlled by Steven Spielberg

In August 2009, the Company entered into a License Agreement (the “Prior Spielberg Agreement”) with a number of entities owned and controlled by Steven Spielberg. Under the Prior Spielberg Agreement, the

Company granted the entities the exclusive right to use the DreamWorks name and trademark in connection with live-action films and television intended for adult audiences and a nonexclusive right for live-action films intended for family audiences. The Prior Spielberg Agreement originally had a term of the earlier of six years or 30 films produced by the entities, although the Company is permitted to terminate the agreement at any time after four years. As part of the Prior Spielberg Agreement, Mr. Spielberg has agreed that any feature animation projects developed by him will be exclusively offered under the DreamWorks Animation name. The license has been granted on a royalty-free basis to the entities. Among other provisions, the Prior Spielberg Agreement contains restrictions on the release of films by these entities using the DreamWorks name on the same date as, or near, the release of a DreamWorks Animation film. In August 2010, the Prior Spielberg Agreement was amended to, among other things, approve one of the entities as a sublicensee under the Prior Spielberg Agreement in connection with the production, distribution and other exploitation of certain television motion pictures. In December 2011, the Prior Spielberg Agreement was further amended to, among other things, incorporate a mechanism pursuant to which the Company has the right, but not the obligation, to approve certain exceptions to the limited permitted uses of the Company’s licensed trademarks, service marks and trade names pursuant to the Prior Spielberg Agreement. In December 2014, the Prior Spielberg Agreement was further amended to, among other things, extend its term and provide for the amendment of a sublicense agreement between two entities controlled by Mr. Spielberg’s for rights granted to them by the Prior Spielberg Agreement to reflect the extended term. In December 2015, the Prior Spielberg Agreement was further amended to, among other things, extend its term and consent to the assignment of the sublicense agreement to another entity in which Mr. Spielberg owns a minority interest. The Prior Spielberg Agreement expired by its terms in January 2016.

In January 2016, the Company entered into a new License Agreement (the “Spielberg License Agreement”) with a number of entities owned and controlled by Steven Spielberg. Under the Spielberg License Agreement, the Company has granted the entities the exclusive right to use the name “DreamWorks SKG Pictures” and trademark in connection with live-action films. The Spielberg License Agreement has a term of three years. As part of the Spielberg License Agreement, Mr. Spielberg has agreed that any feature animation projects developed by him will be exclusively offered under the DreamWorks Animation name. The license has been granted on a royalty-free basis to the entities. Among other provisions, the Spielberg License Agreement contains restrictions on the release of films by these entities using the DreamWorks name on the same date as, or near, the release of a DreamWorks Animation film.

Services from Entities Controlled by Steven Spielberg

During 2015, the Company received casting and other services from entities controlled by Steven Spielberg. The Company paid approximately $277,125 for the services provided during 2015.

Separation Agreement Between DreamWorks Studios and DreamWorks Animation

Prior to October 27, 2004 (the “Separation Date”), we operated as a business division of DreamWorks LLC (“DreamWorks Studios”). On the Separation Date, we entered into a separation agreement (the “Separation Agreement”) for the purpose of establishing DreamWorks Animation as a separate stand-alone entity (the “Separation”). We also entered into a number of other agreements with DreamWorks Studios establishing the terms of our relationships with DreamWorks Studios.

In January 2006, in connection with the acquisition of DreamWorks Studios by Viacom Inc. and certain of its affiliates (“Viacom”) (including Paramount Pictures and its affiliated entities (“Paramount”)), certain agreements and relationships between DreamWorks Animation and DreamWorks Studios were amended, modified or terminated. In general, these amendments, modifications or terminations were effective for periods beginning after January 31, 2006. Where applicable, such changes are noted in the following related-party transaction descriptions.

The Separation Agreement sets forth the agreements among DreamWorks Animation, DreamWorks Studios and DreamWorks Animation L.L.C. regarding the principal transactions required to effect the Separation and other agreements governing DreamWorks Animation’s relationship with DreamWorks Studios.

The Separation.    To effect the Separation, DW Funding, a wholly owned subsidiary of DreamWorks Studios that was formed for the express purpose of purchasing assets used in connection with its securitization facility, transferred to DreamWorks Studios its animation film library and related film assets, free from any encumbrances in connection with the DW Funding film securitization facility. Following such transfer, DreamWorks Studios transferred to DreamWorks Animation L.L.C., among other things:

•	its animated theatrical films and direct-to-video films (excluding any animated films released or intended for release under the Go Fish Pictures logo);

•	all intellectual property relating to the animated films;

•	all contracts, leases, other documents and other assets primarily relating to the animated films; and

•	its 99% interest in DreamWorks Post-Production LLC, an indirect, wholly owned subsidiary of DreamWorks Studios, formed to establish and maintain certain union affiliations.

In return for such transfer, DreamWorks Animation L.L.C. assumed all liabilities primarily related to the animation business, whether arising before, on or after October 27, 2004, as well certain other indebtedness.

Except as expressly set forth in any ancillary agreement, all assets were transferred on an “as is,” “where is” basis, and the respective transferees agreed to bear the economic and legal risks that any conveyance was insufficient to vest in the transferee good and marketable title, free and clear of any security interest and that any necessary consents or approvals were not obtained or that requirements of laws or judgments were not complied with.

Releases and Indemnification.    The Separation Agreement provides for a full and complete release and discharge of all liabilities between DreamWorks Studios and DreamWorks Animation, and its respective subsidiaries, except as expressly set forth in the Separation Agreement. The liabilities released or discharged include liabilities arising under any contractual agreements or arrangements existing or alleged to exist between or among any such entities on or before the consummation of DreamWorks Animation’s October 2004 initial public offering.

DreamWorks Animation also agreed to indemnify, hold harmless and defend DreamWorks Studios, its members, each of their respective affiliates and each of their respective directors, officers and employees from and against all liabilities relating to, arising out of or resulting from:

•

DreamWorks Animation’s failure or the failure of any of its affiliates (other than DreamWorks Studios or any of its members) or any other person or entity to pay, perform or otherwise promptly discharge any assumed liabilities in accordance with their respective terms;

•	any material breach by DreamWorks Animation or any of its affiliates of the Separation Agreement or any of the ancillary agreements (that does not contain its own indemnification provisions); and

•

any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated in the registration statement or the prospectus relating to the IPO or necessary to make the statements in the registration statement or the prospectus relating to the IPO not misleading, with respect to all information contained in or incorporated by reference in such registration statement or prospectus or any other document DreamWorks Animation filed with the SEC or otherwise used in connection with the IPO, except for any information exclusively related to DreamWorks Studios supplied in writing by DreamWorks Studios.

DreamWorks Studios agreed to indemnify, hold harmless and defend DreamWorks Animation, each of its affiliates and each of its respective directors, officers and employees from and against all liabilities relating to, arising out of or resulting from:

•	the failure of DreamWorks Studios or any affiliate of DreamWorks Studios or any other person or entity to pay, perform or otherwise promptly discharge any excluded liabilities; and

•	any material breach by DreamWorks Studios or any of its affiliates of the Separation Agreement or any of the ancillary agreements (that does not contain its own indemnification provisions).

The Separation Agreement also specifies procedures with respect to claims subject to indemnification and related matters.

Vulcan Stockholder Agreement

DreamWorks Animation has entered into a stockholder agreement with DWA Escrow LLLP (“Holdco”), M&J K B Limited Partnership (a limited partnership controlled by Jeffrey Katzenberg), M&J K Dream Limited Partnership (a limited partnership controlled by Jeffrey Katzenberg), certain of Jeffrey Katzenberg’s estate-planning vehicles, DG-DW, L.P. (a limited partnership controlled by David Geffen), DWI II, Jeffrey Katzenberg, David Geffen (who was formerly a director and significant stockholder) and Paul Allen (who was also formerly a director and significant stockholder). The Vulcan stockholder agreement covers matters of corporate governance, share transfer restrictions, conversion of Class B Stock and standstill arrangements.

Term

The Vulcan stockholder agreement will terminate upon the later of the conversion of all outstanding Class B Stock into Class A Stock and October 27, 2009. In addition, the Vulcan stockholder agreement provides that the Vulcan stockholder agreement will terminate with respect to Paul Allen and entities controlled by Paul Allen if Paul Allen and entities controlled by Paul Allen cease to beneficially own in the aggregate at least 5% of DreamWorks Animation’s outstanding Common Stock. The Company was previously informed that Paul Allen and entities controlled by him ceased to own any shares of DreamWorks Animation Stock prior to December 31, 2008. In October 2012, David Geffen and entities controlled by him voluntarily converted all of the shares of Class B Stock that they then held into an equivalent number of shares of Class A Stock. As a result, the rights and obligations of the Vulcan stockholder agreement (including those described below) terminated with respect to Mr. Geffen and such entities as of the time of such conversion.

Corporate Governance

The Vulcan stockholder agreement provides that the Board of Directors shall consist of a number of directors determined in accordance with DreamWorks Animation’s restated certificate of incorporation and shall be composed of:

•	DreamWorks Animation’s Chief Executive Officer;

•

one individual designated by Jeffrey Katzenberg or entities controlled by him, for so long as he controls an entity that holds Class B Stock (while Jeffrey Katzenberg is DreamWorks Animation’s Chief Executive Officer, he is deemed to be such designee);

•	one individual designated by David Geffen, for so long as he controls an entity that holds Class B Stock; and

•

such number of individuals selected by the Nominating and Governance Committee (or as described in the following paragraph) as will bring the total number of directors to the number of directors that constitute the “entire Board” (as defined in DreamWorks Animation’s restated certificate of incorporation).

If entities controlled by Jeffrey Katzenberg and David Geffen holding of record shares of Common Stock representing a majority of the total voting power of the Common Stock held of record by entities controlled by Jeffrey Katzenberg or David Geffen so direct, then other entities controlled by Jeffrey Katzenberg and David Geffen will vote all of their Common Stock to remove any director. In the event of any vacancy in the office of director as a result of such a vote, such stockholders will vote all of their Common Stock for the filling of such vacancy as entities controlled by Jeffrey Katzenberg and David Geffen holding of record shares of Common Stock representing a majority of the total voting power of the Common Stock held of record by entities controlled by Jeffrey Katzenberg and David Geffen so direct (but in accordance with the board composition requirements set forth above).

Agreement to Convert

The Vulcan stockholder agreement provides that from and after the first date on which the total number of outstanding shares of Class B Stock is less than 50% of the number of shares of Class B Stock outstanding immediately after the final allocation of shares by Holdco (excluding conversions of shares of Class B Stock pledged to secure DreamWorks Studios’ revolving credit facility and excluding conversions by Holdco in connection with the final allocation of shares held by Holdco), if the Class B stockholder group controlled by Jeffrey Katzenberg or the Class B stockholder group controlled by David Geffen ceases to hold at least 50% of the number of shares of Class B Stock held by such group immediately after the final allocation of shares by Holdco, such Class B stockholder will be permitted to transfer its remaining shares of Class B Stock to any other Class B stockholder that continues to hold at least 50% of the number of shares of Class B Stock it held immediately after the final allocation of shares by Holdco, in accordance with the right of first offer procedures described below under “—Class B Stockholder Agreement—Restrictions on Transfer and Conversion—Right of First Offer.” Following compliance with the right of first offer procedures, such Class B stockholder will immediately convert all of its remaining shares of Class B Stock into Class A Stock.

Class B Stockholder Agreement

Holdco, M&J K B Limited Partnership, M&J K Dream Limited Partnership, certain of Jeffrey Katzenberg’s estate-planning vehicles, DG-DW, L.P., Jeffrey Katzenberg and David Geffen have entered into a stockholder agreement. The Class B stockholder agreement covers restrictions on transfer and conversion of Class B Stock, as described below.

Term

The Class B stockholder agreement will terminate when all outstanding shares of Class B Stock have been converted to Class A Stock, and the rights and obligations of each party to the Class B stockholder agreement will terminate upon the date on which such party ceases to hold of record any shares of Class B Stock in accordance with the terms of the Class B stockholder agreement. In October 2012, David Geffen and entities controlled by him voluntarily converted all of the shares of Class B Stock that they then held into an equivalent number of shares of Class A Stock. As a result, the rights and obligations of the Class B stockholder agreement (including those described below) terminated with respect to Mr. Geffen and such entities as of the time of such conversion.

Restrictions on Transfer and Conversion

Generally, without the consent of the Class B stockholders controlled by Jeffrey Katzenberg and David Geffen, each party to the Class B stockholder agreement has agreed not to:

•

transfer, other than pursuant to the right of first offer procedures (or special call right procedures, if applicable) described below, any shares of Class B Stock (or shares of Class A Stock into which such shares of Class B Stock have been converted) held of record by such party, other than:

•	certain de minimis transfers described below;

•	transfers upon foreclosure with respect to of any Common Stock pledged to secure DreamWorks Studios’ credit facility;

•	transfers by entities controlled by David Geffen of Class A Stock to a charitable foundation, a charity or a not-for-profit organization;

•	transfers to any other holder of Class B Stock that is controlled by Jeffrey Katzenberg or David Geffen;

•	transfers to either Jeffrey Katzenberg or David Geffen;

•

transfers by entities controlled by Jeffrey Katzenberg and David Geffen to other entities controlled by the relevant principal, including estate-planning vehicles, so long as the transferee becomes a party to the Class B stockholder agreement and the Vulcan stockholder agreement;

•

transfers pursuant to an agreement providing for a merger, consolidation, share exchange, tender offer or similar transaction involving DreamWorks Animation or any of its subsidiaries which is recommended by the Board of Directors at the time it is entered into, which is available to all holders of DreamWorks Animation’s Common Stock and in which equivalent consideration (as defined in DreamWorks Animation’s restated certificate of incorporation) is offered in respect of each share of Common Stock;

•	the pledge of Common Stock to the lenders under DreamWorks Studios’ revolving credit facility; and

•

transfers pursuant to a bona fide third-party tender offer or exchange offer which is recommended by the Board of Directors or publicly endorsed by each of Jeffrey Katzenberg or David Geffen (to the extent he controls a holder of Class B Stock at such time), which is made to all holders of Common Stock and in which equivalent consideration (as defined in DreamWorks Animation’s restated certificate of incorporation) is offered in respect of each share of Common Stock; or

•	convert any shares of Class B Stock beneficially owned by such party into shares of Class A Stock (other than in connection with the exceptions described above).

In addition, entities controlled by David Geffen have agreed for so long as Jeffrey Katzenberg is the chief executive officer not to convert any shares of Class B Stock or transfer any Common Stock without the consent of Jeffrey Katzenberg if such conversion or transfer would result in the total voting power of Jeffrey Katzenberg, David Geffen and entities controlled by them falling below 51% (disregarding any transfers by entities controlled by Jeffrey Katzenberg prior to such time). Notwithstanding the foregoing, upon any permitted conversion or transfer of Common Stock by entities controlled by Jeffrey Katzenberg, entities controlled by David Geffen may convert or transfer Common Stock representing up to the same percentage of total voting power as had been converted or transferred by the Katzenberg entities prior to such time.

De Minimis Transfers.    Each party to the Class B stockholder agreement is entitled to make one or more transfers of less than 5,000 shares of Class A Stock; provided that with respect to any party, the aggregate number of shares of Class A Stock transferred pursuant to such “de minimis transfers” during any three-month period may not exceed 25,000.

Right of First Offer.    Generally, any transfer or conversion of Class B Stock, other than the permitted transfers described above under “—Restrictions on Transfer and Conversion” and other than certain involuntary conversions of Class B Stock under DreamWorks Animation’s restated certificate of incorporation that are subject to the special call rights described below, is subject to a right of first offer to each Class B stockholder controlled by Jeffrey Katzenberg or David Geffen. Upon any such transfer, the transferring party must make an irrevocable offer to each Class B stockholder controlled by Jeffrey Katzenberg or David Geffen (if not the transferring party) to sell all (but not less than all) of the Common Stock to be transferred at the price set by the transferring stockholder in the case of a proposed private placement, or the current market value, in all other cases. If the Class B stockholders controlled by Jeffrey Katzenberg or David Geffen do not respond to the offer notice within the required response time period or elect not to purchase the offered Class B Stock, the transferring stockholder is free to transfer the offered Class B Stock in the form of Class A Stock or to convert the Class B Stock, as applicable.

Special Call Right. Any conversion of Class B Stock into Class A Stock under DreamWorks Animation’s restated certificate of incorporation as a result of the death of Jeffrey Katzenberg or David Geffen or a judgment of a governmental entity or other involuntary action which results in Jeffrey Katzenberg or David Geffen (as applicable) ceasing to control the relevant holder of Class B Stock (including any such conversion of Class B Stock held by Holdco that the applicable principal would have been entitled to receive pursuant to the Holdco partnership agreement) is subject to a special call right of the remaining holders of Class B Stock that are controlled by the other principal. Following any such involuntary conversion, such remaining holders of Class B Stock will have five days to exercise their right to purchase all or a portion of such shares of Class A Stock at the current market price. If such remaining holders of Class B Stock exercise their special call right, the purchased shares of Class A Stock will automatically convert back into shares of Class B Stock upon their transfer (within a specified period) to such remaining holders of Class B Stock.

Registration Rights Agreement

DreamWorks Animation and certain entities controlled by Steven Spielberg, Jeffrey Katzenberg and David Geffen have entered into a registration rights agreement. The registration rights agreement covers the Company’s registration obligations with respect to Class A Stock, as described below.

Demand Registration Rights.    The registration rights agreement provides that DreamWorks Animation can be required to effect registrations of Class A Stock upon the request of entities controlled by Steven Spielberg, Jeffrey Katzenberg or David Geffen.

DreamWorks Animation is required to pay the registration expenses in connection with each demand registration. DreamWorks Animation may decline to honor any of these demand registrations if the size of the offering does not reach a defined threshold or if it has effected a registration within the preceding six months. If DreamWorks Animation furnishes to the stockholder requesting a demand registration a board resolution stating that in the good-faith judgment of the Board of Directors it would be significantly disadvantageous to DreamWorks Animation for a registration statement to be filed or maintained effective, DreamWorks Animation is entitled to withdraw (or decline to file) such registration statement for a period not to exceed 180 days.

If a majority of the joint-lead bookrunning underwriters in a demand registration advise DreamWorks Animation that the number of securities offered to the public needs to be reduced, first priority for inclusion in the demand registration is given to the holder requesting the demand registration, then pro rata to other parties to the registration rights agreement who have requested to have their securities included in the registration and then to securities requested by DreamWorks Animation to be included in the registration. Notwithstanding the foregoing, all securities of the requesting holder will be included in the applicable demand registration.

Piggyback Registration Rights.    In addition to its obligations with respect to demand registrations, if DreamWorks Animation proposes to register any of its securities, other than a registration (1) on Form S-8 or S-4, (2) relating to equity securities in connection with employee benefit plans, (3) in connection with an acquisition by DreamWorks Animation of another entity or (4) pursuant to a demand registration, DreamWorks Animation will give each stockholder party to the registration rights agreement the right to participate in such registration. Expenses relating to these registrations are required to be paid by DreamWorks Animation. If a majority of the joint-lead bookrunning underwriters in a piggyback registration advise DreamWorks Animation that the number of securities offered to the public needs to be reduced, first priority for inclusion in the piggyback registration will be given to DreamWorks Animation and then pro rata to the piggybacking holders.

Holdback Agreements.    If any registration of Class A Stock is in connection with an underwritten public offering, each holder of unregistered Class A Stock party to the registration rights agreement will agree not to effect any public sale or distribution of any Class A Stock during the seven days prior to, and during the 90-day period beginning on, the effective date of such registration statement and will also agree to enter into a customary lock-up with the underwriters of such offering (not to exceed six months from the date of consummation of such offering). DreamWorks Animation will enter into a similar agreement, except that it will be permitted to effect a sale or distribution of Class A Stock in connection with a merger or consolidation, in connection with certain acquisitions and in connection with employee stock ownership or other similar benefit plans.

Tax Receivable Agreement

At the time of the Separation, entities controlled by Paul Allen entered into a series of transactions that resulted in a partial increase in the tax basis of DreamWorks Animation’s tangible and intangible assets (the “Tax Basis Increase”). The Tax Basis Increase is expected to reduce the amount of tax that the Company may pay in the future to the extent we generate taxable income in sufficient amounts in the future. We are obligated to remit to Paul Allen’s affiliate 85% of any such cash savings in U.S. Federal income tax and California franchise tax and certain other related tax benefits, subject to repayment if it is determined that these savings should not have been available to the Company. At the time of the Separation, the Tax Basis Increase was $1.61 billion, resulting in a potential tax benefit to the Company of approximately $595.0 million, that is expected to be realized over 15 years if we generate sufficient taxable income.

The Company made cash payments totaling $7.4 million (net of refunds) to the stockholder’s affiliate in 2015 related to tax benefits realized in 2015 from the Tax Basis Increase. As of December 31, 2015, the Company has recorded a liability to the stockholder’s affiliate of $20.8 million. As of the date of this Proxy Statement, the Company has paid $16.4 million of such liability and the remainder will become payable over the next several years. This liability may increase in the future to the extent that new deferred tax assets result in realized tax benefits that are subject to the tax receivable agreement or if we release the valuation allowance recorded during 2014. While the actual amount and timing of any payments under the Tax Receivable Agreement will vary depending upon a number of factors, DreamWorks Animation expects that, as a result of the size of the increase in the tax basis in its tangible and intangible assets, during the approximately 15-year average amortization period (which in certain circumstances could extend beyond such 15-year period) for such increased basis, the payments that may be made to an entity controlled by Paul Allen could be substantial.

Share Withholding Arrangement

In connection with the Separation, DreamWorks Animation converted equity-based awards in DreamWorks Studios held by its and DreamWorks Studios’ employees into equity-based awards in Class A Stock, including options, restricted stock and restricted stock units. DreamWorks Studios’ employees incur tax obligations when they exercise or settle their equity-based awards and receive shares of Class A Stock. Pursuant to the Separation Agreement, DreamWorks Studios is responsible for withholding taxes from its employees and remitting the withheld taxes to the government. Such employees can elect to pay the tax due or request DreamWorks Animation to withhold a number of shares equal to the tax owed, with the withheld shares remaining as treasury stock. On March 23, 2005, DreamWorks Animation and DreamWorks Studios entered into an agreement whereby DreamWorks Animation has agreed to pay to DreamWorks Studios an amount of cash equal to its employees’ tax withholding obligations with respect to the exercise or settlement of equity-based awards by DreamWorks Studios employees who elect to have shares withheld by DreamWorks Animation to satisfy their tax obligations.

REPORT OF THE AUDIT COMMITTEE

The following report of the Audit Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing by DreamWorks Animation under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Audit Committee provides assistance to the Board of Directors in fulfilling its legal and fiduciary obligations in matters involving DreamWorks Animation’s accounting, auditing, financial reporting, internal control and legal compliance functions by approving the services performed by DreamWorks Animation’s independent registered public accountants and reviewing their reports regarding DreamWorks Animation’s accounting practices and systems of internal accounting controls as set forth in a written charter adopted by the Board of Directors. DreamWorks Animation’s management is responsible for preparing DreamWorks Animation’s financial statements and the independent registered public accountants are responsible for auditing those financial statements. The Audit Committee is responsible for overseeing the conduct of these activities by DreamWorks Animation’s management and the independent registered public accountants.

In this context, the Audit Committee has met and held discussions with management and PricewaterhouseCoopers LLP, the independent registered public accountants for the year ended December 31, 2015. Management represented to the Audit Committee that DreamWorks Animation’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accountants.

The Audit Committee has discussed with the independent registered public accountants matters required to be discussed by Auditing Standard (AS) No. 16: Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has received the written disclosures and the letter from the independent registered public accountants required by applicable requirements of the PCAOB regarding the accountant’s communications with the Audit Committee concerning independence, and has discussed with such accountants their independence. Additionally, the Audit Committee considered whether the provision of non-audit services was compatible with maintaining such accountants’ independence. The Audit Committee has discussed with management the procedures for selection of consultants and the related competitive bidding practices and fully considered whether those services provided by the independent registered public accountants are compatible with maintaining such accountants’ independence.

The Audit Committee has discussed with DreamWorks Animation’s independent registered public accountants, with and without management present, their evaluations of DreamWorks Animation’s internal accounting controls and the overall quality of DreamWorks Animation’s financial reporting.

In reliance on the reviews and discussions with management and the independent registered public accountants referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, the inclusion of the audited financial statements in DreamWorks Animation’s Annual Report on Form 10-K for the year ended December 31, 2015, for filing with the SEC.

THE AUDIT COMMITTEE

Michael Montgomery, Chairman

Harry “Skip” Brittenham

Jason Kilar

OTHER MATTERS

DreamWorks Animation knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent in their discretion.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares you hold. You are, therefore, urged to execute and return, at your earliest convenience, the accompanying proxy in the envelope which has been enclosed.

THE BOARD OF DIRECTORS

Glendale, California

April 22, 2016

DreamWorks Animation’s Annual Report on Form 10-K for the year ended December 31, 2015 is being mailed with this Proxy Statement. DreamWorks Animation will provide copies of the Annual Report on Form 10-K and, for a reasonable fee per page, all exhibits to the Annual Report on Form 10-K to any stockholder requesting them. Stockholders may make such request in writing to DreamWorks Animation at 1000 Flower Street, Glendale, California 91201, Attention: Corporate Secretary. The request must include a representation by the stockholder that, as of April 8, 2016, the stockholder was entitled to vote at the Annual Meeting.

Annex A

DREAMWORKS ANIMATION SKG, INC.

SECOND AMENDED AND RESTATED

2008 OMNIBUS INCENTIVE COMPENSATION PLAN

SECTION 1. Purpose. The purpose of this DreamWorks Animation SKG, Inc. Second Amended and Restated 2008 Omnibus Incentive Compensation Plan (the “Plan”) is to promote the interests of DreamWorks Animation SKG, Inc. and its stockholders by (a) attracting and retaining exceptional directors, officers, employees and consultants (including prospective directors, officers, employees and consultants) of the Company (as defined below) and its Affiliates (as defined below) and (b) enabling such individuals to participate in the long-term growth and financial success of the Company. This Plan is intended to replace the prior DreamWorks Animation SKG, Inc. Amended and Restated 2008 Omnibus Incentive Compensation Plan, as approved by the Company’s stockholders on April 21, 2011 (the “First Amended 2008 Plan”), which First Amended 2008 Plan shall be automatically terminated and replaced and superseded by this Plan on the date on which this Plan is approved by the Company’s stockholders. The First Amended 2008 Plan previously replaced and superseded the Amended 2008 Plan (as defined below), which Amended 2008 Plan previously replaced and superseded the 2008 Plan (as defined below), which 2008 Plan previously replaced and superseded the 2004 Plan (as defined below). Notwithstanding the foregoing, any awards granted under the First Amended 2008 Plan, the Amended 2008 Plan, the 2008 Plan or the 2004 Plan (collectively, the “Prior Plans”) shall remain in effect pursuant to their respective terms.

SECTION 2. Definitions. As used herein, the following terms shall have the meanings set forth below:

“2004 Plan” means the DreamWorks Animation SKG, Inc. 2004 Omnibus Incentive Compensation Plan, as amended.

“2008 Plan” means the DreamWorks Animation SKG, Inc. 2008 Omnibus Incentive Compensation Plan.

“Affiliate” means (a) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and/or (b) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

“Amended 2008 Plan” means the DreamWorks Animation SKG, Inc. Amended and Restated 2008 Omnibus Incentive Compensation Plan as approved by the Company’s stockholders on June 10, 2009.

“Award” means any award that is permitted under Section 6 and granted under the Plan or any Prior Plan.

“Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award, which may (but need not) require execution or acknowledgment by a Participant.

“Board” means the Board of Directors of the Company.

“Cash Incentive Award” means an Award granted pursuant to Section 6(g).

“Change of Control” shall (a) have the meaning set forth in an Award Agreement; provided, however, that except in the case of a transaction described in subparagraph (b)(iii) below, any definition of Change of Control set forth in an Award Agreement shall provide that a Change of Control shall not occur until consummation or effectiveness of a change in control of the Company, rather than upon the announcement, commencement, stockholder approval or other potential occurrence of any event or transaction that, if completed, would result in a change in control of the Company, or (b) if there is no definition set forth in an Award Agreement, mean the occurrence of any of the following events:

(i) during any period of 14 consecutive calendar months, individuals who were directors of the Company on the first day of such period (the “Incumbent Directors”) cease for any reason to constitute a majority of the Board; provided, however, that any individual becoming a director subsequent to the first day of such period whose election, or nomination for election, by the Company’s stockholders was approved by a vote of at least a majority of the Incumbent Directors shall be considered as though such individual were an Incumbent Director, but excluding, for purposes of this proviso, any such individual whose initial assumption of office occurs as a result of an actual or threatened proxy contest with respect to election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a “person” (as such term is used in Section 13(d) of the Exchange Act) (each, a “Person”), in each case other than the management of the Company, the Board or the holders of the Company’s Class B common stock, $0.01 par value;

(ii) the consummation of (A) a merger, consolidation, statutory share exchange or similar form of corporate transaction involving (x) the Company or (y) any of its Subsidiaries, but in the case of this clause (y) only if Company Voting Securities (as defined below) are issued or issuable (each of the events referred to in this clause (A) being hereinafter referred to as a “Reorganization”) or (B) the sale or other disposition of all or substantially all the assets of the Company to an entity that is not an Affiliate (a “Sale”), in each case, if such Reorganization or Sale requires the approval of the Company’s stockholders under the law of the Company’s jurisdiction of organization (whether such approval is required for such Reorganization or Sale or for the issuance of securities of the Company in such Reorganization or Sale), unless, immediately following such Reorganization or Sale, (1) all or substantially all the individuals and entities who were the “beneficial owners” (as such term is defined in Rule 13d-3 under the Exchange Act (or a successor rule thereto)) of the securities eligible to vote for the election of the Board (“Company Voting Securities”) outstanding immediately prior to the consummation of such Reorganization or Sale beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the corporation resulting from such Reorganization or Sale (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all the Company’s assets either directly or through one or more subsidiaries) (the “Continuing Corporation”) in substantially the same proportions as their ownership, immediately prior to the consummation of such Reorganization or Sale, of the outstanding Company Voting Securities (excluding any outstanding voting securities of the Continuing Corporation that such beneficial owners hold immediately following the consummation of the Reorganization or Sale as a result of their ownership prior to such consummation of voting securities of any company or other entity involved in or forming part of such Reorganization or Sale other than the Company), (2) no Person (excluding (x) any employee benefit plan (or related trust) sponsored or maintained by the Continuing Corporation or any corporation controlled by the Continuing Corporation, (y) Jeffrey Katzenberg and (z) David Geffen) beneficially owns, directly or indirectly, 40% or more of the combined voting power of the then outstanding voting securities of the Continuing Corporation and (3) at least 50% of the members of the board of directors of the Continuing Corporation were Incumbent Directors at the time of the execution of the definitive agreement providing for such Reorganization or Sale or, in the absence of such an agreement, at the time at which approval of the Board was obtained for such Reorganization or Sale;

(iii) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company; or

(iv) any Person, corporation or other entity or “group” (as used in Section 14(d)(2) of the Exchange Act) (other than (A) the Company, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or an Affiliate or (C) any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the voting power of the Company Voting Securities) becomes the beneficial owner, directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company Voting Securities but only if the percentage so owned exceeds the aggregate percentage of the combined voting power of the Company Voting Securities then owned, directly or indirectly, by Jeffrey Katzenberg and David Geffen; provided, however, that for purposes of this subparagraph (iv), the following acquisitions shall not constitute a Change of Control: (x) any acquisition directly from the Company or (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, and the regulations promulgated thereunder.

“Committee” means the compensation committee of the Board, or such other committee of the Board as may be designated by the Board to administer the Plan.

“Company” means DreamWorks Animation SKG, Inc., a corporation organized under the laws of Delaware, together with any successor thereto.

“Deferred Share Unit” means a deferred share unit Award that represents an unfunded and unsecured promise to deliver Shares in accordance with the terms of the applicable Award Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto, and the regulations promulgated thereunder.

“Exercise Price” means (a) in the case of Options, the price specified in the applicable Award Agreement as the price-per-Share at which Shares may be purchased pursuant to such Option or (b) in the case of SARs, the price specified in the applicable Award Agreement as the reference price-per-Share used to calculate the amount payable to the Participant.

“Fair Market Value” means, except as otherwise provided in the applicable Award Agreement, (a) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee and (b) with respect to the Shares, as of any date, (i) the closing per-share sales price of the Shares (A) as reported by the NASDAQ for such date or (B) if the Shares are listed on any other national stock exchange, as reported on the stock exchange composite tape for securities traded on such stock exchange for such date or, with respect to each of clauses (A) and (B), if there were no sales on such date, on the closest preceding date on which there were sales of Shares or (ii) in the event there shall be no public market for the Shares on such date, the fair market value of the Shares as determined in good faith by the Committee.

“First Amended 2008 Plan” shall have the meaning specified in Section 1.

“Incentive Stock Option” means an option to purchase Shares from the Company that (a) is granted under Section 6(b) of the Plan or any Prior Plan and (b) is intended to qualify for special Federal income tax treatment pursuant to Sections 421 and 422 of the Code, as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is so designated in the applicable Award Agreement.

“Independent Director” means a member of the Board (a) who is neither an employee of the Company nor an employee of any Affiliate, and (b) who, at the time of acting, is a “Non-Employee Director” under Rule 16b-3.

“IRS” means the Internal Revenue Service or any successor thereto and includes the staff thereof.

“NASDAQ” means the National Association of Securities Dealers Automated Quotations.

“Nonqualified Stock Option” means an option to purchase Shares from the Company that (a) is granted under Section 6(b) of the Plan or any Prior Plan and (b) is not an Incentive Stock Option.

“Option” means an Incentive Stock Option or a Nonqualified Stock Option or both, as the context requires.

“Participant” means any director, officer, employee or consultant (including any prospective director, officer, employee or consultant) of the Company or its Affiliates who is eligible for an Award under Section 5 and who is selected by the Committee to receive an Award under the Plan or who receives a Substitute Award pursuant to Section 4(c).

“Performance Compensation Award” means any Award designated by the Committee as a Performance Compensation Award pursuant to Section 6(e) of the Plan or any Prior Plan.

“Performance Criteria” means the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award or Performance Unit or, if applicable, any Cash Incentive Award.

“Performance Formula” means, for a Performance Period, the one or more formulas applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award or Performance Unit or, if applicable, the Cash Incentive Award of a particular Participant, whether all, some portion but less than all, or none of such Award has been earned for the Performance Period.

“Performance Goal” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.

“Performance Period” means the one or more periods of time as the Committee may select over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Compensation Award or Performance Unit or, if applicable, a Cash Incentive Award.

“Performance Unit” means an Award under Section 6(f) of the Plan or any Prior Plan that has a value set by the Committee (or that is determined by reference to a valuation formula specified by the Committee or the Fair Market Value of Shares), which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Shares, or any combination thereof, upon achievement of such Performance Goals during the relevant Performance Period as the Committee shall establish at the time of such Award or thereafter.

“Plan” shall have the meaning specified in Section 1.

“Prior Plans” shall have the meaning specified in Section 1.

“Restricted Share” means a Share that is granted under Section 6(d) of the Plan or any Prior Plan that is subject to certain transfer restrictions, forfeiture provisions and/or other terms and conditions specified herein and in the applicable Award Agreement.

“RSU” means a restricted stock unit Award that is granted under Section 6(d) of the Plan or any Prior Plan and is designated as such in the applicable Award Agreement and that represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property in accordance with the terms of the applicable Award Agreement.

“Rule 16b-3” means Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act or any successor rule or regulation thereto as in effect from time to time.

“SAR” means a stock appreciation right Award that is granted under Section 6(c) of the Plan or any Prior Plan and that represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property equal in value to the excess, if any, of the Fair Market Value per Share over the Exercise Price per Share of the SAR, subject to the terms of the applicable Award Agreement.

“SEC” means the Securities and Exchange Commission or any successor thereto and shall include the staff thereof.

“Shares” means shares of Class A Common Stock of the Company, $0.01 par value, or such other securities of the Company (a) into which such shares shall be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar transaction or (b) as may be determined by the Committee pursuant to Section 4(b).

“Subsidiary” means any entity in which the Company, directly or indirectly, possesses fifty percent (50%) or more of the total combined voting power of all classes of its stock.

“Substitute Awards” shall have the meaning specified in Section 4(c).

“Substituted Options” shall have the meaning specified in Section 6(c)(v).

“Substitution SARs” shall have the meaning specified in Section 6(c)(v).

“Treasury Regulations” means all proposed, temporary and final regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

SECTION 3. Administration. (a) Composition of Committee. The Plan shall be administered by the Committee, which shall be composed of one or more directors, as determined by the Board; provided that, to the extent necessary to comply with the rules of the NASDAQ and Rule 16b-3 and to satisfy any applicable requirements of Section 162(m) of the Code and any other applicable laws or rules, the Committee shall be composed of two or more directors, all of whom shall be Independent Directors and all of whom shall (i) qualify as “outside directors” under Section 162(m) of the Code and (ii) meet the independence requirements of the NASDAQ.

(b) Authority of Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have sole and plenary authority to administer the Plan, including, but not limited to, the authority to (i) designate Participants, (ii) determine the type or types of Awards to be granted to a Participant, (iii) determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with, Awards, (iv) determine the terms and conditions of any Awards, (v) determine the vesting schedules of Awards and, if certain performance criteria must be attained in order for an Award to vest or be settled or paid, establish such performance criteria and certify whether, and to what extent, such performance criteria have been attained, (vi) determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended, (vii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee, (viii) interpret, administer, reconcile any inconsistency in, correct any default in and/or supply any omission in, the Plan and any instrument or agreement relating to, or Award made under, the Plan or any Prior Plan, (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan, (x) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards, (xi) amend an outstanding Award or grant a replacement Award for an Award previously granted under the Plan or any Prior Plan if, in its sole discretion, the Committee determines that (A) the tax consequences of such Award to the Company or the Participant differ from those consequences that were expected to occur on the date the Award was granted or (B) clarifications or interpretations of, or changes to, tax law or regulations permit Awards to be granted that have more favorable tax consequences than initially anticipated and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c) Committee Decisions. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole and plenary discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award and any stockholder.

(d) Indemnification. No member of the Board, the Committee or any employee of the Company (each such person, a “Covered Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award. Each Covered Person shall be indemnified and held harmless by the Company from and against (i) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and (ii) any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person; provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding, and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Restated Certificate of Incorporation or Restated Bylaws. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s Restated Certificate of Incorporation or Restated Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

(e) Delegation of Authority to Senior Officers. The Committee may delegate, on such terms and conditions as it determines in its sole and plenary discretion, to one or more senior officers of the Company the authority to make grants of Awards to officers (other than any officer subject to Section 16 of the Exchange Act), employees and consultants of the Company and its Affiliates (including any prospective officer (other than any such officer who is expected to be subject to Section 16 of the Exchange Act), employee or consultant) and all necessary and appropriate decisions and determinations with respect thereto.

(f) Awards to Independent Directors. Notwithstanding anything to the contrary contained herein but subject to Section 4(a)(iii), the Board may, in its sole and plenary discretion, at any time and from time to time, grant Awards to Independent Directors or administer the Plan with respect to such Awards. In any such case, the Board shall have all the authority and responsibility granted to the Committee herein.

SECTION 4. Shares Available for Awards; Cash Payable Pursuant to Awards. (a) Shares and Cash Available. (i) Subject to adjustment as provided in Section 4(b), the maximum aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan (which, for purposes of clarity, shall include any Shares delivered pursuant to Awards granted under the Prior Plans prior to the approval of the Plan by the Company’s stockholders on June 2, 2016) shall be equal to the maximum aggregate number of Shares remaining available for future issuance under the First Amended 2008 Plan as of the date the Plan is approved by the Company’s stockholders on June 2, 2016 (regardless of whether or not such Shares are subject to outstanding Awards as of June 2, 2016). Upon exercise of a stock-settled SAR, the maximum aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan as provided above shall be reduced by the actual number of Shares delivered upon settlement of such stock-settled SAR. Awards that are settled in cash will not reduce the number of Shares available for delivery under the Plan. If, after the effective date of the Plan, any Award is (1) forfeited, or otherwise expires, terminates or is canceled without the delivery of all Shares subject thereto, or (2) is settled other than by the delivery of Shares (including, without limitation, cash settlement), then, in the case of clauses (1) and (2), the number of Shares subject to such Award that were not issued with respect to such Award will not be treated as issued hereunder for purposes of reducing the maximum aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan. If Shares issued upon exercise, vesting or settlement of an Award are, or Shares owned by a Participant are, surrendered or tendered to the Company in payment of the Exercise Price of an Award or any taxes required to be withheld in respect of an Award, in each case, in accordance with the terms and conditions of the Plan and any applicable Award Agreement, such surrendered or tendered Shares shall again become available to be delivered pursuant to Awards under the Plan; provided, however, that in no event shall such Shares increase the number of Shares that may be delivered pursuant to Incentive Stock Options granted under the Plan.

(ii) With respect to Awards that are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, subject to adjustment as provided in Section 4(b), (A) in the case of Awards that are settled in Shares, the maximum aggregate number of Shares with respect to which Awards may be granted in any fiscal year of the Company under the Plan to any Participant (other than an Independent Director) shall be 3,000,000 (the “Annual Individual Plan Share Limit”), (B) in the case of Awards that are settled in cash based on the Fair Market Value of a Share, the maximum aggregate amount of cash that may be paid pursuant to Awards granted to any Participant (other than an Independent Director) in any fiscal year of the Company under the Plan shall be equal to the per-Share Fair Market Value as of the relevant vesting, payment or settlement date multiplied by the Annual Individual Plan Share Limit, (C) in the case of all Awards other than those described in clauses (A) and (B), the maximum aggregate amount of cash and other property (valued at its Fair Market Value) other than Shares that may be paid or delivered pursuant to Awards under the Plan to any Participant (other than an Independent Director) in any fiscal year of the Company shall be equal to $10,000,000.

(iii) Subject to adjustment as provided in Section 4(b) and notwithstanding anything to the contrary herein, with respect to Awards granted to Independent Directors, (A) in the case of Awards that are settled in Shares, the maximum aggregate number of Shares with respect to which Awards may be granted in any fiscal year of the Company under the Plan to an Independent Director shall be 100,000 (“Annual Independent Director Share Plan Limit”), (B) in the case of Awards that are settled in cash based on the Fair Market Value of a Share, the maximum aggregate amount of cash that may be paid pursuant to Awards granted in any fiscal year of the Company under the Plan to an Independent Director shall be equal to the per-Share Fair Market Value as of the relevant vesting, payment or settlement date multiplied by Annual Independent Director Share Plan Limit and (C) in the case of all Awards to Independent Directors other than those described in clauses (A) and (B), the maximum aggregate amount of cash and other property (valued at its Fair Market Value) other than Shares that may be paid or delivered pursuant to Awards under the Plan to an Independent Director in any fiscal year of the Company shall be equal to $2,000,000.

(b) Adjustments for Changes in Capitalization and Similar Events. (i) In the event of any extraordinary dividend or other extraordinary distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, rights offering, stock split, reverse stock split, split-up or spin-off, the Committee shall, in the manner determined by the Committee to be appropriate or desirable, adjust any or all of (A) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, including (1) the maximum aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan (including pursuant to Incentive Stock Options). (2) the Annual Individual Plan Share Limit and (3) the Annual Independent Director Plan Share Limit, in each case, as provided in Section 4(a), and (B) the terms of any outstanding Award, including (1) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards or to which outstanding Awards relate and (2) the Exercise Price, if applicable, with respect to any Award.

(ii) In the event that the Committee determines that any reorganization, merger, consolidation, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares (including any Change of Control) such that an adjustment is determined by the Committee in its discretion to be appropriate or desirable, then the Committee may (A) in such manner as it may deem appropriate or desirable, adjust any or all of (1) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, including (X) the maximum aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan (including pursuant to Incentive Stock Options), (Y) the Annual Individual Plan Share Limit and (Z) the Annual Independent Director Plan Share Limit, in each case, as provided in Section 4(a), and (2) the terms of any outstanding Award, including (X) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards or to which outstanding Awards relate and (Y) the Exercise Price, if applicable, with respect to any Award, (B) if deemed appropriate or desirable by the Committee, make provision for a cash payment to the holder of an outstanding Award in consideration for the cancelation of such Award, including, in the case of an outstanding Option or SAR, a cash payment to the holder of such Option or SAR in consideration for the cancelation of such Option or SAR in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or SAR over the aggregate Exercise Price of such Option or SAR and (C) if deemed appropriate or desirable by the Committee, cancel and terminate any Option or SAR having a per-Share Exercise Price equal to, or in excess of, the Fair Market Value of a Share subject to such Option or SAR without any payment or consideration therefor.

(c) Substitute Awards. Subject to the restrictions on “repricing” of Options and SARs as set forth in Section 7(b), Awards may, in the discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or any of its Affiliates or a company acquired by the Company or any of its Affiliates or with which the Company or any of its Affiliates combines (“Substitute Awards”). The number of Shares underlying any Substitute Awards shall be counted against the maximum aggregate number of Shares available for Awards under the Plan; provided, however, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding awards previously granted by an entity that is acquired by the Company or any of its Affiliates or with which the Company or any of its Affiliates combines shall not be counted against the maximum aggregate number of Shares available for Awards under the Plan; provided further, however, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding stock options intended to qualify for special tax treatment under Sections 421 and 422 of the Code that were previously granted by an entity that is acquired by the Company or any of its Affiliates or with which the Company or any of its Affiliates combines shall be counted against the maximum aggregate number of Shares available for Incentive Stock Options under the Plan.

(d) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

SECTION 5. Eligibility. Any director, officer, employee or consultant (including any prospective director, officer, employee or consultant) of the Company or any of its Affiliates shall be eligible to be designated a Participant.

SECTION 6. Awards. (a) Types of Awards. Awards may be made under the Plan in the form of (i) Options, (ii) SARs, (iii) Restricted Shares, (iv) RSUs, (v) Performance Compensation Awards, (vi) Performance Units, (vii) Cash Incentive Awards, (viii) Deferred Share Units and (ix) other equity based or equity related Awards that the Committee determines are consistent with the purpose of the Plan and the interests of the Company. Awards may be granted in tandem with other Awards. No Incentive Stock Option (other than an Incentive Stock Option that may be assumed or issued by the Company in connection with a transaction to which Section 424(a) of the Code applies) may be granted to a person who is ineligible to receive an Incentive Stock Option under the Code.

(b) Options. (i) Grant. Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine (A) the Participants to whom Options shall be granted, (B) subject to Section 4(a), the number of Shares subject to Options to be granted to each Participant, (C) whether each Option will be an Incentive Stock Option or a Nonqualified Stock Option and (D) the conditions and limitations applicable to the vesting and exercise of each Option. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code and any regulations related thereto, as may be amended from time to time. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. If an Option is intended to be an Incentive Stock Option, and if, for any reason, such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to Nonqualified Stock Options.

(ii) Exercise Price. The Exercise Price of each Share covered by an Option shall be not less than 100% of the Fair Market Value of such Share (determined as of the date the Option is granted); provided, however, in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate, the per-Share Exercise Price shall be no less than 110% of the Fair Market Value per Share on the date of the grant. Unless otherwise specified by the Committee, Options are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code.

(iii) Vesting and Exercise. Each Option shall be vested and exercisable at such times, in such manner and subject to such terms and conditions as the Committee may, in its sole and plenary discretion, specify in the applicable Award Agreement or thereafter. Except as otherwise specified by the Committee in the applicable Award Agreement, an Option may only be exercised to the extent that it has already vested at the time of exercise. Except as otherwise specified by the Committee in the Award Agreement, Options shall become vested and exercisable with respect to one-fourth of the Shares subject to such Options on each of the first four anniversaries of the date of grant. An Option shall be deemed to be exercised when written or electronic notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment pursuant to Section 6(b)(iv) for the Shares with respect to which the Award is exercised has been received by the Company. Exercise of an Option in any manner shall result in a decrease in the number of Shares that thereafter may be available for sale under the Option and, except as expressly set forth in Sections 4(a) and 4(c), in the number of Shares that may be available for purposes of the Plan, by the number of Shares as to which the Option is exercised. The Committee may impose such conditions with respect to the exercise of Options, including, without limitation, any conditions relating to the application of Federal or state securities laws, as it may deem necessary or advisable.

(iv) Payment. (A) No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate Exercise Price therefor is received by the Company, and the Participant has paid to the Company (or the Company has withheld in accordance with Section 9(d)) an amount equal to any Federal, state, local and foreign income and employment taxes required to be withheld. Such payments may be made in cash (or its equivalent) or, in the Committee’s sole and plenary discretion, (1) by exchanging Shares owned by the Participant (which are not the subject of any pledge or other security interest), (2) if there shall be a public market for the Shares at such time, subject to such rules as may be established by the Committee, through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount in cash equal to the aggregate Exercise Price, or (3) through any other method (or combination of methods) as approved by the Committee; provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company, together with any Shares withheld by the Company in accordance with Section 9(d), as of the date of such tender, is at least equal to such aggregate Exercise Price and the amount of any Federal, state, local or foreign income or employment taxes required to be withheld, if applicable.

(B) Wherever in the Plan or any Award Agreement a Participant is permitted to pay the Exercise Price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.

(v) Expiration. Except as otherwise set forth in the applicable Award Agreement, each Option shall expire immediately, without any payment, upon the earlier of (A) the tenth anniversary of the date the Option is granted and (B) 90 days after the date the Participant who is holding the Option ceases to be a director, officer, employee or consultant of the Company or one of its Affiliates. In no event may an Option be exercisable after the tenth anniversary of the date the Option is granted.

(c) SARs. (i) Grant. Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine (A) the Participants to whom SARs shall be granted, (B) subject to Section 4(a), the number of SARs to be granted to each Participant, (C) the Exercise Price thereof and (D) the conditions and limitations applicable to the exercise thereof.

(ii) Exercise Price. The Exercise Price of each Share covered by a SAR shall be not less than 100% of the Fair Market Value of such Share (determined as of the date the SAR is granted). Unless otherwise specified by the Committee, SARs are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code.

(iii) Exercise. A SAR shall entitle the Participant to receive an amount upon exercise equal to the excess, if any, of the Fair Market Value of a Share on the date of exercise of the SAR over the Exercise Price thereof. The Committee shall determine, in its sole and plenary discretion, whether a SAR shall be settled in cash, Shares, other securities, other Awards, other property or a combination of any of the foregoing.

(iv) Other Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine, at or after the grant of a SAR, the vesting criteria, term, methods of exercise, methods and form of settlement and any other terms and conditions of any SAR; provided, however, that in no event may any SAR be exercisable after the tenth anniversary of the date the SAR is granted. Any determination by the Committee that is made pursuant to this Section 6(c)(iv) may be changed by the Committee from time to time and may govern the exercise of SARs granted or exercised thereafter.

(v) Substitution SARs. The Committee shall have the ability to substitute, without the consent of the affected Participant or any holder or beneficiary of SARs, SARs settled in Shares (or SARs settled in Shares or cash in the Committee’s discretion) (“Substitution SARs”) for outstanding Nonqualified Stock Options (“Substituted Options”); provided that (A) the substitution shall not otherwise result in a modification of the terms of any Substituted Option, (B) the number of Shares underlying the Substitution SARs shall be the same as the number of Shares underlying the Substituted Options and (C) the Exercise Price of the Substitution SARs shall be equal to the Exercise Price of the Substituted Options. If, in the opinion of the Company’s auditors, this provision creates adverse accounting consequences for the Company, it shall be considered null and void.

(vi) Expiration. Except as otherwise set forth in the applicable Award Agreement, each SAR shall expire immediately, without any payment, upon the earlier of (A) the tenth anniversary of the date the SAR is granted and (B) three months after the date the Participant who is holding the SAR ceases to be a director, officer, employee or consultant of the Company or one of its Affiliates. In no event may an SAR be exercisable after the tenth anniversary of the date the SAR is granted.

(d) Restricted Shares and RSUs. (i) Grant. Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine (A) the Participants to whom Restricted Shares and RSUs shall be granted, (B) subject to Section 4(a), the number of Restricted Shares and RSUs to be granted to each Participant,

(C) the duration of the period during which, and the conditions, if any, under which, the Restricted Shares and RSUs may vest or may be forfeited to the Company and (D) the other terms and conditions of such Awards.

(ii) Transfer Restrictions. Restricted Shares and RSUs may not be sold, assigned, transferred, pledged or otherwise encumbered except as provided in the Plan or as may be provided in the applicable Award Agreement; provided, however, that the Committee may, in its discretion, determine that Restricted Shares and RSUs may be transferred by the Participant for no consideration. Restricted Shares may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Shares are registered in the name of the applicable Participant, such certificates must bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Shares, and the Company may, at its discretion, retain physical possession of such certificates until such time as all applicable restrictions lapse.

(iii) Payment/Lapse of Restrictions. Each RSU shall be granted with respect to one Share or shall have a value equal to the Fair Market Value of one Share. RSUs shall be paid in cash, Shares, other securities, other Awards or other property, as determined in the sole and plenary discretion of the Committee, upon the lapse of restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. If a Restricted Share or an RSU is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, unless the grant of such Restricted Share or RSU is contingent on satisfaction of the requirements for the payment of “qualified performance-based compensation” under Section 162(m) of the Code (whether pursuant to Section 6(e) of this Plan, the DreamWorks Animation SKG, Inc. 2013 Annual Incentive Plan or any other plan), all requirements set forth in Section 6(e) below must be satisfied in order for the restrictions applicable thereto to lapse.

(e) Performance Compensation Awards. (i) General. The Committee shall have the authority, at the time of grant of any Award, to designate such Award (other than an Option or SAR) as a Performance Compensation Award in order for such Award to qualify as “qualified performance-based compensation” under Section 162(m) of the Code. Options and SARs granted under the Plan shall not be included among Awards that are designated as Performance Compensation Awards under this Section 6(e).

(ii) Eligibility. The Committee shall, in its sole discretion, designate within the first 90 days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) which Participants will be eligible to receive Performance Compensation Awards in respect of such Performance Period. However, designation of a Participant as eligible to receive an Award hereunder for a Performance Period shall not in any manner entitle such Participant to receive payment in respect of any Performance Compensation Award for such Performance Period. The determination as to whether or not such Participant becomes entitled to payment in respect of any Performance Compensation Award shall be decided solely in accordance with the provisions of this Section 6(e). Moreover, designation of a Participant as eligible to receive an Award hereunder for a particular Performance Period shall not require designation of such Participant as eligible to receive an Award hereunder in any subsequent Performance Period and designation of one person as a Participant eligible to receive an Award hereunder shall not require designation of any other person as a Participant eligible to receive an Award hereunder in such period or in any other period.

(iii) Discretion of Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall have full discretion to select (A) the length of such Performance Period, (B) the type(s) of Performance Compensation Awards to be issued, (C) the Performance Criteria that will be used to establish the Performance Goal(s), (D) the kind(s) and/or level(s) of the Performance Goals(s) that is (are) to apply to the Company or any of its Subsidiaries, Affiliates, divisions or operational units, or any combination of the foregoing, and (E) the Performance Formula; provided that any such Performance Formula shall be objective and non-discretionary. Within the first 90 days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence and record the same in writing.

(iv) Performance Criteria. Notwithstanding the foregoing, the Performance Criteria that shall be used to establish the Performance Goal(s) with respect to Performance Compensation Awards shall be based on the attainment of specific levels of performance of the Company or any of its Subsidiaries, Affiliates, divisions or operational units, or any combination of the foregoing, and shall be limited to the following: (A) net income or earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization), (B) operating income, (C) earnings per share, (D) return on shareholders’ equity, (E) return on investment or capital, (F) return on assets, (G) level or amount of acquisitions, (H) share price, (I) profitability/profit margins, (J) market share (in the aggregate or by segment), (K) revenues or sales (including specified types or categories thereof) (based on units and/or dollars), (L) costs (including specified types or categories thereof), (M) cash flow, (N) working capital, (O) completion of production or stages of production within specified time and/or budget parameters, (P) budgeted expenses (operating and capital) and (Q) box office results (domestic, international or worldwide) of any of the Company’s films. Such Performance Criteria may be applied on an absolute basis, be relative to one or more peer companies of the Company or indices or any combination thereof or, if applicable, be computed on an accrual or cash accounting basis. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 days of the applicable Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective manner the method of calculating the Performance Criteria it selects to use for such Performance Period.

(v) Modification of Performance Goals. The Committee is authorized at any time during the first 90 days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), or any time thereafter (but only to the extent the exercise of such authority after such 90-day period (or such shorter period, if applicable) would not cause the Performance Compensation Awards granted to any Participant for the Performance Period to fail to qualify as “qualified performance-based compensation” under Section 162(m) of the Code), in its sole and plenary discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period to the extent permitted under Section 162(m) of the Code (A) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development affecting the Company, or any of its Affiliates, Subsidiaries, divisions or operating units (to the extent applicable to such Performance Goal) or (B) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company or any of its Affiliates, Subsidiaries, divisions or operating units (to the extent applicable to such Performance Goal), or the financial statements of the Company or any of its Affiliates, Subsidiaries, divisions or operating units (to the extent applicable to such Performance Goal), or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles, law or business conditions.

(vi) Payment of Performance Compensation Awards. (A) Condition to Receipt of Payment. A Participant must be employed by the Company or one of its Subsidiaries on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period. Notwithstanding the foregoing and to the extent permitted by Section 162(m) of the Code, in the discretion of the Committee, Performance Compensation Awards may be paid to Participants who have retired or whose employment has terminated prior to the last day of the Performance Period for which a Performance Compensation Award is made, or to the designee or estate of a Participant who died prior to the last day of a Performance Period.

(B) Limitation. Except as otherwise permitted by Section 162(m) of the Code, a Participant shall be eligible to receive payments in respect of a Performance Compensation Award only to the extent that (1) the Performance Goal(s) for the relevant Performance Period are achieved and certified by the Committee in accordance with Section 6(e)(vi)(C) and (2) the Performance Formula as applied against such Performance Goal(s) determines that all or some portion of such Participant’s Performance Compensation Award has been earned for such Performance Period.

(C) Certification. Following the completion of a Performance Period, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, to calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the objective Performance Formula. The Committee shall then determine the actual size of each Participant’s Performance Compensation Award for the Performance Period and, in so doing, may apply negative discretion as authorized by Section 6(e)(vi)(D).

(D) Negative Discretion. In determining the actual size of an individual Performance Compensation Award for a Performance Period, the Committee may, in its sole and plenary discretion, reduce or eliminate the amount of the Award earned in the Performance Period, even if applicable Performance Goals have been attained and without regard to any employment agreement between the Company and a Participant.

(E) Discretion. Except as otherwise permitted by Section 162(m) of the Code, in no event shall any discretionary authority granted to the Committee by the Plan be used to (1) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained, (2) increase a Performance Compensation Award for any Participant at any time after the first 90 days of the Performance Period (or, if shorter, the maximum period allowed under Section 162(m) of the Code) or (3) increase a Performance Compensation Award above the maximum amount payable under Section 4(a) of the Plan.

(F) Form of Payment. In the case of any Performance Compensation Award other than a Restricted Share, RSU or other equity-based Award that is subject to performance-based vesting conditions, such Performance Compensation Award shall be payable, in the discretion of the Committee, in cash or in Restricted Shares, RSUs or fully vested Shares of equivalent value and shall be paid on such terms as determined by the Committee in its discretion. Any Restricted Shares and RSUs shall be subject to the terms of this Plan (or any successor equity-compensation plan) and any applicable Award Agreement. The number of Restricted Shares, RSUs or Shares that is equivalent in value to a dollar amount shall be determined in accordance with a methodology specified by the Committee within the first 90 days of the relevant Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code).

(f) Performance Units. (i) Grant. Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine the Participants to whom Performance Units shall be granted.

(ii) Value of Performance Units. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met during a Performance Period, will determine in accordance with Section 4(a) the number and/or value of Performance Units that will be paid out to the Participant.

(iii) Earning of Performance Units. Subject to the provisions of the Plan, after the applicable Performance Period has ended, the holder of Performance Units shall be entitled to receive a payout of the number and value of Performance Units earned by the Participant over the Performance Period, to be determined by the Committee, in its sole and plenary discretion, as a function of the extent to which the corresponding Performance Goals have been achieved.

(iv) Form and Timing of Payment of Performance Units. Subject to the provisions of the Plan, the Committee, in its sole and plenary discretion, may pay earned Performance Units in the form of cash or in Shares (or in a combination thereof) that have an aggregate Fair Market Value equal to the value of the earned Performance Units at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions in the applicable Award Agreement deemed appropriate by the Committee. The determination of the Committee with respect to the form and timing of payout of such Awards shall be set forth in the applicable Award Agreement. If a Performance Unit is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, all requirements set forth in Section 6(e) must be satisfied in order for a Participant to be entitled to payment.

(g) Cash Incentive Awards. Subject to the provisions of the Plan, the Committee, in its sole and plenary discretion, shall have the authority to grant Cash Incentive Awards, which may, in the Committee’s sole and plenary discretion, be subject to the attainment of Performance Goals. If payment of the Cash Incentive Award is intended to be subject to the attainment of Performance Goals, subject to Section 4(a), the Committee shall establish Cash Incentive Award levels to determine the amount of a Cash Incentive Award payable upon the attainment of Performance Goals. If a Cash Incentive Award is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, all requirements set forth in Section 6(e) must be satisfied in order for a Participant to be entitled to payment.

(h) Other Stock-Based Awards. Subject to the provisions of the Plan, the Committee shall have the sole and plenary authority to grant to Participants other equity-based or equity-related Awards (including, but not limited to, Deferred Share Units and fully vested Shares) (whether payable in cash, equity or otherwise) in such amounts and subject to such terms and conditions as the Committee shall determine; provided that any such Awards must comply, to the extent deemed desirable by the Committee, with Rule 16b-3 and applicable law.

(i) Dividends and Dividend Equivalents. In the sole and plenary discretion of the Committee, an Award, other than an Option or SAR or a Cash Incentive Award, may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities, other Awards or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Committee in its sole and plenary discretion, including, without limitation, (i) payment directly to the Participant, (ii) withholding of such amounts by the Company subject to vesting of the Award or (iii) reinvestment in additional Shares, Restricted Shares or other Awards.

SECTION 7. Amendment and Termination. (a) Amendments to the Plan. Subject to any applicable law or government regulation, to any requirement that must be satisfied if the Plan is intended to be a shareholder-approved plan for purposes of Section 162(m) of the Code and to the rules of the NASDAQ or any successor exchange or quotation system on which the Shares may be listed or quoted, the Plan may be amended, modified or terminated by the Board without the approval of the stockholders of the Company, except that stockholder approval shall be required for any amendment that would (i) increase (A) the maximum number of Shares for which Awards may be granted under the Plan, (B) the maximum number of Shares that may be delivered pursuant to Incentive Stock Options granted under the Plan, (C) the Annual Individual Plan Share Limit or (D) the Annual Independent Director Plan Share Limit; provided, however, that any adjustment under Section 4(b) shall not constitute an increase for purposes of this Section 7(a), or (ii) change the class of employees or other individuals eligible to participate in the Plan. No amendment, modification or termination of the Plan may, without the consent of the Participant to whom any Award shall theretofor have been granted, materially and adversely affect the rights of such Participant (or his or her transferee) under such Award, unless otherwise provided by the Committee in the applicable Award Agreement.

(b) Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any Award theretofor granted, prospectively or retroactively; provided, however, that, except as set forth in the Plan, unless otherwise provided by the Committee in the applicable Award Agreement, any such waiver, amendment, alteration, suspension, discontinuance, cancelation or termination that would materially and adversely impair the rights of any Participant or any holder or beneficiary of any Award theretofor granted shall not to that extent be effective without the consent of the applicable Participant, holder or beneficiary. Notwithstanding the preceding sentence, in no event may any Option or SAR (i) be amended to decrease the Exercise Price thereof, (ii) be cancelled at a time when its Exercise Price exceeds the Fair Market Value of the underlying Shares in exchange for another Option or SAR or any Restricted Share, RSU, other equity-based Award, award under any other equity-compensation plan or any cash payment or (iii) be subject to any action that would be treated, for accounting purposes, as a “repricing” of such Option or SAR, unless such amendment, cancellation, or action is approved by the Company’s stockholders. For the avoidance of doubt, an adjustment to the Exercise Price of an Option or SAR that is made in accordance with

Section 4(b) or Section 8 shall not be considered a reduction in Exercise Price or “repricing” of such Option or SAR.

(c) Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. Subject to Section 6(e)(v) and the final sentence of Section 7(b), the Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(b) or the occurrence of a Change of Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles or law (i) whenever the Committee, in its sole and plenary discretion, determines that such adjustments are appropriate or desirable, including, without limitation, providing for a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event, (ii) if deemed appropriate or desirable by the Committee, in its sole and plenary discretion, by providing for a cash payment to the holder of an Award in consideration for the cancelation of such Award, including, in the case of an outstanding Option or SAR, a cash payment to the holder of such Option or SAR in consideration for the cancelation of such Option or SAR in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or SAR over the aggregate Exercise Price of such Option or SAR and (iii) if deemed appropriate or desirable by the Committee, in its sole and plenary discretion, by canceling and terminating any Option or SAR having a per-Share Exercise Price equal to, or in excess of, the Fair Market Value of a Share subject to such Option or SAR without any payment or consideration therefor.

SECTION 8. Change of Control. Unless otherwise provided in the applicable Award Agreement, in the event of a Change of Control after the date of the adoption of the Plan, unless provision is made in connection with the Change of Control for (a) assumption of Awards previously granted or (b) substitution for such Awards of new awards covering stock of a successor corporation or its “parent corporation” (as defined in Section 424(e) of the Code) or “subsidiary corporation” (as defined in Section 424(f) of the Code) with appropriate adjustments as to the number and kinds of shares and the Exercise Prices, if applicable, (i) any outstanding Options or SARs then held by Participants that are unexercisable or otherwise unvested shall automatically be deemed exercisable or otherwise vested, as the case may be, as of immediately prior to such Change of Control, (ii) all Performance Units, Cash Incentive Awards and Awards designated as Performance Compensation Awards shall be paid out as if the date of the Change of Control were the last day of the applicable Performance Period and “target” performance levels had been attained and (iii) all other outstanding Awards (i.e., other than Options, SARs, Performance Units, Cash Incentive Awards and Awards designated as Performance Compensation Awards) then held by Participants that are unexercisable, unvested or still subject to restrictions or forfeiture, shall automatically be deemed exercisable and vested and all restrictions and forfeiture provisions related thereto shall lapse as of immediately prior to such Change of Control.

SECTION 9. General Provisions. (a) Nontransferability. Except as otherwise specified in the applicable Award Agreement, during the Participant’s lifetime each Award (and any rights and obligations thereunder) shall be exercisable only by the Participant, or, if permissible under applicable law, by the Participant’s legal guardian or representative, and no Award (or any rights and obligations thereunder) may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that (i) the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance and (ii) the Board or the Committee may permit further transferability, on a general or specific basis, and may impose conditions and limitations on any permitted transferability; provided, however, that Incentive Stock Options shall not be transferable in any way that would violate Section 1.422-2(a)(2) of the Treasury Regulations and in no event may any Award (or any rights and obligations thereunder) be transferred in any way in exchange for value. All terms and conditions of the Plan and all Award Agreements shall be binding upon any permitted successors and assigns.

(b) No Rights to Awards. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated.

(c) Share Certificates. All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement or the rules, regulations and other requirements of the SEC, the NASDAQ or any other stock exchange or quotation system upon which such Shares or other securities are then listed or reported and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(d) Withholding. (i) Authority to Withhold. A Participant may be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant, the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such taxes.

(ii) Alternative Ways to Satisfy Withholding Liability. Without limiting the generality of clause (i) above, a Participant may satisfy, in whole or in part, the foregoing withholding liability by delivery of Shares owned by the Participant (which are not subject to any pledge or other security interest) having a Fair Market Value equal to such withholding liability or, at the discretion of the Participant, by having the Company withhold from the number of Shares otherwise issuable pursuant to the exercise of the Option or SAR, or the lapse of the restrictions on any other Award (in the case of SARs and other Awards, if such SARs and other Awards are settled in Shares), a number of Shares having a Fair Market Value equal to such withholding liability.

(e) Section 409A. (i) It is intended that the provisions of the Plan comply with Section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code.

(ii) No Participant or the creditors or beneficiaries of a Participant shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under the Plan to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to any Participant or for the benefit of any Participant under the Plan may not be reduced by, or offset against, any amount owing by any such Participant to the Company or any of its Affiliates.

(iii) If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (A) such Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (B) the Company shall make a good faith determination that an amount payable pursuant to an Award constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it on the first business day after such six-month period. Such amount shall be paid without interest, unless otherwise determined by the Committee, in its sole discretion, or as otherwise provided in any applicable employment agreement between the Company and the relevant Participant.

(iv) In the event that any Award constitutes a “nonqualified deferred compensation ” under Section 409A of the Code and such Award is payable upon a Change of Control, then, notwithstanding any provision of the Plan to the contrary, if and to the extent required to comply with Section 409A of the Code, the Award shall not be paid upon the Change of Control unless the Company has undergone a “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of a corporation” within the meaning of Section 409A(a)(2)(A)(v) of the Code. In the event of a Change of Control that does not so qualify, the Award will nevertheless become fully vested upon the Change of Control and will be paid at the earliest time that is permitted under Section 409A of the Code.

(v) Notwithstanding any provision of the Plan to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to any Award as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on such Participant or for such Participant’s account in connection with an Award (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold such Participant harmless from any or all of such taxes or penalties.

(f) Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including, but not limited to, the effect on such Award of the death, disability or termination of employment or service of a Participant and the effect, if any, of such other events as may be determined by the Committee.

(g) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, shares, other types of equity-based awards (subject to stockholder approval if such approval is required) and cash incentive awards, and such arrangements may be either generally applicable or applicable only in specific cases.

(h) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained as a director, officer, employee or consultant of or to the Company or any Affiliate, nor shall it be construed as giving a Participant any rights to continued service on the Board. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or discontinue any directorship or consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(i) No Rights as Stockholder. No Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares. In connection with each grant of Restricted Shares, except as provided in the applicable Award Agreement, the Participant shall be entitled to the rights of a stockholder (including the right to vote) in respect of such Restricted Shares. Except as otherwise provided in Section 4(b), Section 7(c) or the applicable Award Agreement, no adjustments shall be made for dividends or distributions on (whether ordinary or extraordinary, and whether in cash, Shares, other securities or other property), or other events relating to, Shares subject to an Award for which the record date is prior to the date such Shares are delivered.

(j) Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.

(k) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(l) Other Laws; Restrictions on Transfer of Shares. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole and plenary discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole and plenary discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. Federal and any other applicable securities laws.

(m) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on one hand, and a Participant or any other Person, on the other. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or such Affiliate.

(n) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(o) Requirement of Consent and Notification of Election Under Section 83(b) of the Code or Similar Provision. No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code) or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award Agreement or by action of the Committee in writing prior to the making of such election. If an Award recipient, in connection with the acquisition of Shares under the Plan or otherwise, is expressly permitted under the terms of the applicable Award Agreement or by such Committee action to make such an election and the Participant makes the election, the Participant shall notify the Committee of such election within ten days of filing notice of the election with the IRS or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code or any other applicable provision.

(p) Requirement of Notification Upon Disqualifying Disposition Under Section 421(b) of the Code. If any Participant shall make any disposition of Shares delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions) or any successor provision of the Code, such Participant shall notify the Company of such disposition within ten days of such disposition.

(q) Headings and Construction. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof. Whenever the words “include”, “includes” or “including” are used in the Plan, they shall be deemed to be followed by the words “but not limited to”, and the word “or” shall not be deemed to be exclusive.

SECTION 10. Term of the Plan. (a) Effective Date. The Plan shall be effective as of the date of its adoption by the Board and approval by the Company’s stockholders.

(b) Expiration Date. No Award shall be granted under the Plan after the tenth anniversary of the date the Plan is approved by the Company’s stockholders under Section 10(a). Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award, shall nevertheless continue thereafter.

The form of proxy card on the following page will be distributed to all holders of record (as of the record date) of the Company’s Class A Common Stock and Class B Common Stock, voting together as a single class, with respect to (i) the election of eight directors to serve for the ensuing year or until their successors are duly elected and qualified; (ii) the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016; (iii) the adoption of the Second Amended and Restated 2008 Omnibus Incentive Compensation Plan and (iv) the advisory vote to approve named executive officer compensation.

DREAMWORKS

ANIMATION SKG

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on June 2, 2016.

Vote by Internet

Go to www.envisionreports.com/DWA

Or scan the QR code with your smartphone

Follow the steps outlined on the secure website

Vote by telephone

Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends that you vote for all nominees and “FOR” Proposal Numbers 2, 3 and 4.

1. Election of Directors: For Withhold For Withhold For Withhold +

01 - Jeffrey Katzenberg 02 - Harry Brittenham 03 - Thomas E. Freston

04 - Lucian Grainge 05 - Mellody Hobson 06 - Jason Kilar

07 - Michael Montgomery 08 - Mary A. Wilderotter

For Against Abstain For Against Abstain

2. PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016. 3. PROPOSAL TO ADOPT THE SECOND AMENDED AND RESTATED 2008 OMNIBUS INCENTIVE COMPENSATION PLAN

4. ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION.

B Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

1UPX

02CBOB

Important notice regarding the Internet availability of proxy materials for the DreamWorks Animation SKG, Inc. 2016 Annual Meeting of Stockholders.

The Proxy Statement and the 2015 Annual Report to Stockholders are available at:

http://www.envisionreports.com/DWA

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

DREAMWORKS

ANIMATION SKG

Proxy — DREAMWORKS ANIMATION SKG, INC.

Annual Meeting of Stockholders – June 2, 2016

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Jeffrey Katzenberg and Andrew Chang, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of DreamWorks Animation SKG, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders to be held June 2, 2016 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS AND “FOR” ITEMS 2, 3 AND 4.

(Continued and to be marked, dated and signed, on the other side)